                                                                    Exhibit 2(a)



MALLESONS STEPHEN JAQUES

Syndicated Facilities Agreement

Dated 13 September 2005

Lihir Gold Limited (ARBN 069 803 998) ("Borrower")
ABN AMRO Australia Limited (ACN 000 862 797) ("Security Trustee")
ABN AMRO Australia Limited (ACN 000 862 797) ("Facility Agent")
ABN AMRO Bank N.V. (Australia Branch) (ARBN 079 478 612) ("Arranger") The persons described in schedule 1 ("Initial Financiers")

MALLESONS STEPHEN JAQUES
Level 60
Governor Phillip Tower
1 Farrer Place
Sydney NSW 2000
Australia
T +61 2 9296 2000
F +61 2 9296 3999
DX 113 Sydney
www.mallesons.com
Ref: YC:GS:MYT

Syndicated Facilities Agreement
Contents

DETAILS                                                                       1
GENERAL TERMS                                                                 3

1       INTERPRETATION                                                        3
1.1     Definitions                                                           3
1.2     Rules for interpreting this document                                 21
1.3     Headings                                                             22
1.4     Business Day                                                         22
1.5     Rights and obligations several                                       23

2       THE FACILITY                                                         23
Part A - Revolving Credit Facility                                           23
2.1     Availability of the Revolving Credit Facility                        23
2.2     Borrower's right to draw an RCF Advance under the
        Revolving Credit Facility                                            23
2.3     Participation in RCF Advances                                        24
2.4     Payment of RCF Advances                                              24
2.5     Financiers' lending office                                           24
2.6     Purpose of the Revolving Credit Facility                             24
Part B - Gold Facility                                                       24
2.7     Availability of the Gold Facility                                    24
2.8     not used                                                             25
2.9     Borrower's Right to Request Delivery of the Gold Advance
        under the Gold Facility                                              25
2.10    Participation in the Gold Advance                                    25
2.11    Delivery and Conditions of the Gold Advance                          25
2.12    Financiers' lending office                                           26
2.13    Purpose of the Gold Facility                                         26

3       CONDITIONS PRECEDENT                                                 26
3.1     Conditions precedent to delivery of first Drawdown Notice            26
3.2     Conditions precedent to drawing of an RCF Advance or the Gold
        Advance                                                              26

4       INTEREST PERIODS AND INTEREST                                        26
4.1     Interest Periods and splitting or combining RCF Advances             26
4.2     Borrower may change Interest Periods in respect of an RCF
        Advance                                                              27
4.3     Adjustment of last day of Interest Periods                           27
4.4     Payment of interest and notification of Interest Rate                27
4.5     Interest on Unpaid Amounts                                           28
4.6     Further interest                                                     28
4.7     Accrual of interest                                                  28
4.8     Payment and capitalisation of Default Interest                       29
4.9     Obligation to pay or deliver unaffected                              29
4.10    Inability to determine LIBOR                                         29
4.11    Gold market disruption                                               29


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
5       FEES                                                                 30
5.1     Commitment fee                                                       30
5.2     Arranging fee, participation fee                                     30
5.3     Agency fee                                                           30
5.4     PRI premium                                                          30

6       REPAYMENT AND PREPAYMENT                                             31
Part A - Revolving Credit Facility                                           31
6.1     Final repayment of RCF Advances                                      31
6.2     Notice of prepayment of RCF Advances                                 31
6.3     Prepayment of RCF Advances                                           31
6.4     Minimum amount for prepayment of RCF Advances                        31
Part B - Gold Facility                                                       31
6.5     Re-delivery of the Gold Advance                                      31
6.6     Reduction of Gold Facility Limit and Financiers' Gold
        Commitments                                                          32
6.7     Notice of voluntary pre-delivery of the Gold Advance                 32
6.8     Voluntary pre-delivery of the Gold Advance                           33
6.9     Minimum Quantity for voluntary pre-delivery of the Gold
        Advance                                                              33
6.10    Effect of a voluntary pre-delivery of Gold                           33
6.11    Mandatory pre-delivery of the Gold Advance                           33
6.12    Effect of a Mandatory Gold Pre-delivery                              34

7       PAYMENTS AND DELIVERIES GENERALLY                                    34
7.1     Manner of payment or delivery                                        34
7.2     No set-off or withholding                                            35
7.3     Distribution by Facility Agent                                       35
7.4     Distribution of actual receipts                                      35
7.5     Effect of payment to Facility Agent                                  36
7.6     Order of distribution                                                36
7.7     Grossing up                                                          36
7.8     Currency of payment                                                  38
7.9     Indirect Tax gross up                                                38
7.10    Refund                                                               39

8       CANCELLATION                                                         39
8.1     Cancellation of Total RCF Commitments                                39
8.2     Cancellation notice                                                  39
8.3     Proportional reductions                                              40

9       REPRESENTATIONS AND WARRANTIES                                       40
9.1     Representations and warranties                                       40
9.2     Reliance on representations and warranties                           42
9.3     Repetition of representations and warranties                         42

10      UNDERTAKINGS                                                         43
10.1    General undertakings                                                 43
10.2    Budget and negative undertakings                                     45
10.3    Reporting undertakings                                               49
10.4    PRI top-up undertaking                                               50
10.5    Cost-to-Complete test                                                51


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
11      BANK ACCOUNTS                                                        52
11.1    Maintaining bank accounts                                            52
11.2    Opening of Off-shore Secured Accounts                                52
11.3    Operation of Off-shore Secured Accounts                              52
11.4    Off-shore Accounts                                                   53
11.5    Insurance Account                                                    55
11.6    Distribution Accounts                                                55
11.7    Onshore Account                                                      56
11.8    General provisions for accounts                                      56
11.9    Authorised Investments                                               57
11.10   Resignation and removal                                              57
11.11   Transfer of accounts                                                 57
11.12   Unallocated Bullion Account                                          57
11.13   Operation of Unallocated Bullion Account                             58
11.14   Unallocated Bullion Account                                          58

12      DEFAULT AND REVIEW EVENTS                                            59
12.1    Events of Default                                                    59
12.2    Consequences of an Event of Default                                  62
12.3    Review Events                                                        62
12.4    Conversion of Gold Outstandings                                      63

13      INCREASED COSTS AND ILLEGALITY                                       64
13.1    Increased costs                                                      64
13.2    Consequences of increased cost                                       65
13.3    Prepayment following increased cost                                  65
13.4    Effect of notice following increased cost                            65
13.5    Illegality                                                           66
13.6    Termination of Financier's obligations                               66
13.7    Prepayment before illegality                                         66
13.8    Prepayment following illegality                                      66

14      COSTS AND CURRENCY INDEMNITY                                         67
14.1    Costs                                                                67
14.2    Currency indemnity                                                   68
14.3    Certificate                                                          68

15      FACILITY AGENT, ARRANGER AND INDEPENDENT ENGINEER                    69
15.1    Appointment of Facility Agent                                        69
15.2    Nature of relationship                                               69
15.3    Instructions from Majority Financiers                                70
15.4    Information to and consultation with Financiers                      71
15.5    Occurrence of default                                                72
15.6    Receipts and business activities of Facility Agent, Arranger
        and Financiers                                                       72
15.7    Performance of Facility Agent's obligations                          73
15.8    Facility Agent may rely on certain matters                           74
15.9    Facility Agent may assume certain matters                            74
15.10   Offices of Financiers                                                74
15.11   Identity of Financiers                                               74
15.12   Protection of the Facility Agent and the Arranger                    74
15.13   Facility Agent not responsible for monitoring                        75
15.14   Information concerning Borrower                                      76


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
15.15   Borrower not concerned with Facility Agent's authority               76
15.16   Facility Agent indemnified by Financiers                             76
15.17   Facility Agent or Arranger as Financier                              77
15.18   Change of Facility Agent                                             77
15.19   Independent Engineer                                                 78

16      REDISTRIBUTION OF PAYMENTS BETWEEN FINANCIERS                        79
16.1    Notice of direct receipts                                            79
16.2    Redistribution of excess payments                                    79
16.3    Reimbursement following clawback                                     80
16.4    Borrower remains liable                                              80
16.5    Failure of ali Financiers to join in litigation                      80
16.6    Claims paid under the political risk insurance policy                81

17      ASSIGNMENTS AND SUBSTITUTIONS                                        81
17.1    Successors and assigns                                               81
17.2    Assignment by Borrower                                               81
17.3    Assignment of rights by Financier                                    81
17.4    Substitution by Financier                                            81
17.5    Procedure for substitution                                           82
17.6    Consequences of substitution                                         83
17.7    not used                                                             83
17.8    Disclosure                                                           83
17.9    No grossing up or increased costs in certain circumstances           84
17.10   Multipartite substitutions                                           84
17.11   Political risk insurer                                               84
17.12   Costs                                                                84

18      AMENDMENTS AND WAIVERS                                               85
18.1    Agreement of Majority Financiers                                     85
18.2    Agreement to all Financiers                                          85
18.3    Waiver generally                                                     86

19      CONFIDENTIALITY                                                      86
19.1    Non-disclosure                                                       86
19.2    Limitation of access                                                 87
19.3    Disclosure requirement                                               87
19.4    Confidentiality between roles                                        87

20      NOTICES                                                              88
20.1    Method of giving notices                                             88
20.2    Time of receipt                                                      88
20.3    Address for notices                                                  88
20.4    Electronic transmission of notice                                    88

21      LAW AND JURISDICTION                                                 89
21.1    Governing law                                                        89
21.2    Submission to jurisdiction                                           89
21.3    Service                                                              89

22      GENERAL                                                              90
22.1    Set-off                                                              90
22.2    Facility Agent's statement                                           90
22.3    Severability                                                         90


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
22.4    Exercise of Rights                                                   90
22.5    Waiver and variation                                                 91
22.6    Supervening legislation                                              91
22.7    Remedies cumulative                                                  91
22.8    Indemnities                                                          91
22.9    Counterparts                                                         91
22.10   Attorneys                                                            91

SCHEDULE 1 - DETAILS OF FINANCIERS                                           92
SCHEDULE 2 - CONDITIONS PRECEDENT                                            97
SCHEDULE 3 - PART 1 DRAWDOWN NOTICE RCF ADVANCE                              99
SCHEDULE 3 - PART 2 DRAWDOWN NOTICE GOLD ADVANCE                            100
SCHEDULE 4 - NOTICE OF VARYING INTEREST PERIOD                              101
SCHEDULE 5 - SUBSTITUTION CERTIFICATE                                       102
SCHEDULE 6 - LOAN LIFE COVER RATIO                                          110
SIGNING PAGE                                                                111


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Syndicated Facilities Agreement

Details

INTERPRETATION - Definitions are in clause 1.1 ("Definitions")

                 BORROWER, SECURITY TRUSTEE, FACILITY AGENT, ARRANGER AND
PARTIES          INITIAL FINANCIERS
-------          --------------------------------------------------------
BORROWER         Name        LIHIR GOLD LIMITED

                 ARBN        069 803 998

                 Address     Level 7
                             Pacific Place
                             Cnr Champion Parade and Musgrave Street
                             Port Moresby
                             Papua New Guinea

                 Fax +67 5 321 4705 (General Manager Financial and Commercial and Chief Financial Officer)

                 Attention   General Manager Financial and Commercial
                             and Chief Financial Officer

SECURITY         Name        ABN AMRO AUSTRALIA LIMITED
TRUSTEE
                 ABN         78 000 862 797

                 Address     Level 26, ABN AMRO Tower
                             88 Phillip Street
                             Sydney NSW 2000

                 Fax         +61 2 8259 5499

                 Attention   Margaret Martin

FACILITY AGENT   Name        ABN AMRO AUSTRALIA LIMITED

                 ABN         78 000 862 797

                 Address     Level 26, ABN AMRO Tower
                             88 Phillip Street
                             Sydney NSW 2000

                 Fax         +61 2 8259 5499

                 Attention   Margaret Martin


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
ARRANGER         Name        ABN AMRO BANK N.V. (AUSTRALIA BRANCH)

                 ARBN        079 478 612

                 Address     Level 26, ABN AMRO Tower
                             88 Phillip Street
                             Sydney NSW 2000

                 Fax         +61 2 8259 5411

                 Attention   Erwin Elstermann

INITIAL          Each person listed in schedule 1
FINANCIERS

DATE OF          See Signing page
AGREEMENT


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Syndicated Facilities Agreement

General terms

1    INTERPRETATION

1.1  DEFINITIONS

     ACCESS INFORMATION means all user identifiers, passwords or other information necessary for access to the secure website contemplated under clause 20.4 ("Electronic transmission of notice").

     ACCOUNT BANK means Commonwealth Bank of Australia (ACN 123 123 124) or such other bank or financial institution appointed in accordance with clause 11 ("Bank accounts").

     ACCOUNTING STANDARDS means all accounting standards or principles that are required to be complied with by any law of PNG and International Financial Reporting Standards.

     ACCOUNTS means, for a period, a profit and loss statement and statement of cash flows for that period, and a balance sheet as at the end of that period, together with any notes to them and any statement or report that is required by applicable law to be prepared in relation to them.

     ADVANCE means the Gold Advance or an RCF Advance, or both as the context may require.

     APPROVED PURPOSE means:

     (a) in respect of the Gold Facility (and following the sale of the Gold drawn down under the Gold Advance in accordance with clause 2.13):

          (i) the refinancing of the Refinanced Corporate Facility in an amount not exceeding US$50,000,000;

          (ii) the close-out or funding of the restructure of any Hedging Contracts with Existing Financiers that are in existence at the date of this agreement estimated to be US$60,000,000 (being the amount calculated at a Gold spot price of US$435 per Ounce) as adjusted by agreement between the Borrower and the Facility Agent to reflect any fluctuation in the Gold spot price;

          (iii) the funding of Costs incurred by the Borrower in connection with the Facilities; and

          (iv) the balance, denominated in US Dollars, to be placed into an Off-shore Account to fund costs associated with the Flotation Plant Expansion and associated mining equipment; and


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     (b)  in respect of the Revolving Credit Facility, the general working capital requirements of the Borrower which, for the avoidance of doubt, excludes:

          (i)  the items described in paragraphs (a)(i) - (iv) above; and

          (ii) any capital expenditure associated with the Geothermal Power Plant Expansion.

     ARRANGER means ABN AMRO Bank N.V. (Australia Branch) (ARBN 079 478 612).

     AUTHORISATION means any approval, authorisation, consent, exemption, filing, licence, notarisation, registration or waiver, however described, and any renewal or variation of any of them.

     AUTHORISED DISBURSEMENTS means in relation to the Borrower:

     (a) the Borrower's operating expenses for the Project and all other corporate and related expenses of the Borrower, including without limitation:

          (i)  amounts payable under project agreements;

          (ii) expenses on exploration (non-mining lease exploration expenditure to be capped at US$1,000,000 per annum);

          (iii) royalties;

          (iv) research and development costs incurred in connection with the investigation and trial of alternative ore treatment options not exceeding US$1,000,000 per annum;

          (v) loans to local inhabitants of Lihir Island to assist in business or community affairs; and

          (vi) other amounts incurred in connection with the operation and maintenance of the Project;

     (b)  the Borrower's Mine Capital Expenditure;

     (c)  the Borrower's Expansion Capital Expenditure;

     (d)  Hedging Payments to be made by the Borrower;

     (e) all payments required to be made by the Borrower in respect of Financial Indebtedness referred to in clauses 10.2(f)(i), (iii), (v),
          (vi), (vii) and (ix) ("Financial Indebtedness") provided that aggregate payments in respect of the Financial Indebtedness referred to in clause 10.2(f)(vii) ("Financial Indebtedness") do not exceed US$1,500,000 per annum;

     (f)  Taxes; and


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     (g)  any other amounts agreed with the Facility Agent (acting on the instructions of the Majority Financiers).

     AUTHORISED INVESTMENT means:

     (a) an obligation of any person whose short term unsecured obligations, at the date of purchase are rated at least A1 by Standard and Poor's or P1 by Moody's Investor Services so long as the obligation is repayable within 365 days; and

     (b) an obligation of any person which is repayable within 365 days if that obligation is guaranteed by an entity whose short term unsecured obligations are rated at least A1 by Standard and Poor's or P1 by Moody's Investor Services; and

     (c) where the Authorised Investment is denominated in Kina and made out of proceeds in the Onshore Account, an obligation of, or guaranteed by, the government of Papua New Guinea and repayable within 365 days or an obligation, of any of the following institutions which is repayable within 365 days:

          (i)  Westpac Bank - PNG - Limited;

          (ii) Bank South Pacific Limited;

          (iii) Australian & New Zealand Banking Group (PNG) Ltd;

          (iv) any other bank acceptable to the Facility Agent.

     AUTHORISED REPRESENTATIVE means:

     (a)  in respect of any Financier:

          (i) any company secretary or director of that Financier or any officer of that Financier whose title or office includes the word "manager" or "director"; or

          (ii) any person acting with any such title or in any such office; or

          (iii) any person or a person holding any position nominated by or on behalf of that Financier as an Authorised Representative by notice to the Facility Agent and the Borrower; and

     (b) in respect of the Borrower, any person nominated by or on behalf of the Borrower as an Authorised Representative by notice signed by a director of the Borrower to the Facility Agent, the notice being accompanied by and certifying the correctness of a copy of the signature of any person so nominated.

     BASE CASE means the base case model to be produced by the Borrower pursuant to clause 10.2(b) ("Base Case").

     BUSINESS DAY means:


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     (a)  for determining when a notice, consent or other communication is given, a day that is not a Saturday, Sunday or public holiday in the place to which the notice, consent or other communication is sent;

     (b) for any purpose involving US Dollars (including in relation to a payment or delivery to be made in, or a transaction or calculation), a day (other than a Saturday, Sunday or public holiday) on which banks and foreign exchange markets are open for general banking business in Sydney, in New York and London; and

     (c) for any other purpose a day (other than a Saturday, Sunday or public holiday) on which banks are open for general banking business in Sydney or London.

     CALCULATION DATE means 30 June and 31 December in each year prior to the Repayment Date commencing on and from 31 December 2007.

     CALCULATION PERIOD means, for each Calculation Date, the period of 12 months ending on the Calculation Date with the first Calculation Date being 31 December 2007.

     CONTROLLER means a receiver, receiver and manager or administrator.

     COSTS includes costs, charges and expenses, including those incurred in connection with advisers.

     CP SATISFACTION DATE means the date that the Facility Agent notifies the Borrower and the Initial Financiers that it is satisfied that the conditions precedent to the first Drawdown Notice have been satisfied in accordance with clause 3.1 ("Conditions precedent to delivery of first Drawdown Notice").

     CURRENT DOLLAR VALUE means, with respect to a quantity of Gold on any Business Day, the value in US Dollars of such quantity of Gold loco London determined by multiplying such quantity of Gold (in Ounces) by the London Gold Price on that Business Day.

     DEBT SERVICE COVER RATIO means in respect of any Calculation Period, the ratio of:

     (a)  Project Cashflow for the period (as at the Calculation Date); to

     (b)  Debt Service Payments for the period,

     each calculated on the basis of the latest accounts for that period.

     DEBT SERVICE PAYMENTS means, at any time, in respect of any Calculation Period the sum of:

     (a) all interest expense, PRI expense and any other amounts in the nature of interest or borrowing charges paid or which, in accordance with current accounting practice are or would be regarded as payable or incurred by the Borrower during that period; and


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     (b)  in relation to the Gold Facility, the sum of the Current Dollar Values
          as at each relevant Interest Payment Date, fee payment date or other payment date, of all Gold interest or fees (in Ounces) delivered or which in accordance with current accounting practice would be regarded as deliverable or incurred by the Borrower during that period on such dates; and

     (c) in relation to the Gold Facility, the sum of the Current Dollar Values as at each Gold Repayment Date, of all quantities of Gold (in Ounces) re-delivered or which were required to be re-delivered by the Borrower during that period on such dates (other than any voluntary pre-deliveries under clause 6.7 ("Notice of voluntary pre-delivery of the Gold Advance"), Mandatory Gold Pre-deliveries under clause 6.11 ("Mandatory pre-delivery of the Gold Advance") and voluntary prepayments of Gold following increased costs under clause 13.3 ("Prepayment following increased cost").

     DEED OF CHARGE (EXISTING AUSTRALIAN ASSETS) means the deed of charge (existing Australian assets) dated 22 November 2000 between the Borrower and the Security Trustee.

     DEED OF CHARGE (FUTURE AUSTRALIAN ASSETS) means the deed of charge (future Australian assets) dated 22 November 2000 between the Borrower and the Security Trustee.

     DEFAULT INTEREST PERIOD means, for any Unpaid Amount, a period of 30 days beginning on the day on which the Unpaid Amount fell due for payment or delivery or re-delivery, as the case may be, or on the last day of a preceding Default Interest Period.

     DEFAULT RATE means, for each Default Interest Period, the rate per annum which is the sum of:

     (a)  two per cent; and

     (b) the applicable Interest Rate determined as if the Unpaid Amount were an RCF Advance or the Gold Advance, as the case may be, for that Default Interest Period.

     DISTRIBUTION means any dividend, return of capital or other payment in respect of shares of the Borrower or any interest, principal, commission, costs, expenses or other payment in respect of any Subordinated Debt or any other Financial Indebtedness owed to any related body corporate.

     DISTRIBUTION ACCOUNTS has the meaning given to it in clause 11.6 ("Distribution Accounts").

     DRAWDOWN DATE means the date on which an Advance is or is proposed to be provided to the Borrower.

     DRAWDOWN NOTICE means:

     (a) for an RCF Advance, a notice substantially in the form set out in part 1 of schedule 3 ("Drawdown Notices"); or


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     (b)  for the Gold Advance, a notice substantially in the form of part 2 of schedule 3 ("Drawdown Notices").

     EMMP means the Borrower's Environmental Management and Monitoring Plan applicable to the Project as amended from time to time.

     EVENT OF DEFAULT means any of the events or circumstances described in clause 12.1 ("Events of Default").

     EXCESS PROJECT CASHFLOW means, on any Calculation Date, the amount of any excess cash constituted by the aggregate of:

     (a)  the credit balances of the Off-shore Accounts; and

     (b)  the value of Authorised Investments held by the Borrower,

     on that Calculation Date, providing a Liquidity Level of at least US$15,000,000 is maintained.

     EXCLUDED TAX means a Tax on net income in any jurisdiction, other than:

     (a) a Tax that is calculated on or by reference to the gross amount of any payment derived or quantity of Gold received by a party under this agreement or the transactions that this agreement contemplates; or

     (b) a Tax that is imposed because a party is regarded as being subject to tax in a jurisdiction solely because it is a party to this agreement or because it is participating in the transactions that this agreement contemplates.

     EXISTING FINANCIER means ABN AMRO Australia Limited (ABN 78 000 862 797) / ABN AMRO Bank N.V. (Australia Branch) (ARBN 079 478 612), Commonwealth Bank of Australia (ACN 123 123 124), Societe Generale Australia Branch (ARBN 092 516 286) and Macquarie Bank Limited (ACN 008 583 542).

     EXPANSION CAPITAL EXPENDITURE means capital expenditure required or desirable to complete major projects approved by the board of directors of the Borrower including but not limited to:

     (a)  the Flotation Plant Expansion,

     (b) acquisition of additional mining equipment associated with the Flotation Plant Expansion; and

     (c)  the Geothermal Power Plant Expansion.

     FACILITY means the Revolving Credit Facility and the Gold Facility, or both as the context may require.

     FEE LETTER means the fee letter between the Facility Agent and the Arranger (on the one hand) and the Borrower (on the other) dated on or about the date of this agreement.


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     FINANCE DEBT means all Financial Indebtedness (including the Facility)
     which is not subordinated, whether actual or contingent, of the Borrower other than Limited Recourse Debt.

     FINANCIAL INDEBTEDNESS means any indebtedness, present or future, actual or contingent, in respect of money borrowed or raised, or Gold borrowed, as the case may be (including giving guarantees and indemnities) except any liability incurred by the Borrower in respect of a Hedging Contract.

     FINANCIERS means any person named as Financier from time to time under this agreement and being as at the date of this agreement, the Initial Financiers, and includes, at any time thereafter, any New Financiers.

     FLOTATION PLANT EXPANSION means the design, construction and commissioning of a 3 million tonne per annum flotation processing facility at the Project and related matters as set out in the Bankable Feasibility Study dated April 2005 as included in the Information Memorandum and approved by the board of directors of the Borrower.

     FORCE MAJEURE means:

     (a) war, whether declared or undeclared, revolution or act of public enemies;

     (b)  riot, civil commotion or disturbance;

     (c) strike or lockout or stoppage or ban or limitation on work or restraint of labour whether at the Project or otherwise;

     (d) act or restraint of any governmental or semi-governmental or other public or statutory body of PNG;

     (e)  serious or significant interruption of transport; or

     (f) any other cause not reasonably within the control of the Borrower, the Facility Agent or the Financier, as the case may be.

     GEOTHERMAL POWER PLANT EXPANSION means the 20 megawatt expansion of geothermal power capacity at the Project as approved by the board of directors of the Borrower in April 2005.

     GOFO means, for an Interest Period:

     (a) the rate determined by the Facility Agent to be the arithmetic mean of the offered rates displayed on the Reuters screen page GOFO at or about 11 am (London time) on the second Business Day before that Interest Period for a term equivalent to that Interest Period for the value date which is the first day of that Interest Period;

     (b) where in the reasonable opinion of the Facility Agent there is no or is no longer a Reuters screen page appropriate for forward bullion rates, the Facility Agent may specify another publicly available page and the rate will be determined from that page in the same manner; or

     (c)  if:


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                               12 September 2005

          (i) for any reason there are no rates displayed for a term equivalent to that Interest Period; or

          (ii) the basis on which those rates are displayed is changed and in the reasonable opinion of the Facility Agent those rates cease to reflect the Financiers' cost of funding to the same extent as at the date of this agreement, then GOFO will be the rate determined by the Facility Agent to be the arithmetic mean of the offer rates quoted to it by three leading London Bullion Dealers selected by it at or about 11.00am (London time) two Business Days before that Interest Period for the forward purchases of Gold for a term comparable to that Interest Period. Each arithmetic mean will be rounded up, if necessary, to the nearest 4 decimal places.

     GOLD means gold bars or unallocated gold complying with the rules of the LBMA relating to good delivery and fineness from time to time in effect.

     GOLD ACCOUNT BANK means N.M. Rothschild & Sons (Australia) Ltd in Australia or such other banks or financial institutions with whom the Unallocated Bullion Account is maintained.

     GOLD ADVANCE means the quantity of Gold to be delivered or intended to be advanced to the Borrower pursuant to a Drawdown Notice under the Gold Facility.

     GOLD AVAILABILITY PERIOD means the period commencing on the CP Satisfaction Date and ending on the date three months after the CP Satisfaction Date.

     GOLD BASE RATE in relation to an Interest Period for a Gold Advance, means the rate determined by the Facility Agent (acting on behalf of the Financiers) as being LIBOR minus GOFO for that Interest Period.

     GOLD COMMITMENT means, for each Financier, the quantity of Gold set out against its name in schedule 1 ("Details of Financiers") or, if acquired under a Substitution Certificate, the quantity of Gold set out in that Substitution Certificate, as reduced under this agreement.

     GOLD FACILITY means the gold loan facility made available to the Borrower by the Financiers under clause 2.7 ("Availability of the Gold Facility") under which the Gold Advance may be requested.

     GOLD FACILITY LIMIT means 480,000 Ounces of Gold.

     GOLD FACILITY PROPORTION means, for any Financier at any time, the proportion which its Gold Commitment at that time bears to the Total Gold Commitment at that time.

     GOLD OUTSTANDINGS means at any time and from time to time the quantity of Gold to be delivered or re-delivered or, as the case may be, the amount equal to the Current Dollar Value of Gold to be delivered or re-delivered, to the Facility Agent (for and on behalf of the Financiers) under the Gold Facility and (in either case) any interest, fees and other amounts due and payable by


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                               12 September 2005
     the Borrower (whether in Gold or cash) to the Facility Agent for the account of the Financiers.

     GOLD REDUCTION has the meaning given to it in clause 6.5 ("Re-delivery of the Gold Advance").

     GOLD REPAYMENT DATE means each date specified in the table set out below clause 6.5 ("Re-delivery of the Gold Advance").

     GOVERNMENT AGENCY means a government or government department, a governmental, semi-governmental, fiscal, monetary or supervisory authority or judicial person or a person (whether autonomous or not) charged with the administration of any applicable law.

     HEDGE PARTY means any counterparty that has entered into a Hedging Contract with the Borrower.

     HEDGING CONTRACT means any agreement setting out the terms and conditions of a gold price hedging agreement including forward purchase and sale contracts, any options, any lease rate swaps or any other derivative or gold price risk hedging agreement entered into by the Borrower. It includes any master agreement and any confirmations given under it.

     HEDGING PAYMENTS means payments by or to the Borrower under any Hedging Contract entered into by the Borrower and which are within the scope of the Hedging Policy and clause 10.2(d) ("maximum hedging").

     HEDGING POLICY means the document entitled "Lihir Gold Limited Hedging Policy and Practices" dated 31 December 2004 as amended by the board of directors of the Borrower from time to time.

     IMMEDIATELY AVAILABLE FUNDS means a bank cheque, telegraphic transfer, electronic funds transfer or any other immediately available funds received during normal banking hours.

     INDEPENDENT ENGINEER means SRK Consulting or such other consultant appointed in accordance with clause 15.19 ("Independent Engineer").

     INDIRECT TAX means any goods and services tax, consumption tax, value added tax or any tax of a similar nature under any law of any jurisdiction.

     INFORMATION MEMORANDUM means the Information Memorandum dated June 2005 prepared by the Borrower and the Arranger in relation to the Facility.

     INSURANCE ACCOUNT has the meaning given to it in clause 11.2 (b) ("Opening of Off-shore Secured Accounts").

     INTEREST PAYMENT DATE means, for an Interest Period, the last day of that Interest Period.

     INTEREST PERIOD means, for an RCF Advance or the Gold Advance, a period determined in accordance with clause 4 ("Interest Periods and interest").

     INTEREST RATE means:


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                               12 September 2005

     (a)  in respect of an RCF Advance, the rate per annum which is the sum of:

          (i)  LIBOR applicable to that RCF Advance; and

          (ii) the Margin; and

     (b) in respect of the Gold Advance, the rate per annum which is the sum of:

          (i)  the Gold Base Rate applicable to the Gold Advance; and

          (ii) the Margin.

     KINA means the lawful currency of PNG.

     LBMA means The London Bullion Market Association or any successor body.

     LIBOR means, for an Advance, the rate per cent per annum which is determined by the Facility Agent to be the arithmetic mean (rounded upwards, if necessary, to four decimal places) of the offered rates for deposits in US Dollars for a period comparable to the Interest Period for that Advance which appear on the Reuters monitor system page "LIBOR O1" (or any page which replaces that page) at about 11:00 AM (London time) two Business Days before the first day of that period PROVIDED THAT:

     (a) if such rate does not appear on Reuters monitor system page "LIBOR 01" (or any page which replaces that page) at that time, then LIBOR shall be the arithmetic mean (rounded upwards, if necessary, to four decimal places) of the respective rates per cent per annum, as notified to the Facility Agent, at which the principal London offices of the LIBOR Reference Banks are offering deposits in US Dollars in amounts of not less than US$1,000,000 to prime banks in the London inter-bank market for a period comparable to the Interest Period for that Advance at or about 11:00 AM (London time) two Business Days before the first day of that period;

     (b) if less than all but more than one of the LIBOR Reference Banks quote such a rate then LIBOR shall be determined on the basis of those rates quoted; and

     (c) if only one or none of the LIBOR Reference Banks quotes such a rate then LIBOR in relation to each Financier shall be the rate certified by that Financier to the Facility Agent (which certification shall be conclusive in the absence of manifest error) to be that Financier's cost of funds in relation to its provision of its portion of that Advance.

     LIBOR REFERENCE BANKS means three leading banks in the London interbank market to be agreed from time to time between the Borrower and the Facility Agent.

     LIHIR GOLD OFFSHORE CHARGE means the deed of charge dated on or about the date of this agreement between the Borrower and the Security Trustee under which the Borrower grants security over its assets located outside PNG.


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                               12 September 2005

     LIHIR GOLD DEED OF SECURITY (PNG) 2005 means the deed of charge dated on or about the date of this agreement between the Borrower and the Security Trustee under which the Borrower grants security over its assets in PNG.

     LIHIR GOLD MORTGAGE OF BULLION ACCOUNT means the mortgage dated on or about the date of this agreement between the Borrower and the Security Trustee under which the Borrower grants security over the Unallocated Bullion Account.

     LIFE OF MINE PLAN or LMP means the annual life of mine plan to be produced by the Borrower pursuant to clause 10.2(a) ("life of mine plan").

     LIMITED RECOURSE DEBT means Financial Indebtedness under which recourse to the Borrower is limited to security over Released Non-Project Assets and which is otherwise non-recourse to the Borrower generally or to any Project Asset.

     LIQUIDITY LEVEL means, at any time, the aggregate of:

     (a)  the credit balance in the Off-shore Accounts;

     (b)  the value of the Authorised Investments; and

     (c)  the Undrawn Commitment for the Revolving Credit Facility.

     LOAN LIFE COVER RATIO means the ratio set out in schedule 6 ("Loan Life Cover Ratio").

     LONDON A.M. FIX means on any day, the price per Ounce in US Dollars collectively fixed by the London Bullion Dealers in the morning (London time) on that day.

     LONDON BULLION DEALER means any LBMA Market Maker or such other bullion dealers in London nominated by the Facility Agent from time to time.

     LONDON GOLD PRICE means on any day, the London A.M. Fix unless such day is not a Business Day in which case the London Gold Price will be the next London A.M. Fix.

     MAJORITY FINANCIERS means, at any time, Financiers whose aggregate RCF Commitments at that time exceed 66 per cent of the Total RCF Commitment at that time or, if the Total RCF Commitment has been reduced to zero, Financiers to whom an aggregate amount exceeding 66 per cent of the Principal Outstanding at that time is owed.

     MANAGEMENT TRANSITION PLAN means the document entitled the "Lihir Gold Transition Plan Document" as presented to and approved by the board of directors of the Borrower in January 2005.

     MANDATORY GOLD PRE-DELIVERY has the meaning given in clause 6.11 (a) ("Mandatory pre-delivery of the Gold Advance").

     MARGIN means 1.90% per cent per annum, which for the avoidance of doubt excludes the cost of PRI.


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                               12 September 2005

     MATERIAL ADVERSE EFFECT means a material adverse effect either on the ability of the Borrower to meet its payment or delivery obligations under any of the Transaction Documents or on the value of the assets secured by the Security Documents (other than through mining operations, as contemplated by the current LMP).

     MINE CAPITAL EXPENDITURE means capital expenditure required or desirable:

     (a) to maintain the planned production capacity of the Project as contemplated under the current LMP; and

     (b)  to satisfy present or future governmental or legislative requirements.

     MINING DEVELOPMENT CONTRACT means the Mining Development Contract dated 17 March 1995 between PNG and the Borrower.

     MORTGAGES means the mortgages dated on or about 22 November 2000 granted by the Borrower in favour of the Security Trustee over, among other things, the agricultural lease of the land known as Londolovit Plantation in the Province of New Ireland, PNG.

     NEW FINANCIER means a financial institution or a Political Risk Insurer which becomes a Financier under clause 17 ("Assignments and substitutions").

     NOMINATED E-MAIL ADDRESS means any e-mail address notified to the Facility Agent in writing at least 5 days before any e-mail is sent by the Facility Agent or notice posted on the website contemplated under clause 20.4 ("Electronic transmission of notice").

     NON-CONFORMING GOLD has the meaning given to it in clause 14.1(j)
     ("Costs").

     NON-FINANCIER HEDGE SCHEDULE means the delivery schedule of Hedge Contracts in place at the date of this agreement between the Borrower and the Hedge Parties which are not Financiers or a related body corporate of a Financier.

     NON-PROJECT CASHFLOW means, in respect of any period, monies received or (to the extent it relates to future periods) to be received by the Borrower, as the case may be, which is not related to or derived from or in connection with the Project or Project Assets (including any borrowings or any other cash or revenue arising from or relating to Released Non-Project Assets and/or the proceeds of any permitted capital raising).

     OFF-SHORE ACCOUNT has the meaning given to it in clause 11.2 ("Opening of Off-shore Secured Accounts").

     OFF-SHORE CHARGE means the deed of charge dated 22 November 2000 between the Borrower and the Security Trustee under which the Borrower granted security over its assets located outside PNG and Australia.

     OFF-SHORE SECURED ACCOUNTS has the meaning given to it in clause 11.2 ("Opening of Off-shore Secured Accounts").


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                               12 September 2005

     ONSHORE ACCOUNT has the meaning given to it in clause 11.7 ("Onshore Account").

     OUNCE means a troy ounce of Gold.

     PERMITTED DISTRIBUTION has the meaning given to it in clause 11.4(d) ("Offshore Accounts").

     PERMITTED DIVIDEND has the meaning given to it in clause 11.4(e) ("Off-shore Accounts").

     PERMITTED DIVIDEND PAYMENT DATE has the meaning given to it in clause 11.4(e) ("Off-shore Accounts").

     PERMITTED INTEREST PERIOD means:

     (a) for the Revolving Credit Facility, at the option of the Borrower, 1, 2, 3 or 6 months or such other period as may be approved by the Facility Agent;

     (b) for the Gold Facility, Quarters or a shorter period ending on the next Quarter Day or such other period as may be approved by the Facility Agent.

     PERMITTED SECURITY INTEREST means:

     (a)  the Security Documents;

     (b)  a lien or right of set-off arising by operation of law;

     (c) any Security Interest which existed over any Project Assets prior to its acquisition provided that the amount secured is not increased;

     (d) any Security Interest over any Authorised Investments which are Project Assets in favour of a clearing house or custody system within which such Authorised Investments are held (provided the Security Interest is not being provided as part of raising any Financial Indebtedness);

     (e) deposits or pledges to secure contracts which are Project Assets in the ordinary course of business;

     (f) any Security Interest which is a right of title retention in connection with the acquisition of goods or equipment which are, or will be, Project Assets, in the ordinary course of business;

     (g) any Security Interest over or in respect of a Project Asset which has been requested by the Borrower and approved by the Security Trustee; and

     (h)  any Security Interest over or in respect of a Released Non-Project
          Asset.

     PERMITTED WITHDRAWAL has the meaning given in clause 11.4(f) ("Off-shore Accounts").


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                               12 September 2005

     PNG means The Independent State of Papua New Guinea.

     PNG CHARGE means the deed entitled Lihir Gold Deed of Security (PNG) dated 22 November 2000 between the Borrower and the Security Trustee under which the Borrower granted security over its assets in PNG.

     POLITICAL RISK INSURER means any person who provides political risk insurance in respect of the Facility.

     POTENTIAL EVENT OF DEFAULT means any event or circumstance which, with the passage of time or the giving of notice or both would become an Event of Default.

     PRI means the political risk insurance policy in connection with this agreement taken out by the Financiers dated on or around the first Drawdown Date and such other top-up policy as may be effected in compliance with clause 10.4 ("PRI top-up undertaking").

     PRI COVER SHORTFALL AMOUNT has the meaning given in clause 10.4(f) ("PRI top-up undertaking").

     PRI LIMIT has the meaning given in clause 10.4 ("PRI top-up undertaking").

     PRINCIPAL OUTSTANDING means:

     (a) in respect of any RCF Advance at any time, the principal amount outstanding at that time of that RCF Advance; and

     (b) in respect of the Gold Advance at any time, the principal quantity of Gold outstanding at that time of the Gold Advance.

     PRI PREMIUM means the rate of premium payable in respect of PRI in relation to the Facility from time to time.

     PROJECT means the Lihir Gold Mine and its related processing facilities and infrastructure.

     PROJECT ASSETS means any present or future asset, property, revenue, cash, contract or any other thing which relates to, or arises in connection with, the Project and excludes Released Non-Project Assets.

     PROJECT CASHFLOW means, in respect of any Calculation Period:

     (a) monies received or (to the extent it relates to future periods) receivable by the Borrower, as the case may be, in relation to or derived from or in connection with the Project or Project Assets, (including monies received by the Borrower as repayment of loans the Borrower has made to local inhabitants as Authorised Disbursements, but excluding monies received or receivable into a Distribution Account, drawings under the Facility, proceeds of equity and loans and third party liability insurance proceeds); plus

     (b) the items described in paragraphs (b) and (c) of the definition of Debt Service Payments; less


(C) Mallesons Stephen Jaques   Syndicated Facilities Agreement                16
                               12 September 2005

     (c) the items described in paragraphs (a), (b), (c), (d), (f) and to the extent agreed by the Facility Agent for financial ratio calculation purposes, (g) of the definition of Authorised Disbursements, calculated on the basis of the latest accounts for that period where that period has ended or in the case of future periods which have not occurred, on the basis of the Borrower's good faith and reasonable estimates as set out in the current Base Case.

     PROJECT DOCUMENTS means:

     (a)  the Mining Development Contract;

     (b)  the Leases (as defined in the Security Trust Deed); and

     (c) any document so designated and agreed in writing by the Facility Agent and the Borrower.

     PROVEN AND PROBABLE RESERVES means the Project's "Proved Reserves" and "Probable Reserves" as construed, reported and calculated in accordance with the Australasian Code for Reporting of Exploration Results, Mineral Resources and Ore Reserves (the "JORC Code"), 2004 edition (as amended from time to time).

     QUARTER means in any year the period of three consecutive months ending on a Quarter Day.

     QUARTER DAY means 31 March, 30 June, 30 September and 31 December.

     RCF ADVANCE means the principal amount drawn or proposed to be drawn by the Borrower pursuant to a Drawdown Notice under the Revolving Credit Facility.

     RCF AVAILABILITY PERIOD means the period commencing on the CP Satisfaction Date and ending on the Repayment Date.

     RCF COMMITMENT means, in respect of the Revolving Credit Facility, for each Financier the amount set out against its name in schedule 1 ("Details of Financiers") or, if acquired under a Substitution Certificate, the amount set out in that Substitution Certificate, as reduced or cancelled under this agreement.

     REFINANCED CORPORATE FACILITY means the facility provided to the Borrower under the Syndicated Facility Agreement dated 22 November 2000 between the Borrower, the Facility Agent and others as amended by the RF Amendment Agreement between the Borrower, the Facility Agent and others dated 22 April 2005.

     REFINANCING COORDINATION DEED 2005 means the deed so entitled to be dated on or about the date of this agreement between the Borrower, the Facility Agent, the Security Trustee and others.

     RELEASED NON-PROJECT ASSETS means assets of the Borrower which are not Project Assets and which the Security Trustee has released from the Security


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                               12 September 2005

     Documents from time to time, upon request from the Borrower, in accordance with the terms of the Security Trust Deed.

     RELEVANT FINANCE PARTY means the Facility Agent or the Financiers or both, as the context requires.

     REPAYMENT DATE means 30 June 2011.

     RETIRING FINANCIER means a Financier which arranges a substitution under clause 17 ("Assignments and substitutions") in respect of all or part of its Total Commitment or participation in an Advance.

     REVIEW EVENT means either of the events described in clause 12.3 ("Review Events").

     REVOLVING CREDIT FACILITY means the revolving facility made available to the Borrower by the Financiers under clause 2.1 ("Availability of the Revolving Credit Facility") to be drawn in the form of either cash advances or letters of credit or both.

     REVOLVING CREDIT FACILITY LIMIT means US$50,000,000.

     REVOLVING CREDIT FACILITY PROPORTION means, for any Financier at any time, the proportion which its RCF Commitment at that time bears to the Total RCF Commitment at that time.

     RIGHTS means rights, powers, remedies and discretions.

     SECURITY DOCUMENTS means:

     (a)  the Security Trust Deed and the STD Amending Deed;

     (b)  the PNG Charge;

     (c)  the Mortgages;

     (d)  the Deed of Charge (Existing Australian assets);

     (e)  the Deed of Charge (Future Australian assets);

     (f)  the Off-shore Charge;

     (g)  the Lihir Gold Offshore Charge;

     (h)  the Lihir Gold Deed of Security (PNG) 2005;

     (i)  the Lihir Gold Mortgage of Bullion Account; and

     (j) all further assurances in relation to any of paragraphs (a) to (i) above.

     SECURITY INTEREST means any mortgage, pledge, lien, charge, bill of sale, assignment by way of security, hypothecation, trust, power or interest created or otherwise arising by way of security for the payment of a debt, another monetary obligation or the performance of another obligation. It includes, without limitation:


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                               12 September 2005

     (a) a deposit of money or Gold with a person in circumstances where the money is not repayable, or the Gold is not re-deliverable, as the case may be, unless the Borrower performs particular obligations; and

     (b) any agreement to grant or create any of the above or other security interest.

     SECURITY TRUST DEED means the Lihir Gold Security Trust Deed dated 22 November 2000 as amended by the STD Amending Deed between the Borrower, the Facility Agent (in various capacities), and others.

     SPECIAL MINING LEASE means the Special Mining Lease issued by PNG to the Borrower pursuant to the Mining Development Contract.

     STD AMENDING DEED means the deed dated on or about the date of this agreement entitled "Amending Deed (Security Trust Deed)" between the Borrower, the Facility Agent, the Security Trustee and others.

     SUBORDINATED DEBT means Financial Indebtedness of the Borrower in respect of which the lender has agreed with the Security Trustee to subordinate its rights in accordance with clause 4 ("Subordination") of the Security Trust Deed.

     SUBSTITUTION CERTIFICATE means a certificate substantially in the form of schedule 5 ("Substitution Certificate") or where the Political Risk Insurer is the proposed New Financier, such other form as the Facility Agent may require provided that it does not impose any materially different obligations on the Borrower than those set out in schedule 5 ("Substitution Certificate").

     SURPLUS AMOUNT has the meaning given in clause 10.4 ("PRI top-up undertaking").

     TAX means any present or future tax, levy, impost, deduction, charge, duty (including, without limitation, any stamp and transaction duty), Indirect Tax, or withholding (together with any related interest, penalty, fine or expense in connection with any of them which does not arise by reason of a default on the part of a Financier or the Facility Agent) levied or imposed by any Government Agency, other than any Excluded Tax.

     TERMINATION DATE means the date on which the Facility Agent has confirmed in writing to the Borrower that all moneys owing under this agreement and all obligations to deliver or to re-deliver Gold under this agreement have been fully and finally discharged.

     THRESHOLD TRIGGER has the meaning given to it in clause 10.4(a) ("PRI top-up undertaking").

     TOTAL COMMITMENT means, at any time, the aggregate at that time of the Total RCF Commitment and the Total Gold Commitment.

     TOTAL GOLD COMMITMENT means, at any time, the aggregate at that time of the Gold Commitments of all the Financiers.

     TOTAL RCF COMMITMENT means, at any time, the aggregate at that time of the RCF Commitments of all the Financiers.


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                               12 September 2005

     TRANSACTION DOCUMENT means:

     (a)  this agreement;

     (b)  the Security Documents;

     (c)  the Refinancing Coordination Deed 2005;

     (d)  each Substitution Certificate;

     (e)  the Fee Letter;

     (f) any Hedging Contract with a Financier or any related body corporate of a Financier;

     (g) Hedging Side Letter dated on or about the date of this agreement between the Borrower and ABN AMRO Bank N.V.;

     (h)  the following hedge novation agreements:

          (i) each Novation Agreement relating to the existing gold hedging between each Existing Financier (as Continuing Party) respectively, the Borrower (as Retiring Party) and ABN AMRO Bank N.V. (as Substitute Party);

          (ii) each Novation Agreement relating to the restructured gold hedging between each Initial Financier other than ABN AMRO Bank N.V. (as Substitute Party) respectively, the Borrower (as Continuing Party) and ABN AMRO Bank N.V. (as Retiring Party);

     (i) any document entered into for the purpose of amending or novating any of the above documents; and

     (j) any document so designated and agreed in writing by the Facility Agent and the Borrower.

     UNALLOCATED BULLION ACCOUNT means an unallocated bullion account, in the name of the Gold Account Bank, held with the London branch of HSBC Bank USA having account number 186672 and swift code BLICGB2L.

     UNDRAWN COMMITMENT means, for any day:

     (a) in respect of the Revolving Credit Facility, the Revolving Credit Facility Limit, less the aggregate of the applicable Principal Outstanding in respect of all RCF Advances on that day; and

     (b) in respect of the Gold Facility, the Gold Facility Limit less the applicable Principal Outstanding in respect of the Gold Advance on that day.

     UNPAID AMOUNT means:


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                               12 September 2005

     (a) in respect of money, an amount of money which is not paid on or before the date on which it is due and payable under this agreement and which remains unpaid; and

     (b) in respect of Gold, a quantity of Gold which is not delivered or re-delivered on or before the date on which it is it is due to be delivered or re-delivered under this agreement and which remains undelivered.

     US CONSUMER PRICE INDEX means the Consumer Price Index for All Items for all Urban Consumers (not seasonally adjusted) or any other successor index or comparable measure which may be substituted therefore, published by the United States Department of Commerce, Bureau of Labour Statistics.

     US DOLLARS, US$ and $ mean the lawful currency for the time being of the United States of America.

     WORLD BANK ENVIRONMENTAL GUIDELINES means the World Bank Environmental Health and Safety Guidelines: Mining and Milling in Open Pit dated September 1998, the Environmental Assessment Source Book (Volumes 1, 2 and
     3) and the applicable IFC Safeguard Policies or any replacement guidelines published by the World Bank or the IFC from time to time.

1.2  RULES FOR INTERPRETING THIS DOCUMENT

     In this agreement, unless the context otherwise requires:

     (a) a reference to any legislation or legislative provision includes any statutory modification or re-enactment of, or legislative provision substituted for, and any subordinate legislation under, that legislation or legislative provision;

     (b)  the singular includes the plural and vice versa;

     (c) a reference to an individual or person includes a corporation, firm, partnership, joint venture, association, authority, trust, state or government and vice versa;

     (d)  a reference to any gender includes all genders;

     (e) a reference to a recital, clause, schedule or annexure is to a recital, clause, schedule or annexure of or to this agreement;

     (f)  a recital, schedule or annexure forms part of this agreement;

     (g) a reference to any agreement or document is to that agreement or document (and, where applicable, any of its provisions) as amended, novated, restated or replaced from time to time;

     (h) a reference to any party to this agreement or any other document or arrangement includes that party's executors, administrators, substitutes, successors and permitted assigns;

     (i) where an expression is defined, another part of speech or grammatical form of that expression has a corresponding meaning;


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                               12 September 2005

     (j) a reference to "WINDING UP" includes winding up, liquidation, provisional liquidation, dissolution, becoming an insolvent under administration (as defined in section 9 of the Corporations Act 2001
          (Cth)) and the occurrence of anything analogous or having a substantially similar effect to any of those conditions or matters under the law of any applicable jurisdiction, and to the procedures, circumstances and events which constitute any of those conditions or matters;

     (k) a reference to "CONTROLLER" is to a person that is a "controller" as defined in section 9 of the Corporations Act 2001 (Cth) and its equivalent under the laws of any other applicable jurisdiction;

     (l) a reference to a "SUBSIDIARY" of a body corporate is to an entity which that body corporate controls for the purposes of section 2(1) of the Companies Act 1997 (PNG);

     (m) a reference to a "RELATED BODY CORPORATE" of a body corporate is to a body corporate that is a "related company" (as defined in section 2(1) of the Companies Act 1997 (PNG)) of that body corporate;

     (n) an Event of Default, Potential Event of Default Review Event is "CONTINUING" or "SUBSISTING" if it has not been remedied to the satisfaction of the Facility Agent (acting on the instructions of the Majority Financiers) or waived in writing;

     (o) the words "INCLUDING", "FOR EXAMPLE" or "SUCH AS" when introducing an example, do not limit the meaning of the words to which the example relates to that example or examples of a similar kind; and

     (p) A reference to an obligation of one party to "PAY" (including its related terms) any "AMOUNT" (whether or not such amount is expressly stated in US Dollars or another currency) to another party under this agreement, as the context requires, includes a reference to an obligation by that party to "DELIVER" or "RE-DELIVER" a "QUANTITY OF GOLD" to that other party under this agreement.

1.3  HEADINGS

     In this agreement, headings are for convenience of reference only and do not affect interpretation.

1.4  BUSINESS DAY

     Subject to clause 4.3 ("Adjustment of last day of Interest Periods"), if the day on which any act, matter or thing is to be done under or pursuant to this agreement is not a Business Day, that act, matter or thing:

     (a) if it involves a payment other than a payment which is due on demand, shall be done on the next succeeding Business Day, in the same calendar month (if there is one) or preceding Business Day (if there is none); and

     (b)  in all other cases, shall be done no later than the next Business Day.


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                               12 September 2005

1.5  RIGHTS AND OBLIGATIONS SEVERAL

     (a) The rights and obligations of the Financiers and the Facility Agent under this agreement are several. No Financier is responsible for performing the obligations of any other Financier, and the Facility Agent is not responsible for performing the obligations of any other party.

     (b) If a Financier fails to perform its obligations under this agreement, or notifies the Facility Agent that it will not perform those obligations, that does not relieve any other party of its obligations under this agreement. Subject to the provisions of this agreement, each Financier may separately enforce its rights under this agreement.

2    THE FACILITY

     PART A - REVOLVING CREDIT FACILITY

2.1  AVAILABILITY OF THE REVOLVING CREDIT FACILITY

     Subject to the terms and conditions of this agreement, the Financiers make available to the Borrower, for the RCF Availability Period a revolving facility under which the Borrower may draw RCF Advances and the Financiers will make RCF Advances in US Dollars, up to the Revolving Credit Facility Limit.

2.2  BORROWER'S RIGHT TO DRAW AN RCF ADVANCE UNDER THE REVOLVING CREDIT FACILITY

     (a) The Borrower may draw an RCF Advance under the Revolving Credit Facility by giving a Drawdown Notice to the Facility Agent in accordance with this clause.

     (b)  A Drawdown Notice in respect of an RCF Advance shall:

          (i)  be signed by an Authorised Representative of the Borrower;

          (ii) specify the Drawdown Date for the proposed RCF Advance, which shall be a Business Day during the RCF Availability Period;

          (iii) be given to the Facility Agent not later than 10:00 AM (Sydney time) three Business Days before that Drawdown Date (and, if given later than 4:00 PM on any day, shall be deemed to have been given on the next Business Day);

          (iv) specify the Interest Period for the proposed RCF Advance that is a Permitted Interest Period;

          (v)  specify the amount of the proposed RCF Advance, which shall:

               (A) be a minimum of US$2,500,000 and a multiple of US$500,000 or the balance of the Undrawn Commitment for the Revolving Credit Facility; and


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                               12 September 2005

               (B) not exceed the Undrawn Commitment for the Revolving Credit Facility on the Drawdown Date and no more than four RCF Advances under the Revolving Credit Facility (with different Interest Payment Dates) may be outstanding at any one time.

     (c) The Facility Agent shall, promptly on the day a Drawdown Notice is given to the Facility Agent, notify each Financier giving details of the proposed RCF Advance as set out in the Drawdown Notice and specifying the amount to be paid by that Financier on that Drawdown Date under clause 2.3 ("Participation in RCF Advances").

     (d) A Drawdown Notice is effective when given to the Facility Agent as contemplated by clause 2.2(b)(iii) ("Borrower's right to draw an RCF Advance under the Revolving Credit Facility") and, once effective, is irrevocable.

2.3  PARTICIPATION IN RCF ADVANCES

     Subject to the provisions of this agreement, each Financier shall on the Drawdown Date for any RCF Advance under the Revolving Credit Facility pay its Revolving Credit Facility Proportion of that RCF Advance to the Facility Agent for the account of the Borrower.

2.4  PAYMENT OF RCF ADVANCES

     All payments by a Financier under clause 2.3 ("Participation in RCF Advances") shall be made in Immediately Available Funds in US Dollars as specified in the relevant Drawdown Notice.

2.5  FINANCIERS' LENDING OFFICE

     Each Financier acknowledges that it will be making available its share in any RCF Advance through its lending office specified in schedule 1 ("Details of Financiers").

2.6  PURPOSE OF THE REVOLVING CREDIT FACILITY

     The Borrower must use the proceeds of all RCF Advances for the Approved Purpose for the Revolving Credit Facility and for no other purposes.

     PART B - GOLD FACILITY

2.7  AVAILABILITY OF THE GOLD FACILITY

     Subject to the terms and conditions of this agreement, the Financiers make available to the Borrower during the Gold Availability Period, a gold loan facility under which the Borrower may request the delivery of a quantity of Gold comprising the Gold Advance and the Financiers will deliver the Gold Advance, up to the Gold Facility Limit.


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                               12 September 2005

2.8  NOT USED

2.9 BORROWER'S RIGHT TO REQUEST DELIVERY OF THE GOLD ADVANCE UNDER THE GOLD FACILITY

     (a) The Borrower may request the delivery of one Gold Advance only under the Gold Facility by giving a Drawdown Notice to the Facility Agent in accordance with this clause.

     (b)  The Drawdown Notice in respect of the Gold Advance shall:

          (i)  be signed by an Authorised Representative of the Borrower;

          (ii) specify the Drawdown Date for the proposed Gold Advance, which shall be a Business Day during the Gold Availability Period;

          (iii) be given to the Facility Agent not later than 10:00 AM (London time) three Business Days before that Drawdown Date (and, if given later than 4:00 PM on any day, shall be deemed to have been given on the next Business Day);

          (iv) specify the Interest Period for the proposed Gold Advance, which must end on the next Quarter Day;

          (v) specify the quantity of Gold comprising the proposed Gold Advance, being the quantity of Gold not exceeding the Gold Facility Limit.

     (c) The Facility Agent shall, upon receipt of a Drawdown Notice, notify each Financier giving details of the proposed Gold Advance as set out in the Drawdown Notice and specifying the quantity to be delivered in Gold by that Financier on that Drawdown Date under clause 2.10 ("Participation in the Gold Advance").

     (d) A Drawdown Notice is effective when given to the Facility Agent as contemplated by this clause and, once effective, is irrevocable.

2.10 PARTICIPATION IN THE GOLD ADVANCE

     Subject to the provisions of this agreement, each Financier shall on the Drawdown Date for the Gold Advance deliver in Gold its Gold Facility Proportion of that Gold Advance to the nominated unallocated bullion account held in the name of the Facility Agent.

2.11 DELIVERY AND CONDITIONS OF THE GOLD ADVANCE

     To the extent that a physical delivery of Gold is made by a Financier under clause 2.10 ("Participation in the Gold Advance"), all such deliveries shall be made subject to the following conditions:

     (a) the Borrower is not a bailee of any Gold comprising the Gold Advance delivered by a Financier under this agreement; and

     (b) all Costs incurred by the Borrower in connection with its acceptance of delivery of any Gold Advance or sale of any Gold comprising the


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                               12 September 2005

          Gold Advance in accordance with this agreement are solely for the Borrower's own account.

2.12 FINANCIERS' LENDING OFFICE

     Each Financier acknowledges that it will be making available its share in the Gold Advance through its lending office specified in schedule 1 ("Details of Financiers").

2.13 PURPOSE OF THE GOLD FACILITY

     On the Drawdown Date of the Gold Advance, the Borrower must arrange for the sale of the quantity of Gold equal to the Gold Advance and immediately apply the sale proceeds to the Approved Purpose for the Gold Facility and for no other purpose.

3    CONDITIONS PRECEDENT

3.1  CONDITIONS PRECEDENT TO DELIVERY OF FIRST DRAWDOWN NOTICE

     The Borrower may not deliver the first Drawdown Notice unless or until it has provided to the Facility Agent, in form and substance to the reasonable satisfaction of the Facility Agent, each of the documents listed in schedule 2 ("Conditions precedent").

3.2  CONDITIONS PRECEDENT TO DRAWING OF AN RCF ADVANCE OR THE GOLD ADVANCE

     The Financiers are not obliged to make an RCF Advance or any part of it or the Gold Advance, unless:

     (a) the Borrower has complied with clause 3.1 ("Conditions precedent to delivery of first Drawdown Notice");

     (b) the Borrower has delivered to the Facility Agent a Drawdown Notice for that RCF Advance or the Gold Advance, as the case may be, which complies in all respects with clause 2.2 ("Borrower's right to draw an Advance under the Revolving Credit Facility") (in the case of an RCF Advance) or clause 2.9 ("Borrower's Right to Request Delivery of the Gold Advance under the Gold Facility") (in the case of the Gold Advance); and

     (c) no Event of Default or Potential Event of Default has occurred and is continuing and the provision of the RCF Advance or the Gold Advance, as the case may be, will not result in the occurrence of an Event of Default or a Potential Event of Default.

4    INTEREST PERIODS AND INTEREST

4.1  INTEREST PERIODS AND SPLITTING OR COMBINING RCF ADVANCES

     Subject to this clause, each Interest Period for an RCF Advance or the Gold
     Advance:


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                               12 September 2005

     (a) is the Permitted Interest Period specified in the Drawdown Notice for that RCF Advance or the Gold Advance, as the case may be, or, in respect of an RCF Advance, if another period is subsequently notified by the Borrower to the Facility Agent in accordance with clause 4.2 ("Borrower may change Interest Periods in respect of an RCF Advance"), that other period; and

     (b) commences on the Drawdown Date or on the last day of the immediately preceding Interest Period for that RCF Advance or the Gold Advance, as the case may be.

     Subject to clause 2.2(b)(v) ("Borrower's right to draw an Advance under the Revolving Credit Facility"), the Borrower may split or combine RCF Advances only.

4.2  BORROWER MAY CHANGE INTEREST PERIODS IN RESPECT OF AN RCF ADVANCE

     The Borrower may vary the Interest Period for an RCF Advance with effect from the next Interest Payment Date for that RCF Advance by notifying the Facility Agent that it wants to do so by a notice that:

     (a)  is signed by an Authorised Representative of the Borrower;

     (b) is received by the Facility Agent by 4 pm (Sydney time) on the third Business Day before the next Interest Payment Date;

     (c) identifies the relevant RCF Advance and specifies a Permitted Interest Period as the replacement Interest Period; and

     (d) is substantially in the form of schedule 4 ("Notice of varying Interest Period").

     The notice is effective when received by the Facility Agent as contemplated by paragraph (b) and, once effective, is irrevocable.

4.3  ADJUSTMENT OF LAST DAY OF INTEREST PERIODS

     If an Interest Period would otherwise end on a day that is not a Business Day, it ends on the next succeeding Business Day unless the next Business Day occurs in the next calendar month or after the Repayment Date, in which event, the Interest Period ends on the preceding Business Day.

4.4  PAYMENT OF INTEREST AND NOTIFICATION OF INTEREST RATE

     (a) Interest accrues on each RCF Advance and the Gold Advance over each Interest Period from (and including) the first day of the Interest Period to (but excluding) its Interest Payment Date, at the Interest Rate for that RCF Advance or the Gold Advance, as the case may be.

     (b) In the case of an RCF Advance, the Borrower shall pay the interest on each RCF Advance in respect of an Interest Period in arrears to the Facility Agent (for the account of the relevant Financiers) on the Interest Payment Date at the end of that Interest Period.


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     (c)  In the case of the Gold Advance, the Borrower shall deliver in Gold the interest on the Gold Advance in respect of an Interest Period in arrears to the Facility Agent (for the account of the relevant Financiers) on the Interest Payment Date at the end of that Interest Period.

     (d) Prior to the first day of each Interest Period in respect of an RCF Advance or the Gold Advance, as the case may be, the Facility Agent shall notify the Borrower and the Financiers of the Interest Rate for that Interest Period for the relevant Advance.

4.5  INTEREST ON UNPAID AMOUNTS

     (a) The Borrower shall pay or deliver interest in cash or Gold, as the case may be, to the Facility Agent (for the account of the relevant Financiers) on each Unpaid Amount, from and including the date on which it fell due for payment or falls due for delivery, as the case may be, for payment up to but excluding the date on which the Unpaid Amount is paid or delivered, as the case may be, in full.

     (b) Interest accrues on an Unpaid Amount over each Default Interest Period for that Unpaid Amount at the Default Rate for that Default Interest Period, from and including the first day of the Default Interest Period up to but excluding the last day of the Default Interest Period or, if earlier, the day on which the Unpaid Amount is paid or delivered, as the case may be, in full.

4.6  FURTHER INTEREST

     If a liability under this agreement becomes merged in a judgment or order or exists after any winding up of the Borrower, the Borrower, as an independent obligation, shall pay or deliver interest in cash or Gold, as the case may be, to the Facility Agent (for the account of the relevant Financiers) on the amount of money or quantity of Gold, as the case may be, of that liability over each Default Interest Period for that amount of money or quantity of Gold, as the case may be, from the date the liability becomes payable or deliverable both before and after the judgment, order or winding up until it is paid or delivered, at the higher of the rate payable or deliverable under the judgment, order or winding up and the Default Rate for that Default Interest Period, PROVIDED THAT nothing in this clause imposes an obligation to pay money or deliver Gold, as the case may be, twice on the same amount of money or quantity of Gold, as the case may be, for the same period.

4.7  ACCRUAL OF INTEREST

     Interest under this clause:

     (a)  accrues daily; and

     (b) is calculated on the basis of the actual number of days elapsed and a 360 day year.


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                               12 September 2005

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4.8  PAYMENT AND CAPITALISATION OF DEFAULT INTEREST

     Interest which accrues on an Unpaid Amount over a Default Interest Period is payable in US Dollars or deliverable in Gold, as the case may be, on the earlier of:

     (a)  the date on which the Unpaid Amount is paid or delivered in full; and

     (b)  the last day of that Default Interest Period,

     and may be capitalised by the Facility Agent (at its option), to the extent that it has not been paid or delivered, on the last day of that Default Interest Period.

4.9  OBLIGATION TO PAY OR DELIVER UNAFFECTED

     Nothing in this clause affects the Borrower's obligation to pay money or deliver Gold each amount of money or quantity of Gold which is due and payable or deliverable, as the case may be, under this agreement on the date on which it falls due for payment or delivery.

4.10 INABILITY TO DETERMINE LIBOR

     If, paragraph (a) or (b) of the definition of LIBOR applies and Financiers representing at least 33.33 per cent of the Total RCF Commitment at that time have notified the Facility Agent (who must notify the Borrower) that deposits in US Dollars are not available to them in sufficient amounts in the ordinary course of business to fund, make or maintain an RCF Advance for an Interest Period, then LIBOR for that RCF Advance and that Interest Period will be the cost to the Financiers of funding that RCF Advance by whatever means the Facility Agent determines to be most appropriate (as certified by the Facility Agent to the Borrower within five days of the first day of that Interest Period) and expressed as a percentage rate per annum.

4.11 GOLD MARKET DISRUPTION

     If any Financier reasonably determines that by reason of circumstances affecting the gold market, currency exchange controls or any other reason, Gold is not available to it in sufficient amounts in the ordinary course of business to fund, make or maintain the Gold Advance, then it must notify the Facility Agent and the Borrower. The parties agree to negotiate in good faith to consider other alternative funding options (including, converting the Gold Facility into a US Dollar cash facility).


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                               12 September 2005

5    FEES

5.1  COMMITMENT FEE

     (a)

          (i) In respect of the Revolving Credit Facility, a commitment fee accrues at 0.75% per annum on the daily amount of the applicable Undrawn Commitment (if any) from the date of this agreement, in US Dollars, until the Repayment Date.

          (ii) In respect of the Gold Facility, a commitment fee accrues at 0.75% per annum on the daily amount of the applicable Undrawn Commitment (if any) from the date of this agreement, in Gold, until the last day of the Gold Availability Period.

     (b) The commitment fee is calculated on the actual number of days elapsed and a 360 day year.

     (c) The Borrower shall pay in US Dollars or deliver in Gold (as the case may be) the accrued commitment fee quarterly in arrears to the Facility Agent (for the account of the relevant Financiers) on each Quarter Day.

5.2  ARRANGING FEE, PARTICIPATION FEE

     (a) On the date of the first drawdown, the Borrower shall pay to the Facility Agent (for the account of the Arranger) an arranging fee in the amount agreed between them in the Fee Letter.

     (b) On the date of the first drawdown, the Borrower shall pay to the Facility Agent (for the account of each Financier who is party to this agreement on the date of its execution) a participation fee in the amount set out in the invitation letters sent to the Initial Financiers on or about 1 July 2005 by the Arranger regarding potential participation in the Facilities.

5.3  AGENCY FEE

     The Borrower shall pay to the Facility Agent for its own account an agency fee in the amount and at the times agreed between them in the Fee Letter.

5.4  PRI PREMIUM

     The Borrower shall pay to the Facility Agent (for the account of the Financiers) an amount equal to the PRI Premium as adjusted and payable in accordance with the PRI. The Financiers agree not to amend Endorsement 2 of the PRI without the Borrower's prior written consent (which consent must not be unreasonably withheld or delayed).


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6    REPAYMENT AND PREPAYMENT

     PART A - REVOLVING CREDIT FACILITY

6.1  FINAL REPAYMENT OF RCF ADVANCES

     On the Repayment Date, the Borrower shall repay each outstanding RCF Advance under the Revolving Credit Facility and pay any accrued but unpaid interest on any such RCF Advance.

6.2  NOTICE OF PREPAYMENT OF RCF ADVANCES

     Subject to clauses 6.4 ("Minimum amount for prepayment of RCF Advances") and 14.1(f) ("Costs"), the Borrower may elect to prepay an RCF Advance in whole or in part, without premium or penalty, by giving a notice to the Facility Agent which:

     (a)  is signed by an Authorised Representative of the Borrower;

     (b) is given to the Facility Agent not later than 10.00 AM (Sydney time) at least two Business Days before the date on which the prepayment is to be made; and

     (c) identifies the relevant RCF Advance and specifies the amount to be prepaid.

     A notice under this clause is effective when given to the Facility Agent as contemplated by paragraph (b), is irrevocable once effective and binds the Borrower to act in accordance with its terms.

6.3  PREPAYMENT OF RCF ADVANCES

     The Borrower shall pay to the Facility Agent (for the account of the relevant Financiers), on the date specified in a notice given under clause
     6.2 ("Notice of prepayment of RCF Advances"):

     (a)  the amount specified in the notice; and

     (b) all interest and fees accrued but unpaid under clauses 4 ("Interest Periods and interest") and 5 ("Fees"), in respect of the amount prepaid.

     Amounts prepaid may be redrawn subject to the Revolving Credit Facility Limit.

6.4  MINIMUM AMOUNT FOR PREPAYMENT OF RCF ADVANCES

     The Borrower may only prepay part of an Advance pursuant to this clause, if that part is a minimum of US$2,500,000 and a multiple of US$500,000.

     PART B - GOLD FACILITY

6.5  RE-DELIVERY OF THE GOLD ADVANCE

     On each Gold Repayment Date, the Borrower shall re-deliver, in accordance with clause 7.1 (b), the quantity of Gold borrowed under the Gold Facility in


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                               12 September 2005

     Ounces as set out opposite that Gold Repayment Date (each a "GOLD REDUCTION"), in the table below:

GOLD REPAYMENT DATE   QUANTITY OF GOLD IN OUNCES   TOTAL GOLD COMMITMENT
-------------------   --------------------------   ---------------------
28 September 2007               30,000                    450,000
31 December 2007                30,000                    420,000
31 March 2008                   30,000                    390,000
30 June 2008                    30,000                    360,000
30 September 2008               15,000                    345,000
31 December 2008                25,000                    320,000
31 March 2009                   50,000                    270,000
30 June 2009                    35,000                    235,000
30 September 2009               30,000                    205,000
31 December 2009                15,000                    190,000
31 March 2010                   40,000                    150,000
30 June 2010                    25,000                    125,000
30 September 2010               15,000                    110,000
31 December 2010                20,000                     90,000
31 March 2011                   40,000                     50,000
30 June 2011                    50,000                        Nil

6.6  REDUCTION OF GOLD FACILITY LIMIT AND FINANCIERS' GOLD COMMITMENTS

     The Gold Facility Limit is reduced by the quantities of Gold re-delivered under clause 6.5 ("Re-delivery of the Gold Advance"). Each Financier's Gold Commitment also reduces by the Financier's Gold Proportion of the quantity re-delivered under clause 6.5 ("Re-delivery of the Gold Advance").

6.7  NOTICE OF VOLUNTARY PRE-DELIVERY OF THE GOLD ADVANCE

     Subject to clauses 6.9 ("Minimum Quantity for voluntary pre-delivery of the Gold Advance") and 14.1(f) ("Costs"), the Borrower may elect to pre-deliver Gold comprising the Gold Advance in whole or in part, without premium or penalty, by giving a notice to the Facility Agent which:

     (a)  is signed by an Authorised Representative of the Borrower;

     (b) is given to the Facility Agent not later than 10.00 AM (London time) at least two Business Days before the date on which the re-delivery is to be made; and


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     (c)  specifies the quantity of Gold comprising the Gold Advance to be pre-delivered.

     A notice under this clause is effective when given to the Facility Agent as contemplated by paragraph (b), is irrevocable once effective and binds the Borrower to act in accordance with its terms.

6.8  VOLUNTARY PRE-DELIVERY OF THE GOLD ADVANCE

     The Borrower must re-deliver to the Facility Agent (for the account of the relevant Financiers), on the date specified in a notice given under clause
     6.7 ("Notice of voluntary pre-delivery of the Gold Advance"):

     (a)  the quantity of Gold specified in the notice; and

     (b) in Gold, all interest and fees accrued but unpaid or delivered under clauses 4 ("Interest Periods and interest") and 5 ("Fees"), in respect of the quantity of Gold pre-delivered.

     Any Gold pre-delivered may not be re-borrowed from the Financiers.

6.9  MINIMUM QUANTITY FOR VOLUNTARY PRE-DELIVERY OF THE GOLD ADVANCE

     The Borrower may only pre-deliver part of the Gold Advance pursuant to this clause, if that part is a minimum quantity of 10,000 Ounces and a multiple quantity of 2,500 Ounces.

6.10 EFFECT OF A VOLUNTARY PRE-DELIVERY OF GOLD

     A voluntary pre-delivery of Gold under clause 6.8 ("Voluntary pre-delivery of the Gold Advance") is to be applied first against the then final Gold Reduction and then against the remaining Gold Reductions in reverse order to the order in which the Gold reductions are due to be re-delivered.

6.11 MANDATORY PRE-DELIVERY OF THE GOLD ADVANCE

     (a) If a Permitted Dividend is paid, the Borrower must immediately pre-deliver to the Facility Agent (for the account of the relevant Financiers) a quantity of Gold which has a Current Dollar Value equal to 50% of that Permitted Dividend ("MANDATORY GOLD PRE-DELIVERY"). The Mandatory Gold Pre-delivery is the amount of Gold in Ounces calculated by the Facility Agent by dividing 50% of the Permitted Dividend by the London Gold Price on the Permitted Dividend Payment Date.

     (b) If on any Calculation Date, the Debt Service Cover Ratio is below 1.35:1 or the Loan Life Cover Ratio is below 1.65:1, the Borrower will, on the next Interest Payment Date in respect of the Gold Advance (provided that if there is no Principal Outstanding under the Gold Advance, the relevant date will be the next Interest Payment Date under the Revolving Credit Facility) after the relevant ratio certificate has been given or was due to have been given under clause 10.3(d) ("Reporting undertakings"):


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          (i)  apply (including, if required, for the purchase of Gold for depositing into the Unallocated Bullion Account) any surplus cash (being, all cash standing to the credit of the Off-shore Accounts on that Interest Payment Date) which comprises Excess Project Cashflow as at that Calculation Date which would otherwise be available for Distributions; and

          (ii) deliver any surplus Gold (being, all Gold standing to the credit of the Unallocated Bullion Account on the relevant Calculation Date that is not otherwise required to meet Gold delivery obligations under this agreement on that date), to reduce the Principal Outstanding under the Gold Facility (in inverse order) and, if there is no Principal Outstanding under the Gold Advance, the Revolving Credit Facility.

6.12 EFFECT OF A MANDATORY GOLD PRE-DELIVERY

     A Mandatory Gold Pre-delivery under clause 6.11 ("Mandatory pre-delivery of the Gold Advance") is to be applied first against the then final Gold Reduction and then successively against the remaining Gold Reductions in reverse order to the order in which the Gold reductions are due to be re-delivered.

7    PAYMENTS AND DELIVERIES GENERALLY

7.1  MANNER OF PAYMENT OR DELIVERY

     The Borrower shall make each payment of money or re-delivery of Gold due to any Financier or the Facility Agent under this agreement in the currency in which it is due to the Facility Agent under this agreement in Immediately Available Funds or in Gold, as the case may be, and unless paragraph (c) applies:

     (a) in respect of payments in money, at or before 11:00 a.m. (Sydney time) on the due date for that payment by electronic funds transfer or other satisfactory method of payment to the Facility Agent's US Dollar bank account at:

               ABN AMRO Bank N.V., New York
               Account Number: 673-001-086342 (OBU)
               Account Name: ABN AMRO Australia Limited - USD A/c
               Swift details ABNAAU2S-OBU
               CHIPS UID: 219693;

     (b) in respect of the re-delivery of Gold, at or before 11:00 a.m. (London time) on the due date for that re-delivery to the Facility Agent's unallocated bullion account at:

               JP Morgan Chase Bank, London
               Account Number: 729
               Account Name: ABN AMRO Bank NV, Australia Branch
               OBU; or


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     (c)  as the Facility Agent may direct by notice given not later than 3
          Business Days before the payment or re-delivery, as the case may be, is made.

7.2  NO SET-OFF OR WITHHOLDING

     To the maximum extent permitted by applicable law, the Borrower shall make each payment or re-delivery of Gold to the Facility Agent under this agreement without any set-off or counterclaim and free and clear of, and without any deduction or withholding for or on account of, any Tax.

7.3  DISTRIBUTION BY FACILITY AGENT

     (a) The Facility Agent shall promptly distribute amounts of money or quantities of Gold received under this agreement for the account of one or more Financiers in accordance with their respective entitlements.

     (b) A payment of money or re-delivery of Gold to a Financier under this clause shall be made:

          (i) In the case of money, in Immediately Available Funds to that Financier's account as specified in schedule 1 ("Details of Financiers"), or as that Financier otherwise directs by notice given not later than one Business Day before the date of payment; or

          (ii) in the case of Gold, in Gold to that Financier's account as specified in schedule 1 ("Details of Financiers"), or as that Financier otherwise directs by notice given not later than one Business Day before the date of delivery;

          and in either case on the same day that the Facility Agent receives the relevant amount of money or quantity of Gold if that amount or quantity is received by 1:00 PM (local time in the city of receipt) or otherwise no later than the next Business Day.

7.4  DISTRIBUTION OF ACTUAL RECEIPTS

     As between the Facility Agent and the Financiers, the Facility Agent is not obliged to pay any amount of money or quantity of Gold to, or on behalf of, any party until it is satisfied that it has received that amount of money or quantity of Gold from the party obliged to pay it. However, the Facility Agent may assume that the amount of money or quantity of Gold has been or will be paid or delivered to it in accordance with this agreement. If the Facility Agent pays any amount of money or quantity of Gold to or on behalf of a party, but determines later that it had not already received that amount of money or quantity of Gold from the party obliged to pay or deliver it:

     (a) the party receiving the amount of money or quantity of Gold shall refund or reimburse that amount of money or quantity of Gold (together with interest computed daily at the rate certified by the Facility Agent as being its cost of funds for that amount of money or quantity of Gold, such certificate to be conclusive in the absence of manifest error) to the Facility Agent on demand; and


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     (b)  the party who should have made the amount of money or quantity of Gold available shall indemnify the Facility Agent against, and shall pay to the Facility Agent on demand the amount of money or quantity of Gold of, all losses, liabilities, costs and expenses incurred by the Facility Agent as a result of it having paid that amount of money or quantity of Gold before receiving it.

7.5  EFFECT OF PAYMENT TO FACILITY AGENT

     Subject to this agreement, a payment of money or re-delivery of Gold by the Borrower to the Facility Agent for the account of a Financier satisfies the Borrower's obligation to that Financier except to the extent that:

     (a) that Financier is obliged to share the payment of money or re-delivery of Gold with another party in accordance with this agreement, in which case the Borrower's obligation to that other party is satisfied to the extent of the amount of money or quantity of Gold so shared; or

     (b) the Facility Agent or that Financier is obliged to refund the payment of money or re-delivery of Gold under any applicable law (whether relating to insolvency or otherwise).

7.6  ORDER OF DISTRIBUTION

     If any amount of money or quantity of Gold received by the Facility Agent from the Borrower is not sufficient to satisfy the obligations of the Borrower to the Facility Agent in that capacity and to the Financiers, the amount of money or quantity of Gold is to be applied:

     (a) first, towards payment to the Facility Agent or Arranger in that capacity of fees or amounts due to it under clause 14 ("Costs and currency indemnity");

     (b) secondly, towards payment of money or re-delivery of Gold, as the case may be, to the Financiers of amounts of money or quantities of Gold, as the case may be, due to them under clause 14 ("Costs and currency indemnity"); and

     (c) thirdly, towards payment of money or re-delivery of Gold, as the case may be, to the Facility Agent and the Financiers of any other amounts of money or quantities of Gold, as the case may be, due under this agreement (whether towards interest, principal or other amounts in such order as the Facility Agent determines), in each case (where applicable) rateably in accordance with their respective entitlements or in such other manner as the Facility Agent determines (acting on the Majority Financiers' instructions).

7.7  GROSSING UP

     (a) If at any time any applicable law requires the Borrower to make any deduction or withholding in respect of any Tax or Excluded Tax from any payment of money or re-delivery of Gold to or for the account of a Financier or the Facility Agent under this agreement, the Borrower shall:


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          (i)  notify the Facility Agent of the nature of that requirement promptly after the Borrower becomes aware of it;

          (ii) ensure that any such deduction or withholding does not exceed the minimum amount legally required;

          (iii) pay to the relevant Government Agency the full amount of any such deduction or withholding within the time for payment allowed under applicable law; and

          (iv) promptly deliver to the Facility Agent copies of any receipts, certificates or other proof evidencing the amounts (if any) paid or payable in respect of any such deduction or withholding.

     (b) If the Borrower is required to make a deduction or withholding in respect of any Tax, unless the Tax is an Excluded Tax, the Borrower shall pay or deliver, as the case may be, to the Facility Agent for the account of the relevant Financier, at the time that payment or delivery, as the case may be, is due, such additional amounts of money or quantities of Gold, as the case may be, as are necessary to ensure that after the making of that deduction or withholding the relevant Financier receives a net sum or quantity equal to the sum or quantity that the recipient would have received if no such deduction or withholding had been required to be made.

     (c)  Whenever paragraph (b) applies:

          (i) each relevant Financier shall use all reasonable endeavours, consistent with prudent banking practice, and at no additional net cost to that Financier when compared to the net cost of the Financier in providing the relevant portion of its Total Commitment prior to the occurrence of the events or circumstances contemplated by paragraph (b) to restructure the funding of its portion of relevant RCF Advances or the Gold Advance so as to minimise the amount of money or quantity of Gold or any additional amount of money or quantity of Gold payable by the Borrower under that paragraph; and

          (ii) each relevant Financier shall use all reasonable endeavours, consistent with prudent banking practice, to claim the benefit of any available tax credit for the relevant withholding tax paid and shall pay to the Borrower the amount of any credit so obtained to the extent that the credit has the effect of recouping to the Financier the amount so paid by the Borrower under paragraph (b), provided that the Facility Agent or a Financier need only pay any such amount to the extent it can do so in its opinion without prejudicing the retention of the amount of the credit, rebate or other benefit. In complying with this paragraph (c), neither the Facility Agent nor any Financier need disclose to the Borrower information about their tax affairs or order them in a particular way.


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     (d)  If the Borrower is obliged to make a payment of money or delivery of
          Gold under paragraph (b), the Borrower may at anytime thereafter, by notice to the Facility Agent:

          (i) terminate that Financier's RCF Commitment or Gold Commitment, as the case may be, and elect to repay or re-deliver that Financier's participation in the applicable Principal Outstanding in respect of all the Facilities, together with any accrued but unpaid interest, fees and any other amounts of money or quantities of Gold outstanding to that Financier; or

          (ii) require that Financier to transfer in accordance with clause 17 ("Assignments and substitutions") its RCF Commitment or Gold Commitment, as the case may be, and its participation in all RCF Advances or the Gold Advance to a financial institution nominated by the Borrower.

     (e)  A notice given by the Borrower pursuant to paragraph (d):

          (i)  is effective when given to the Facility Agent;

          (ii) is irrevocable; and

          (iii) binds the Borrower to act in accordance with any election made in that notice.

     (f) For the purpose of this clause 7.7 only, "Tax" will not include "Indirect Tax".

7.8  CURRENCY OF PAYMENT

     If the Facility Agent or a Financier receives an amount in a currency other than that in which it is due:

     (a) it may convert the amount received into the due currency (even though it may be necessary to convert through a third currency to do so) on the day and at such rates (including spot rate, same day value rate or value tomorrow rate) as it reasonably considers appropriate. It may deduct its usual costs and expenses in connection with the conversion; and

     (b) the Borrower satisfies its obligation to pay in the due currency only to the extent of the amount of the due currency obtained from the conversion after deducting the costs and expenses of the conversion.

7.9  INDIRECT TAX GROSS UP

     All payments or deliveries of Gold to be made by the Borrower under or in connection with any Transaction Document have been calculated without regard to Indirect Tax. If all or part of any such payment or delivery of Gold is the consideration for a taxable supply or chargeable with Indirect Tax (an "INDIRECTLY TAXABLE PAYMENT OR DELIVERY") then, when the Borrower makes the payment or delivers the Gold:


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     (a)  it must pay to the Facility Agent an additional amount equal to that payment or any delivery of Gold or the Current Dollar Value of any delivery of Gold (or part) multiplied by the appropriate rate of Indirect Tax; and

     (b) the Facility Agent will promptly provide to the Borrower a tax invoice complying with the relevant law relating to that Indirect Tax.

     Where a Transaction Document requires the Borrower to reimburse the Facility Agent, the Security Trustee or a Financier for any costs or expenses, that Borrower shall also at the same time pay and indemnify the Facility Agent, the Security Trustee or the Financier, as the case may be, against all Indirect Tax incurred by the Facility Agent, the Security Trustee or the Financier, as the case may be, in respect of the costs or expenses save to the extent that the Facility Agent, the Security Trustee or the Financier, as the case may be, is entitled to repayment or credit in respect of the Indirect Tax. The Facility Agent, the Security Trustee or the Financier, as the case may be, will promptly provide to the Borrower a tax invoice complying with the relevant law relating to that Indirect Tax.

7.10 REFUND

     This clause 7.10 ("Refund") applies if the actual amount of Indirect Tax paid or payable by the Facility Agent, the Security Trustee or the Financier, as the case may be, on an Indirectly Taxable Payment or Delivery made in connection with this agreement is less than the amount paid by the Borrower under clause 7.9 ("Indirect Tax gross up"). In that case, the Facility Agent, the Security Trustee or the Financier, as the case may be, agrees to refund the difference to the Borrower. The Facility Agent, the Security Trustee or the Financier, as the case may be, agrees to make the refund as soon as practicable after the actual amount of Indirect Tax on the Indirectly Taxable Payment or Delivery is paid or can be clearly ascertained by the Facility Agent, the Security Trustee or the Financier, as the case may be.

8    CANCELLATION

8.1  CANCELLATION OF TOTAL RCF COMMITMENTS

     The Borrower may elect by notice given in accordance with clause 8.2 ("Cancellation notice") to cancel the Undrawn Commitment in respect of the Total RCF Commitment only in whole or in part, by an amount which in the case of a cancellation in part, is US$2,500,000 or a multiple of US$500,000.

8.2  CANCELLATION NOTICE

     A notice under clause 8.1 ("Cancellation of Total RCF Commitments") must:

     (a)  be signed by an Authorised Representative of the Borrower;

     (b) be given to the Facility Agent not later than 4:00 PM (Sydney time) at least 10 days before the date on which the cancellation is to take effect; and


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     (c)  specify the amount of the proposed cancellation and the date on which it is to take effect.

     A notice under this clause is effective when given to the Facility Agent as contemplated by paragraph (b) and, once effective, is irrevocable.

8.3  PROPORTIONAL REDUCTIONS

     Upon a cancellation in whole or part of the Total RCF Commitment, the Revolving Credit Facility Limit permanently reduces by the amount of any cancellation and the RCF Commitments of the Financiers will, without the need for any further action, be reduced, pro rata in their Revolving Credit Facility Proportion, by the same aggregate amount as the amount of that cancellation.

9    REPRESENTATIONS AND WARRANTIES

9.1  REPRESENTATIONS AND WARRANTIES

     The Borrower represents and warrants to the Facility Agent and the Financiers that:

     (a) (DUE INCORPORATION) it has been duly incorporated in accordance with the laws of the place of its incorporation, is validly existing under those laws and has the power and authority to carry on its business as it is now being conducted; and

     (b) (POWER) it has corporate power under its constitution to enter into and observe its obligations under the Transaction Documents; and

     (c) (AUTHORISATIONS) all material authorisations necessary to enter into the Transaction Documents and to operate the Project are in full force and effect where failure to maintain any such authorisation would have a Material Adverse Effect; and

     (d) (VALID OBLIGATIONS) its obligations under the Transaction Documents are valid and binding and are enforceable against it in accordance with its terms except to the extent limited by equitable principles, statutes of limitations, laws affecting creditors' rights generally and any applicable caselaw concerning the recharacterisation of fixed charges or mortgages over assets such as bank or bullion accounts as floating charges; and

     (e) (NO CONTRAVENTION) the Transaction Documents and the transactions under them do not contravene its constituent documents or any law, judgment, agreement, instrument or any of its obligations or undertakings; and

     (f) (ACCOUNTS) its most recent audited accounts give a true and fair view of its financial position as at the date to which they are prepared, include all material liabilities (contingent or otherwise), and are prepared in accordance with International Accounting Standards and accounting principles and practices generally accepted and laws applicable in PNG; and


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

     (g) (NO EVENT OF DEFAULT) no Event of Default or Potential Event of Default is subsisting under the Transaction Documents; and

     (h)  (NO DEFAULT AND COMPLIANCE WITH LAWS)

          (i) it is not in default under any law, a document or agreement (including, without limitation, any governmental authorisation) binding on it or its assets; and

          (ii) nothing has occurred which constitutes an event of default, cancellation event, prepayment event or similar event (whatever called) under those documents or agreements, whether immediately or after notice or lapse of time or both;

          which in any such case would have a Material Adverse Effect; and

     (i) (NO ACTION) to the best of its knowledge and belief after having made due inquiry, there is no pending or threatened action or proceeding affecting it or any of the Project Assets before a court or other authority which will have a Material Adverse Effect; and

     (j) (NO IMMUNITY) it does not have immunity from the jurisdiction of a court or from legal process in any sovereign jurisdiction in which it has Project Assets or in relation to any Transaction Document; and

     (k) (NO TRUST) it does not enter into any Transaction Document in the capacity of a trustee of any trust or settlement; and

     (l) (CORPORATE BENEFIT) it benefits by executing the Transaction Documents to which it is a party; and

     (m) (GOOD TITLE) as at the date of its latest audited accounts, it was the sole beneficial owner of the Project Assets, free and clear of any Security Interest, other than a Permitted Security Interest; and

     (n) (TAXES NOT DELINQUENT) it has paid all Taxes due and payable by it in all jurisdictions in which it is subject to taxation and, to the best of its knowledge and belief after due inquiry, no claims are being asserted against it in respect of Taxes other than those being contested in good faith; and

     (o) (ENVIRONMENTAL) the Project complies in all material respects with local environmental approvals and laws and at minimum, complies with World Bank Environmental Guidelines; and

     (p) (LAND CLAIMS) no caveats, land claims, sacred site applications or claims of any other nature whatsoever have been lodged or made in respect of the Project which would have a Material Adverse Effect; and

     (q) (INSURANCE) all insurances required under the Transaction Documents have been effected, premiums due have been paid and nothing to the Borrower's knowledge, has been done or omitted to be done to invalidate the insurances or reduce the insurers' liability; and


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     (r)  (BASE CASE) to the best of its knowledge and belief after due enquiry, the Base Case is a fair and reasonable representation of the expected future performance of the Project from the date of this agreement until at least 30 June 2013; and

     (s) (RANKING OF OBLIGATIONS) its obligations in respect of financial indebtedness under the Transaction Documents rank ahead of all its unsecured and unsubordinated indebtedness other than in respect of liabilities which are mandatorily preferred by law; and

     (t) (INFORMATION) to the best of its knowledge and belief after due inquiry, except as updated by any subsequent disclosure to the Facility Agent:

          (i) all factual information described in the Information Memorandum is, at the date of this agreement (or, if specifically stated as at another date, as at that date), true in all material respects, and that information is not, by the omission of information or otherwise, misleading in any material respect; and

          (ii) all material forecasts and projections described in the Information Memorandum have been prepared in good faith having regard to the knowledge of the Borrower as at the date they were prepared; and

     (u) (NO FINANCIAL INDEBTEDNESS) the Borrower has no Financial Indebtedness except that which is permitted under clause 10.2(f) ("Financial Indebtedness"); and

     (v) (SOLVENCY) it is not insolvent (within the meaning of the Companies Act 1997 (PNG)) and there are no reasonable grounds to suspect that it is unable to pay its debts of money or Gold as and when they become due and payable.

The Borrower agrees to notify the Financiers on each Drawdown Date and on the date each ratio certificate is provided under clause 10.3(d)("Reporting undertakings") of anything that happens or has happened which would mean it could not truthfully repeat all its representations and warranties on that date by reference to the then current circumstances.

9.2  RELIANCE ON REPRESENTATIONS AND WARRANTIES

     The Borrower acknowledges that the Facility Agent and the Financiers have entered into the Transaction Documents, and have agreed to provide the Facilities, in reliance on the representations and warranties in clause 9.1 ("Representations and warranties").

9.3  REPETITION OF REPRESENTATIONS AND WARRANTIES

     (a) All the representations and warranties in clause 9.1 ("Representations and warranties") are made on the date of this agreement and on the first Drawdown Date.


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     (b)  The representations and warranties in clause 9.1 (other than in clause
          9.1(c) ("authorisations"), (g) ("no Event of Default"), (i) ("no action"), (k) ("no trust"), (l) ("corporate benefit"), (n) ("Taxes not delinquent"), (o) ("environmental"), (p) ("land claims"), (q) ("insurance"), (t) ("information"), (u) ("no Financial Indebtedness") and (v) ("solvency")) are taken to be repeated on each Calculation
          Date up to the Termination Date.

10   UNDERTAKINGS

10.1 GENERAL UNDERTAKINGS

     The Borrower undertakes to do the following until the Termination Date, unless following a request by the Borrower, the Facility Agent (acting on the instructions of Majority Financiers) otherwise consents:

     (a) (PROPER BOOKS) it will keep proper and adequate books of account which provide a true and fair view of its state of affairs; and

     (b) (NOTIFY BREACH OF REPRESENTATION) it will notify the Facility Agent promptly if any representation, action or warranty made or taken to be made by it is found to be materially incorrect or misleading; and

     (c) (NOTIFY EVENTS OF DEFAULT) it will notify the Facility Agent promptly after becoming aware of an Event of Default or Potential Event of Default, including the provision of full details (as required by the Facility Agent) in respect of the Event of Default or Potential Event of Default and the steps being taken to remedy it; and

     (d) (NOTIFY DEFAULTS, PROCEEDINGS ETC) it will advise the Facility Agent promptly after it becomes aware of:

          (i) any material actual, pending or threatened action, claim, or proceeding against it;

          (ii) any dispute or default by any party under or in respect of a Project Document which would have a Material Adverse Effect;

          (iii) any demand made against it under any guarantee for an amount greater than US$5,000,000 (or its equivalent in any currency); and

          (iv) any caveat, land claim, sacred site application or claims of any nature whatsoever being lodged or made in respect of the Project which would have a Material Adverse Effect; and

     (e) (GOOD STANDING) it will do all things necessary to maintain its corporate existence in good standing and not transfer its jurisdiction of incorporation or enter into any merger, amalgamation or consolidation without the prior consent of the Facility Agent, which consent shall not be unreasonably withheld; and


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

     (f) (COMPLIANCE WITH LAWS) except as permitted by the Mining Development Contract and unless contested in good faith, it will duly and punctually comply with all laws, licenses, permits, authorisations, orders or decrees of a Government Agency binding upon it where failure to do so would have a Material Adverse Effect; and

     (g) (PAY TAXES) unless contested in good faith, it will pay when due all Taxes payable by it; and

     (h) (MAINTAIN AUTHORISATIONS) it will obtain and maintain in full force and effect and comply with all material Authorisations required for the development or operation of the Project where failure to do so would have a Material Adverse Effect; and

     (i) (PAY DEBTS) unless contested in good faith it will pay or cause to be paid its financial obligations including without limitation all rates, rents and other outgoings payable by it as and when the same respectively become due and payable; and

     (j) (OPERATE BUSINESS) it will take or procure to be taken, all action reasonably necessary in order to:

          (i)  operate the Project in accordance with good mining practice;

          (ii) ensure that all material Project Assets are maintained in good and efficient operating condition; and

          (iii) operate the Project in all material respects in accordance with the EMMP,

          where, in each case, failure to do so would have a Material Adverse Effect; and

     (k) (COMPLY WITH THE TRANSACTION DOCUMENTS) it will duly and punctually comply with each of its obligations under or in respect of the Transaction Documents to which it is expressed to be a party; and

     (l) (ENVIRONMENTAL ISSUES) it will ensure at all times that the Project complies in all material respects with local environmental approvals and environmental laws, and at a minimum, complies with the World Bank Environmental Guidelines; and

     (m) (PROJECT TENEMENTS) it will ensure that all conditions and requirements relating to Project tenements are observed or performed in all material respects and that tenements remain valid and are in full force and effect; and

     (n) (INSURANCE) maintain insurances on and in relation to its business and the Project Assets in all material respects which reflect the extent of those insurances set out in the Marsh Ltd report dated 24 August 2005 for the currency of that report and thereafter for the term of the Facilities, against such risks and to such extent as a prudent owner and operator of a gold mining project such as the Project would effect, having regard to the circumstances at the time, and that the Security Trustee on behalf of the Beneficiaries (as defined in the


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


          Security Trust Deed) is noted as an insured party under material Project insurance policies; and

     (o) (MANAGEMENT TRANSITION PLAN) it will implement the Management Transition Plan substantially in accordance with its terms and conditions, as amended and updated with the prior approval of the Facility Agent, not to be unreasonably withheld; and

     (p) (INDEPENDENT ENGINEER) to give the Independent Engineer access to the operations of the Borrower insofar as those operations relate to the Project (subject to generally applicable site safety requirements) for the purpose of enabling the Independent Engineer to review and provide to the Financiers a report on the operations of the Borrower relating to the Project following the occurrence of an event which causes or is likely to cause a Material Adverse Effect on those operations; and

     (q) (PURPOSE) it will apply drawings under the Gold Facility and the Revolving Credit Facility for Approved Purposes only; and

     (r) (CORE BUSINESS) it will maintain as its core business gold production and related mining and processing activities; and

     (s) (NON-FINANCIER HEDGE SCHEDULE) it will not amend the Non-Financier Hedge Schedule so as to extend the monthly delivery profile of any Hedge Contract detailed in the Non-Financier Hedge Schedule without the prior consent of the Majority Financiers, such consent not to be unreasonably withheld.

10.2 BUDGET AND NEGATIVE UNDERTAKINGS

     The Borrower undertakes to do the following until the Termination Date, unless following a request by the Borrower, the Facility Agent (acting on the instructions of Majority Financiers) otherwise consents:

     (a)  (LIFE OF MINE PLAN)

          (i) it will by 31 January in each year, produce a Life of Mine Plan for the Project which will be reviewed by the Independent Engineer in relation to technical matters only. The Independent Engineer may recommend changes to the LMP if, in its opinion, not adopting these changes would have a Material Adverse Effect. If the Facility Agent requires some or all of any such recommendations to be adopted, it will inform the Borrower of its requirements within twenty Business Days of receipt of the LMP;

          (ii) if the Borrower makes a material amendment to the LMP in the course of the year, it will promptly provide details of that amendment to the Facility Agent. The Facility Agent may require the Independent Engineer, in relation to technical matters only, to review the effect of the amendment and the Independent Engineer may recommend that a change be made to the revised LMP if, in its opinion, the revised LMP would


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

               have a Material Adverse Effect. If the Facility Agent requires any such recommendations to be adopted, it will promptly inform the Borrower of its requirements within ten Business Days of receipt of the details of the amendment; and

          (iii) in the event that the Borrower disagrees with the requirements of the Facility Agent (as advised by the Independent Engineer) under paragraph (a)(i) or (a)(ii) above, the Borrower and the Facility Agent will immediately consult in good faith with a view to reaching agreement on the LMP but if agreement cannot be reached within five Business Days, the matter shall be referred for expert determination to a mining engineer or metallurgist agreed between the Borrower and the Facility Agent or, failing agreement within two Business Days of a party giving notice requiring a referral to an independent expert under this clause, nominated by the President (or person acting in that position) of the Australian Institute of Mining and Metallurgy. The independent expert appointed to resolve the dispute must be requested to give a decision within ten Business Days of receiving notification of appointment. That expert shall act as an expert and not an arbitrator and the decision of the expert will be final and binding on the parties;

     (b)  (BASE CASE)

          (i) it will by 31 January in each year, produce a Base Case cashflow model for the life of the Project. Each Base Case will be based on the current LMP and the latest financial projections of the Borrower. To the extent that those projections are materially different to those set out in the current LMP, the Borrower will promptly provide the Facility Agent with details of any such differences;

          (ii) any Base Case provided to the Facility Agent will apply for the purposes of this agreement unless the Facility Agent (acting on the advice of the Independent Engineer in relation to technical matters only) notifies the Borrower within ten Business Days of receipt of the Base Case that it disagrees with the Base Case and stating that it is reasonably of the opinion that certain assumptions in the Base Case are inappropriate and detailing the grounds for that opinion which separately or in aggregate will have a material impact on the outcome of the Loan Life Cover Ratio and/or the Debt Service Cover Ratio; and

          (iii) in the event of a disagreement, the Borrower and the Facility Agent will immediately consult in good faith with a view to reaching agreement on the Base Case but if agreement cannot be reached within five Business Days, the matter shall be referred for expert determination as follows:

                    (A) in the case of a dispute primarily as to technical matters, a mining engineer or metallurgist; and


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

                    (B) in the case of a dispute primarily as to financial or economic matters, an accountant, banker or investment banker,

               in each case agreed between the Borrower and the Facility Agent or, failing agreement within two Business Days of a party first giving notice requiring a referral to an independent expert under this clause, nominated:

                    (aa) in the case of a mining engineer or metallurgist, by
                         the President (or person acting in that position) of the Australian Institute of Mining and Metallurgy; and

                    (ab) in the case of an accountant, banker or investment
                         banker, by the President (or person acting in that position) of The Institute of Chartered Accountants in Australia (NSW) Branch.

               The independent expert appointed to resolve a dispute must be requested to give a decision within ten Business Days of receiving notification of appointment. That expert shall act as an expert and not an arbitrator and the decision of the expert will be final and binding on the parties;

     (c)  (HEDGING) it will comply with the Hedging Policy;

     (d) (MAXIMUM HEDGING) it will not commit to forward sales or derivative hedging instruments that at the time of the commitment would create a commitment of more than:

          (i)  10% of its Proven and Probable Reserves; and

          (ii) 80% of its annual exposure to foreign exchange and interest rate market risks;

     (e) (NEGATIVE PLEDGE) it will not create a Security Interest over the whole or any part of any Project Asset (including future revenues arising from the Project) other than a Permitted Security Interest; or

     (f) (FINANCIAL INDEBTEDNESS) it will not create Financial Indebtedness (including giving guarantees and indemnities) other than:

          (i)  under the Facilities;

          (ii) Subordinated Debt;

          (iii) indebtedness for purposes such as provision of corporate credit cards, and provision of benefits to employees, in an aggregate amount at any time of no more than US$5,000,000 (escalated according to the US Consumer Price Index);

          (iv) unsecured Financial Indebtedness owing to a subsidiary of the Borrower;


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                               12 September 2005

          (v) indebtedness arising under finance leases of equipment being utilised at the Project or guarantees or indemnities given by the Borrower in respect of such indebtedness or under a back-to-back loan arrangement, so long as the aggregate present value of all amounts remaining payable by the Borrower under all such finance leases or guarantees, indemnities and the net amount under such loan arrangements do not exceed US$10,000,000 (escalated according to the US Consumer Price Index);

          (vi) any finance lease associated with the sale and lease back of the geothermal power project with final terms to be approved by the Facility Agent acting on the instructions of the Majority Financiers (such approval not to be unreasonably withheld);

          (vii) unsecured Financial Indebtedness in an aggregate amount at any time of no more than US$15,000,000 (escalated according to the US Consumer Price Index) excluding Financial Indebtedness referred to in (iv);

          (viii) Limited Recourse Debt;

          (ix) performance guarantees given in respect of contracts entered into for the purposes of the Project in the ordinary course of business; or

          (x) any other indebtedness agreed with the Facility Agent (acting on the instructions of the Majority Financiers).

     (g) (LOANS BY BORROWER) it will not lend money or provide any other financial accommodation from Project cashflows other than:

          (i) a deposit of money made in the ordinary course of business to secure goods and services;

          (ii) monies withdrawn from the Distribution Account;

          (iii) by way of Authorised Investment; or

          (iv) loans to local inhabitants to assist in business and community affairs under paragraph (a)(v) of the definition of "Authorised Disbursements", not exceeding, in aggregate US$5,000,000 at any time.

          For the avoidance of doubt, the Borrower may lend money or provide financial accommodation from non-Project cashflows including without limitation, from the proceeds of any permitted capital raising, without restriction; or

     (h)  (DISPOSAL OF ASSETS) it will not dispose of Project Assets other than:


          (i)  in the ordinary course of business on arm's length terms; or


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

          (ii) where the aggregate book value of Project Assets disposed of over the previous 12 month period does not exceed US$10,000,000; or

          (iii) in conjunction with the finance lease associated with the sale and lease back of the geothermal power assets; or

          (iv) with the approval of the Facility Agent, such approval not to be unreasonably withheld; and

     (i) (MINIMUM LIQUIDITY LEVEL) it will ensure that at all times the Liquidity Level is least US$15,000,000.

10.3 REPORTING UNDERTAKINGS

     The Borrower undertakes until the Repayment Date or such earlier date on which the Total Commitment is cancelled in full, unless following a request by the Borrower, the Facility Agent (acting on the instructions of Majority Financiers) otherwise consents, promptly to provide to the Facility Agent:

     (a) (AUDITED ACCOUNTS) its audited annual Accounts and semi-annual Accounts prepared in accordance with Accounting Standards and in any event within 120 days of the close of the relevant period (with sufficient copies for all Financiers and the PRI Insurer);

     (b) (CORPORATE NOTICES) a copy of all notices, circulars and other written information and documents given to its shareholders or the Australian Stock Exchange, the NASDAQ Stock Exchange or the Port Moresby Stock Exchange;

     (c) (OPERATING REPORTS) copies of the monthly management reports in respect of:

          (i)  the operating performance of the Project; and

          (ii) the monthly balance and monthly statement of cash flows of each of the Off-shore Secured Accounts, the Onshore Secured Account and the Unallocated Bullion Account;

     (d) (RATIO CERTIFICATE) within 45 days following a Calculation Date (or, if a disagreement has occurred in relation to a Base Case, within 15 days of the resolution of that disagreement in accordance with clause 10.2(b)(iii) ("Base Case")) a ratio certificate signed by an Authorised Representative of the Borrower, certifying the Debt Service Cover Ratio and the Loan Life Cover Ratio for the relevant period together with the supporting workings and information used to calculate those ratios. If the Facility Agent notifies the Borrower within ten Business Days of receipt of the ratio certificate that it disagrees with any of its contents, the matter shall be resolved in accordance with the procedures as set out in clause 10.2(b)(iii) ("Base Case");

     (e) (ENVIRONMENTAL AND SOCIAL) a statement summarising all material environmental and social issues which have arisen in relation to the


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

          Project not already reported in a monthly management report which statement is to be provided at least once per calendar year; and

     (f) (OTHER INFORMATION) any other information reasonably requested by the Facility Agent in relation to the Project or the financial condition or business of the Borrower.

10.4 PRI TOP-UP UNDERTAKING

     If, on any day after the date of this agreement:

     (a) the London Gold Price rises above US$485 per Ounce (the "THRESHOLD TRIGGER"); and

     (b)  the sum of:

          (i) the Current Dollar Value of the Principal Outstanding of all Gold Advances; and

          (ii) the Revolving Credit Facility Limit;

          (the "AGGREGATE USD PRINCIPAL OUTSTANDING")

     exceeds the then applicable Maximum Limit of Liability (as defined in the PRI) ("PRI LIMIT"), the Borrower must, by the date which is 30 days after the Threshold Trigger is breached (except in the case of clause 10.4(g), 15 days after the Threshold Trigger is breached):

     (c) pre-deliver, in accordance with clause 6.7 ("Notice of voluntary pre-delivery of the Gold Advance"), sufficient quantities of Gold to ensure that the Aggregate USD Principal Outstanding does not exceed the PRI Limit; or

     (d) where the Undrawn Commitment in respect of the Revolving Credit Facility is zero:

          (i) prepay, in accordance with clause 6.2 ("Notice of prepayment of RCF Advances") all or part of any RCF Advances to ensure that the Aggregate USD Principal Outstanding does not exceed the PRI Limit; and

          (ii) cancel, in accordance with clause 8.1 ("Cancellation of Total RCF Commitments"), all of the Undrawn Commitment in respect of the Revolving Credit Facility following the prepayment in (d)(i) above; or

     (e) cancel, in accordance with clause 8.1 ("Cancellation of Total RCF Commitments"), so much of the Undrawn Commitment in respect of the Revolving Credit Facility as is necessary; or

     (f)

          (i) deposit sufficient US Dollar funds, by way of transfer from an Off-shore Account, into an interest bearing bank account to be opened in the name of the Facility Agent, equal to the


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

               amount by which the Aggregate USD Principal Outstanding exceeds the PRI Limit (the "PRI COVER SHORTFALL AMOUNT"); or

          (ii) deposit sufficient Gold, by way of transfer from the Unallocated Bullion Account, into a gold bullion account to be opened in the name of the Facility Agent, which Gold has a Current Dollar Value equal to the PRI Cover Shortfall Amount; or

          (iii) deposit any combination of US Dollar funds or Gold as contemplated under clauses 10.4(f)(i) and (ii), provided that the aggregate of such deposits are equal to the PRI Cover Shortfall Amount; or

     (g) instruct the Facility Agent to procure, and the Facility Agent will promptly do so at the Borrower's cost, additional PRI with such insurers as are acceptable to the Majority Financiers sufficient to cover the PRI Cover Shortfall Amount.

     The Facility Agent will review at the end of each Quarter any amount held in any account established under clauses 10.4(f)(i) and (ii) and must release any Surplus Amount, or part thereof, to an Off-shore Account. For the purpose of this clause 10.4, "Surplus Amount" means the amount by which the aggregate of the PRI Limit and the PRI Cover Shortfall exceeds the Aggregate USD Principal Outstanding at the relevant time.

10.5 COST-TO-COMPLETE TEST

     (a) (COST-TO-COMPLETE) The Borrower must provide the Facility Agent within 45 days following a Quarter Date commencing on 31 December 2005 and ending on 30 June 2007, a Cost to Complete certificate confirming that as at that Quarter Date, the aggregate of:

          (i)  the credit balance in the Off-shore Proceeds Accounts;

          (ii) the value of Authorised Investments;

          (iii) the item described in paragraph (a) of the definition of Project Cashflow, less the item described in paragraph (c) of the definition of Project Cashflow based on the forecasts to 30 June 2007 (per the latest Base Case);

          are sufficient to cover the aggregate cost to complete of the Flotation Plant Expansion, the acquisition of associated mining equipment and the Geothermal Power Plant Expansion;

     (b) If a Cost to Complete certificate identifies a funding shortfall ("SHORTFALL"), then no further drawdown may be made under any Facility. The Borrower must, within 30 Business Days thereof, deposit funds into an Off-shore Proceeds Account in an amount equal to the Shortfall. Failure to do so will constitute an Event of Default.


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

11   BANK ACCOUNTS

11.1 MAINTAINING BANK ACCOUNTS

     The Borrower may, and shall in accordance with the terms of this agreement, open and maintain Off-shore Secured Accounts, an Onshore Account and an Unallocated Bullion Account and may open and maintain Distribution Accounts and any other bank accounts in accordance with the provisions of this agreement.

11.2 OPENING OF OFF-SHORE SECURED ACCOUNTS

     On or before the CP Satisfaction Date, the Borrower agrees to open, or maintain, as the case may be, with the Account Bank at its office at Level 11, 240 Queen Street, Brisbane, Australia, the following accounts in the name of the Borrower:

     (a) the segregated operating account, with account no. 100634044USD115601 (together with any sub-accounts into which such account may be divided);

     (b) the segregated operating account, with account no. 06400010459846 (together with any sub-accounts into which such account may be divided) (together with the account referred to in (a) the "OFF-SHORE ACCOUNTS"); and

     (c) the segregated insurance account, with account no. 100634045USD115601 (together with any sub-accounts into which such account may be divided) (the "INSURANCE ACCOUNT" and, together with the Off-shore Accounts, the "OFF-SHORE SECURED ACCOUNTS"); and

     (d) if, at any time, the Account Bank for any reason, is no longer willing to maintain the Off-shore Secured Accounts the Borrower shall open with another bank or financial institution approved by the Facility Agent (such approval not to be unreasonably withheld) an account corresponding to each of the Off-shore Secured Accounts and procure the transfer to the credit thereof any amount then standing to the credit of the relevant account, together with any accrued interest thereon.

11.3 OPERATION OF OFF-SHORE SECURED ACCOUNTS

     (a) Each Off-shore Secured Account will be a separate account with the Account Bank and:

          (i) none of the restrictions in this clause 11 ("Bank accounts") on the withdrawal of funds from the Off-shore Secured Accounts shall affect the obligations of the Borrower to make any payments of any nature required to be made to the Financiers on the due date for payment thereof in accordance with the Transaction Documents; and

          (ii) no withdrawal shall be made from any Off-shore Secured Account if it would cause such account to become overdrawn.


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

     (b) Each amount, from time to time, standing to the credit of each Off-shore Secured Account shall bear interest at such rate as may from time to time be agreed between the Borrower and the Account Bank.

11.4 OFF-SHORE ACCOUNTS

     (a) The Borrower shall ensure that save as provided in clause 11.5 ("Insurance Account") (and excluding workers' compensation payments payable under any insurance policy) and clause 11.6 ("Distribution Accounts") all amounts received by it in relation to or derived from or in connection with the Project or Project Assets, in a currency other than Kina, are immediately converted into Dollars, Canadian dollars, Japanese Yen, Euro, Pounds Sterling, Australian dollars or any other freely convertible currency agreed by the Facility Agent acting on the instructions of the Majority Financiers and credited to an Off-shore Account.

     (b) Save as otherwise provided herein or as otherwise agreed by the Facility Agent (acting on the instructions of the Majority Financiers), the Borrower may request amounts to be paid from an Off-shore Account and shall apply amounts so paid to meet Authorised Disbursements (and may transfer amounts to the Onshore Account to meet Kina denominated Authorised Disbursements), any payments permitted under clauses 10.4(f) ("PRI top-up undertaking"), 11.4(d) or 11.4(e) ("Off-shore Accounts") and in respect of the acquisition of Authorised Investments in accordance with clause 11.9 ("Authorised Investments").

     (c)  At any time when an Event of Default has occurred and is continuing:

          (i) the Facility Agent, acting on the instructions of the Majority Financiers, may give notice to the Account Bank that such default is continuing and instruct the Account Bank not to act on the instructions or requests of the Borrower in relation to any sum standing to the credit of an Off-shore Account;

          (ii) following the giving of such notice, and during the continuance of such default, the Facility Agent shall control the Off-shore Secured Accounts to the exclusion of the Borrower and shall authorise the Account Bank to pay Authorised Disbursements other than close-out or termination amounts under Hedging Contracts;

          (iii) if the Facility Agent has given notice pursuant to (i) above in relation to any default, the Facility Agent shall promptly give notice to the Account Bank when a default is no longer continuing.

     (d) If, having regard to a certificate under clause 10.3(d) ("ratio certificate") (or if there is a dispute in relation to that certificate, after resolution of that dispute), as at a Calculation
          Date:

          (i)  the Liquidity Level is not less than US$15,000,000; and


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

          (ii) the Debt Service Cover Ratio at that Calculation Date is equal to or greater than 1.35:1; and

          (iii) the Loan Life Cover Ratio at that Calculation Date is equal to or greater than 1.65:1,

          then if no Event of Default is subsisting or would occur as a result of the payment, the Borrower may at any time prior to the next Calculation Date and notwithstanding the charge over the Off-shore Accounts, withdraw all or part of the Excess Project Cashflow for its own purposes (including any Distribution or any payment into a Distribution Account) ("PERMITTED DISTRIBUTION").

          For the avoidance of doubt, the first Permitted Distribution can only be made after the first Calculation Date, subject to compliance with this clause.

     (e) Notwithstanding paragraph (d) above, prior to the first Gold Repayment Date, the Borrower may declare and pay one or more dividends in US Dollars from an Off-shore Account ("PERMITTED DIVIDEND") provided that:

          (i) after making provision for the payment of such dividend, the Mandatory Gold Pre-delivery and Debt Service Payments up to and including the first Calculation Date, the aggregate of:

               (A)  the credit balance in the Off-shore Accounts; and

               (B)  the value of Authorised Investments; and

               (C) the item described in paragraph (a) of the definition of Project Cashflow, less the item described in paragraph (c) of the definition of Project Cashflow based on the forecasts contained in the Base Case, as at the Permitted Dividend Payment Date exceeds the forecasted cost to complete:

               (D)  the Flotation Plant Expansion; and

               (E)  the acquisition of associated mining equipment; and

               (F)  the Geothermal Power Plant Expansion; and

          (ii) the Borrower has provided a certificate to the Facility Agent (together with supporting information) certifying that the condition set out in this paragraph (e) has been satisfied; and

          (iii) no Event of Default is subsisting or would occur as a result of the payment.

          For the purposes of this paragraph (e), "PERMITTED DIVIDEND PAYMENT DATE" shall be the date upon which the Permitted Dividend is paid to shareholders of the Borrower.


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     (f)  The Borrower may not otherwise:

          (i) declare, pay or agree to pay any Distributions (in cash or in kind) using funds from; or

          (ii) make withdrawals from,

          any Off-shore Secured Account or Onshore Account to pay Distributions except for a Permitted Dividend or a Permitted Distribution (collectively a "PERMITTED WITHDRAWAL").

          For the avoidance of doubt, the Borrower may, at any time, pay dividends or interest and principal in respect of any Financial Indebtedness out of Non-Project Cashflow.

11.5 INSURANCE ACCOUNT

     (a) The Borrower shall credit to the Insurance Account an amount equal to any insurance proceeds received by it which exceed US$5,000,000 (escalated according to the US Consumer Price Index) and relate to property loss or damage or liability to third party which, in each case, occurred after the date of this agreement (but not received under business interruption insurances or workers' compensation payments) forthwith upon receipt.

     (b) The Borrower may at its option withdraw money from the Insurance Account (and Authorised Investments in which monies from the Insurance Account have been invested):

          (i) for application towards the cost of the repair or reinstatement of the relevant property or the relevant liability, as applicable unless:

               (A)  an Event of Default is subsisting; or

               (B) the insurance proceeds exceed US$25,000,000 and such amount is not being used to reimburse the Borrower for having previously funded the repair or reinstatement, in which case the consent of the Majority Financiers is required; or

          (ii) for application towards prepayment of the outstanding Advances under this agreement.

     (c) Once the Borrower's cost or liability referred to in paragraph (b) above has been paid or satisfied in full, the remainder of the relevant proceeds and any income derived from their investments, will be paid into an Off-shore Account or the Onshore Account (if permitted under clause 11.7), as the case may require.

11.6 DISTRIBUTION ACCOUNTS

     (a) The Borrower shall be entitled to open accounts with banks or financial institutions in PNG or elsewhere ("DISTRIBUTION ACCOUNTS") and which will not form part of any Security Interest granted under


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

          the Security Documents and to which the provisions of clause 11.4 ("Off-shore Accounts") will not apply.

     (b)  The Borrower may credit to any Distribution Account:

          (i) any amount which it is entitled to transfer from an Off-shore Account from time to time in accordance with clause 11.4(d) ("Off-shore Accounts"); and

          (ii) proceeds of permitted Financial Indebtedness of the Borrower unrelated to the Project, or equity contributions received by it; and

          (iii) proceeds of Non-Project Cashflows.

11.7 ONSHORE ACCOUNT

     (a) The Borrower undertakes to establish and maintain a segregated operating custody account (together with any sub-accounts into which such account may be divided) in PNG (the "ONSHORE ACCOUNT").

     (b) The Borrower shall ensure that the following are immediately credited on the Onshore Account:

          (i) all amounts received by it in Kina which relate to the Project or the Project Assets; and

          (ii) transfers to the Onshore Account from an Off-shore Account (such transfers from an Off-shore Account are only permitted in order to meet the Borrower's Kina-denominated Authorised Disbursements or to comply with law and for no other purpose).

     (c) The Borrower undertakes to make payments or transfers from the Onshore Account only to meet Kina-denominated Authorised Disbursements.

11.8 GENERAL PROVISIONS FOR ACCOUNTS

     (a) Notwithstanding any other provision of this clause 11 ("Bank accounts"), at any time following a notice being given by the Facility Agent under clause 12.2(c) ("Consequences of an Event of Default"), the Facility Agent may give notice to the Account Bank or the Gold Account Bank (as the case may be) instructing it not to act on the instructions or requests of the Borrower in relation to any sums or Gold at any such time standing to the credit of any of the relevant accounts.

     (b) At any time on or after a notice being given by the Facility Agent under clause 12.2(c) ("Consequences of an Event of Default"), the Facility Agent shall be entitled to request the Account Bank or the Gold Account Bank (as the case may be) to make payments of money or deliveries of Gold (as the case may be) from the amounts or quantities of Gold standing to the credit of the Off-shore Secured Accounts or the Unallocated Bullion Account (as the case may be) to


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          the Security Trustee for application in accordance with the terms of the Security Trust Deed.

11.9 AUTHORISED INVESTMENTS

     The Borrower may direct, subject as provided in this agreement, that amounts standing to the credit of any of the Off-shore Secured Accounts (including any amounts in respect of the proceeds of the Gold Advance) and the Onshore Account shall be applied in the acquisition of Authorised Investments. The Borrower will select maturities for Authorised Investments with a view to ensuring that it will have available funds to meet Authorised Disbursements when they fall due.

11.10 RESIGNATION AND REMOVAL

     The Borrower may at any time, (without assigning any reason therefore) notify the Account Bank or the Gold Account Bank (as the case may be) and the Facility Agent that the Account Bank or the Gold Account Bank (as the case may be) is to cease to be Account Bank or Gold Account Bank (as the case may be) (a "CESSATION NOTICE"). Upon the giving of a Cessation Notice the Borrower shall nominate a Financier or, with the approval of the Facility Agent, (such approval not to be unreasonably withheld) another financial institution as a successor to the Account Bank or the Gold Account Bank (as the case may be), but subject to the Facility Agent being satisfied, at its absolute discretion, that satisfactory security or control arrangements are or will be in place in respect of the successor Account Bank or Gold Account Bank. If no such nomination is made by the Borrower by the date specified in the Cessation Notice as being the date on which the Borrower requires it to cease to be the Account Bank or the Gold Account Bank (as the case may be) (the "CESSATION DATE") (which date shall be a Business Day falling not less than thirty days after the date of delivery of the Cessation Notice to the Facility Agent) then the Account Bank or the Gold Account Bank (as the case may be) shall continue as Account Bank or the Gold Account Bank (as the case may be) until a successor is appointed in accordance with the provisions hereof.

11.11 TRANSFER OF ACCOUNTS

     If a successor Account Bank or Gold Account Bank (as the case may be) is nominated and approved under the provisions of clause 11.10 ("Resignation and removal") and the accounts referred to in clauses 11.2 ("Opening of Off-shore Secured Accounts") and 11.12 ("Unallocated Bullion Account") have been established, then on the Cessation Date the Borrower shall procure that any amounts of money or quantities of Gold standing to the credit of the Off-shore Secured Accounts or the Unallocated Bullion Account (as the case may be) are transferred to the accounts in the name of the Borrower opened on the books of the successor Account Bank or the Gold Account Bank (as the case may be).

11.12 UNALLOCATED BULLION ACCOUNT

     (a) The Borrower agrees to maintain with HSBC Bank USA in the name of the Gold Account Bank (or such other account nominated by the Gold Account
          Bank), an unallocated bullion account, to have account


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          number 18672, swift code BLICGB2L (together with any sub-accounts into which such account may be divided, "Unallocated Bullion Account") as arranged by the Gold Account Bank on account of the Borrower.

     (b) If, at any time, the Gold Account Bank for any reason, is no longer willing to maintain the Unallocated Bullion Account the Borrower shall, and otherwise the Borrower may, open with another bank or financial institution approved by the Facility Agent (such approval not to be unreasonably withheld but subject to the Facility Agent being satisfied, at its absolute discretion, that satisfactory security or control arrangements are or will be in place in respect of the successor Unallocated Bullion Account) an account corresponding to the Unallocated Bullion Account and procure the delivery to the credit thereof any Gold then standing to the credit of the Unallocated Bullion Account, together with any accrued interest thereon.

11.13 OPERATION OF UNALLOCATED BULLION ACCOUNT

     (a) None of the restrictions in this clause 11 ("Bank accounts") on the withdrawal of Gold from the Unallocated Bullion Account shall affect the obligations of the Borrower to make any payments of any nature required to be made to the Financiers on the due date for payment thereof in accordance with this agreement.

     (b) The Borrower may only make withdrawals from the Unallocated Bullion Account to:

          (i)  make spot Gold sales;

          (ii) make deliveries into Hedging Contracts;

          (iii) meet Gold delivery obligations under the Gold Facility; and

          (iv) meet any PRI Cover Shortfall Amount,

          together, the "GOLD OBLIGATIONS".

     (c) Except in relation to the spot sale of the Gold Advance, the Borrower must deposit all cash proceeds received from the spot sale of Gold and deliveries into Hedging Contracts into the Offshore Account.

     (d) No withdrawal shall be made from the Unallocated Bullion Account if it would cause such account to become overdrawn.

11.14 UNALLOCATED BULLION ACCOUNT

     (a) The Borrower shall ensure that all Gold relating to the Project is delivered into the Unallocated Bullion Account.

     (b)  At any time when an Event of Default has occurred and is continuing:

          (i) the Facility Agent, acting on the instructions of the Majority Financiers, may give notice to the Gold Account Bank that such default is continuing and instruct the Gold Account


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               Bank not to act on the instructions or requests of the Borrower in relation to any Gold standing to the credit of the Unallocated Bullion Account;

          (ii) following the giving of such notice, and during the continuance of such default, the Facility Agent shall control the Unallocated Bullion Account to the exclusion of the Borrower and, to the extent required to meet Authorised Disbursements, authorise the Gold Account Bank to satisfy the Gold Obligations; and

          (iii) if the Facility Agent has given notice pursuant to (i) above in relation to any default, the Facility Agent shall promptly give notice to the Gold Account Bank when a default is no longer continuing.

12   DEFAULT AND REVIEW EVENTS

12.1 EVENTS OF DEFAULT

     Each of the following, unless waived by the Facility Agent (acting on the instructions of the Majority Financiers), is an Event of Default:

     (a) (FAILURE TO PAY OR RE-DELIVER GOLD) the Borrower does not pay on time any money payable, or deliver or re-deliver on time any quantity of Gold due and deliverable, as the case may be, under any Transaction Document and such failure is not remedied within five Business Days; or

     (b)  (CROSS-DEFAULT)

          (i) any Financial Indebtedness (including financial indebtedness in respect of a Hedging Contract) of an amount not less than US$10,000,000 is validly declared due and payable prior to its stated maturity due to a default by the Borrower or a subsidiary of the Borrower and that declaration is not withdrawn within 10 days; or

          (ii) the Borrower or a subsidiary of the Borrower fails to pay within 10 days a valid demand or claim under any guarantee issued by it exceeding US$10,000,000; or

     (c) (DISTRESS AND EXECUTION) distress is levied or a judgment, order or encumbrance is enforced against any property the subject of a Security Interest under a Transaction Document in respect of an amount in excess of US$10,000,000; or

     (d) (BREACH OF REPRESENTATION) a representation or warranty made by it or on behalf of it is found to be incorrect or misleading in a material respect, and if that representation or warranty is capable of remedy (in the sense that were it to be subsequently repeated it would be true, and not incorrect or misleading in a material respect) it is not so remedied within 30 days (or any longer period agreed by the Facility Agent) after receipt by the Borrower of a notice from the Facility


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          Agent specifying the incorrect or misleading representation or warranty; or

     (e)  (INSOLVENCY EVENT)

          (i) an order is made or a resolution is passed for the winding up of the Borrower or the Borrower is deemed under applicable legislation to be, or admits in writing that it is, insolvent; or

          (ii) a Controller is appointed to the Borrower or to any part of its assets; or

          (iii) it is subject to any arrangement, assignment, moratorium or composition, protected from creditors under any statute or dissolved (in each case, other than to carry out a reconstruction or amalgamation while solvent on terms approved by the Facility Agent); or

          (iv) an application (other than a frivolous or vexatious application) is made for the winding-up of the Borrower or the appointment of a Controller to the Borrower or to any part of its assets and is not stayed, withdrawn or dismissed within 30 days; or

          (v) something having a substantially similar effect to (i) to (iv) happens in connection with the Borrower under the law of any jurisdiction; or

     (f) (VOID TRANSACTION DOCUMENT) all or a material part of a Transaction Document is or becomes illegal, void or unenforceable and this will have a Material Adverse Effect upon the rights of the Financiers unless the rights of the Financiers are replaced with comparable rights; or

     (g) (BREACH OF UNDERTAKING) the Borrower fails to comply with any of its obligations under the Transaction Documents within:

          (i) five Business Days (in the case of a withdrawal from an Offshore Account that is not permitted under clause 11.4(d) ("Off-shore Accounts") or clause 11.4(e) ("Off-shore Accounts")) and otherwise, 30 days of notice from the Facility Agent to remedy that failure; or

          (ii) any longer period during which the Borrower is taking steps to rectify the failure and which the Facility Agent considers have reasonable prospects of success; or

     (h)  (SECURITY ENFORCEABLE) any Security Document is enforced; or

     (i) (COMPULSORY ACQUISITION) all or a material part of the Project Assets is compulsorily acquired by any Governmental Agency other than for fair value; or

     (j) (CEASING CORE BUSINESS) the Borrower stops payment under this Facility generally or ceases to carry on its core business except to


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          reconstruct or amalgamate while solvent on terms approved by the
          Majority Financiers;

     (k) (APPOINTMENT OF MANAGER) a person is appointed under legislation to manage any part of the affairs of the Borrower to the exclusion of the Borrower's own management or board of directors;

     (1)  (ABANDONMENT)

          (i) all or any material part of the Project is abandoned or is placed on a care and maintenance basis; or

          (ii) as a result of a Force Majeure event, processing at the Project ceases for a continuous period of 18 months; or

     (m) (MATERIAL ADVERSE CHANGE) any event or change occurs which has a Material Adverse Effect, provided that any change in the international market price of gold or the effects thereof on the Borrower shall not be considered to be events which have a Material Adverse Effect; or

     (n) (FINANCIAL UNDERTAKINGS) the Debt Service Cover Ratio or the Loan Life Cover Ratio are less than 1.10:1 or 1.20:1 respectively on a Calculation Date and the Borrower does not within 30 days remedy that breach by reducing the Principal Outstanding by an amount of money or quantity of Gold, as the case may be, which had it been paid or delivered before that Calculation Date would have resulted in the Borrower not breaching the relevant ratio; or

     (o) (POLITICAL RISK EVENTS) any war, civil war, violent act, omission, event or occurrence (or series or combination of such acts, omissions events and/or occurrences) motivated by political reasons occur, including civil commotion, insurrection, rebellion, riot, sabotage, strikes and terrorism, which would have a Material Adverse Effect; or

     (p) (EXCHANGE CONTROLS etc): any action or series of actions by a Government Agency that prevents the Borrower or a Financier from directly or indirectly:

          (i) legally keeping proceeds from the sale of any Gold in a bank account outside PNG; or

          (ii) legally transferring outside of PNG any amount of US Dollars or quantity of Gold,

          which in either case would have a Material Adverse Effect; or

     (q) (LOSS of PRI) the PRI becomes invalid or lapses, is suspended or ceases to be in full force and effect or otherwise shall cease at any time to provide insurance contemplated there under (and is not replaced within ten Business Days) other than, in any case, as a result of a breach by the insured there under of any representation warranty or covenant or as a result of voluntary cancellation, repudiation or termination of PRI by the insured or any act or omission by the Borrower which is permitted by a Transaction Document;


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     (r)  (COST-TO-COMPLETE TEST) the Borrower fails to comply with its obligations under clause 10.5(b) ("Cost-to-Complete test").

12.2 CONSEQUENCES OF AN EVENT OF DEFAULT

     At any time after the occurrence of any Event of Default which is subsisting, the Facility Agent (acting on the instructions of Majority Financiers) may do all or any of the following by notice to the Borrower:

     (a)  cancel the Financiers' Total Commitments;

     (b) declare all moneys owing and/or Gold Outstandings under this agreement to be payable or re-deliverable, as the case may be, on demand so long as no demand may be made on a date earlier than five days after the date of notice;

     (c) declare all money owing and/or Gold Outstandings under this agreement to be due and payable or deliverable or re-deliverable, as the case may be, on a date not earlier than five days after the date of notice; or

     (d)  exercise the rights of the Financiers under the Security Documents.

     In addition to this, the Facility Agent may exercise the rights in clause
     12.4 ("Conversion of Gold Outstandings") in relation to the Gold Facility.

12.3 REVIEW EVENTS

     (a) If, without the consent of the Facility Agent (acting on the instructions of the Majority Financiers):

          (i) a person not in control of the Borrower on the date of this agreement acquires control of the Borrower after the date of this agreement; or

          (ii) the Management Transition Plan is terminated,

          then the Borrower shall be obliged to notify the Facility Agent of such event (in each case, a "REVIEW EVENT") promptly after it becomes aware of the occurrence of such Review Event. The Facility Agent may (acting on the instructions of the Majority Financiers) give a notice to the Borrower within 30 days of being notified of the occurrence of such Review Event requesting it to agree to proposed amendments to be made to the Transaction Documents, including, without limitation, by amending the Revolving Credit Facility Limit, the Gold Facility Limit, the Repayment Date or the Margin.

          HOLDCO EVENT

          If the Borrower wishes to undertake a corporate restructuring which will result in the Borrower becoming a wholly-owned subsidiary of a newly-incorporated holding company ("HOLDCO"), the Borrower must provide the Facility Agent with:

          (A)  at least 20 Business Days' prior written notice;


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          (B)  reasonable details relating to the proposed corporate restructuring, the incorporation of Holdco and its impact on the Borrower and the Project.

          There will be no Review Event under subparagraph (a)(i) in circumstances where after such event, the persons having control of Holdco are substantially the same persons as those persons having control of the Borrower as at the date immediately prior to the date of the relevant restructure and no Material Adverse Effect occurs as a result thereof ("HOLDCO EVENT"). If the result of the Holdco Event is that the Borrower becomes unlisted, the Borrower agrees to procure that all information being provided to the Financiers under this agreement before such Holdco Event (including clause 10.3 ("Reporting undertakings")) will continue to be provided by the Borrower, or by the Borrower procuring that Holdco provide such information.

          For the purposes of this clause 12.3 ("Review Events"), "control" shall have the meaning given to that term in section 50AA of the Corporations Act 2001 (Cth).

     (b) If the Borrower agrees to the amendments to the Transaction Documents requested by the Facility Agent under paragraph (a), then the Borrower and the Facility Agent shall amend the Transaction Documents to effect such amendments;

     (c) If the Borrower does not agree to the proposed amendments to the Transaction Documents (and the Borrower must notify the Facility Agent of its acceptance within 20 Business Days of receipt of a notice under paragraph (a)), then the Borrower agrees that, within 180 days of receipt of the notice from the Facility Agent under paragraph (a), it will repay the Principal Outstanding under this agreement at that time, plus all interest, fees, costs and other amounts payable under the Transaction Documents.

12.4 CONVERSION OF GOLD OUTSTANDINGS

     The Facility Agent (acting on the instructions of the Majority Financiers) may, by notice given under clauses 12.2(b) or (c) ("Consequences of an Event of Default"), as the case may be, in lieu of requiring the Borrower to deliver or re-deliver Gold to satisfy any or all of the Gold Outstandings, elect to require the Borrower to pay a monetary sum in US Dollars equal to the relevant amount of Gold Outstandings. Once made and notified to the Borrower, any such election is irrevocable.

     The monetary sum will reflect the relevant amount of Gold Outstandings converted at the price which the Financiers have paid or which they would be required to pay, to buy Gold equal to such amount on the day), plus any charges or fees that are payable or would be payable to an applicable London Bullion Dealer in relation to the sale or purchase of the Gold, as determined by the Facility Agent in good faith on the date that the relevant notice is given.


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13   INCREASED COSTS AND ILLEGALITY

13.1 INCREASED COSTS

     If, by reason of the making of, or any change in, any law or any official directive or request (being an official directive or request with which responsible banks in the relevant jurisdiction would comply), or a change in any law's or official directive's interpretation or administration by a Government Agency after the date of this agreement (other than a law, official directive or request with respect to taxation on the overall net income of the Financier or Facility Agent), where the making or change is announced and takes effect after the date of this agreement (each a "REGULATORY CHANGE"):

     (a) the cost to a Financier of making, funding or maintaining its commitment or the accommodation provided under this agreement is increased by an amount which that Financier considers material;

     (b) any amount of money or quantity of Gold payable to the Facility Agent or a Financier, or the effective return to the Facility Agent or a Financier, under this agreement is reduced by an amount of money or quantity of Gold which the Facility Agent or that Financier (as the case may be) considers material;

     (c) the Facility Agent or a Financier makes any payment of money (other than tax on overall net income), delivery of Gold or foregoes any interest or other return on or calculated by reference to any sum received or receivable by it from the Borrower under this agreement in an amount of money or quantity of Gold which the Facility Agent or that Financier (as the case may be) considers material; or

     (d) the return of a Financier on the capital which it allocates to its commitment or the accommodation provided under this agreement is reduced by an amount of money or quantity of Gold which that Financier considers material, then:

     (e) the Relevant Finance Party who suffers the increased cost shall notify the Borrower of the relevant Regulatory Change within 60 days of becoming aware of the event giving rise to the claim for the additional cost, reduction or payment; and

     (f) shall give details of the increased cost to the Borrower promptly by notice (in the form of a certificate setting out in reasonable detail the basis and computation of the claim) and in any event within 120 days of becoming aware of the event giving rise to the claim for the additional cost, reduction or payment.

     After receiving notice from the Relevant Finance Party under clause 13.1(f), the Borrower shall pay or re-deliver, as the case may be, to the Facility Agent (for its own account or for the account of the relevant Financier, as the case may be), on demand from time to time, and the Borrower indemnifies that Financier in respect of, each amount of money or quantity of Gold which that


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     Financier reasonably determines is necessary to compensate the Financier for the additional cost, reduction or payment.

13.2 CONSEQUENCES OF INCREASED COST

     (a) The Borrower shall have no liability to indemnify a Financier under clause 13.1 ("Increased costs") against any such additional cost, reduction or payment that is incurred by that Financier more than 120 days before the date of the Financier's demand; and

     (b) if clause 13.1 ("Increased costs") applies each relevant Financier shall use all reasonable endeavours, consistent with prudent banking practice, and at no additional net cost to that Financier when compared to the net cost of the Financier in providing the relevant portion of its Commitment prior to the occurrence of the events or circumstances contemplated by clause 13.1 ("Increased costs"), to restructure the funding of its portion of relevant Advances so as to minimise any amount payable by the Borrower under that clause.

     However, nothing in this clause 13 ("Increased costs and illegality") obliges the Facility Agent or a Financier to provide details of its business or tax affairs which it considers in good faith to be confidential.

13.3 PREPAYMENT FOLLOWING INCREASED COST

     If the Borrower has received a notice from the Relevant Finance Party under clause 13.1(e) ("Increased costs") and that notice has not been withdrawn by that Relevant Finance Party, the Borrower may, by notice to the Facility
     Agent:

     (a) terminate that Financier's RCF Commitment or Gold Commitment, as the case may be;

     (b) elect to repay that Financier's participation in the applicable Principal Outstanding together with any accrued but unpaid interest, fees and any other amounts of money or quantities of Gold together with amounts or quantities due under clause 13.1 ("Increased Costs") outstanding under the Facility which relate to that Financier; or

     (c) require that Financier to transfer its RCF Commitment or Gold Commitment, as the case may be, and its participation in all RCF Advances or the Gold Advance, as the case may be, to a financial institution nominated by the Borrower.

13.4 EFFECT OF NOTICE FOLLOWING INCREASED COST

     A notice given by the Borrower pursuant to clause 13.3 ("Prepayment following increased cost"):

     (a)  is effective when given to the Facility Agent;

     (b)  is irrevocable; and

     (c) binds the Borrower to act in accordance with any election made in that notice.


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13.5 ILLEGALITY

     If:

     (a) a law or a directive of any Government Agency not in effect at the date of this agreement; or

     (b) an amendment after the date of this agreement to, or a change after the date of this agreement in the interpretation or application of, a law or a directive of a Government Agency,

     makes or will make it illegal in any jurisdiction for a Financier to provide or continue its Commitment or its participation in the applicable Principal Outstanding that Financier shall use its reasonable endeavours, consistent with prudent banking practice, and whether by restructuring the nature or funding of its participation in the Facility or otherwise, to avoid the illegality. If the illegality cannot be avoided, that Financier may give notice (an "Illegality Notice") to the Facility Agent that this has happened or that it will happen. Promptly upon receiving such notice the Facility Agent shall give a copy to the Borrower by notice.

13.6 TERMINATION OF FINANCIER'S OBLIGATIONS

     If a Financier gives an Illegality Notice, its RCF Commitment or Gold Commitment, as the case may be, then terminates.

13.7 PREPAYMENT BEFORE ILLEGALITY

     If a Financier gives an Illegality Notice specifying a date on which it will become illegal to provide or continue its RCF Commitment or Gold Commitment, as the case may be, or its participation in the Principal Outstanding the Borrower shall prepay or pre-deliver, as the case may be, to the Facility Agent (for the account of that Financier) that Financier's participation in each outstanding RCF Advance or the Gold Advance, as the case may be, together with any related accrued but unpaid interest and fees:

     (a) on the next Interest Payment Date for that RCF Advance or the Gold Advance, as the case may be, if occurring before the date specified in such notice; or

     (b) if the next Interest Payment Date for that RCF Advance or the Gold Advance, as the case may be, does not occur before the specified date, on the last Business Day before the specified date,

     and on the final date for prepayment of RCF Advances or the Gold Advance, as the case may be, under this clause the Borrower shall also pay to the Facility Agent (for the account of that Financier) any other accrued but unpaid fees, and any other amounts of money or quantities of Gold outstanding which relate to that Financier.

13.8 PREPAYMENT FOLLOWING ILLEGALITY

     If a Financier gives an Illegality Notice stating that it has become illegal to provide or continue its RCF Commitment or Gold Commitment, as the case may be, or its participation in the Principal Outstanding, the Borrower shall


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     immediately (or at such later time as permitted by law and agreed by the
     Facility Agent), prepay or pre-deliver, as the case may be, to the Facility Agent (for the account of that Financier) that Financier's participation in the applicable Principal Outstanding together with any accrued but unpaid interest, fees and any other amounts of money or quantities of Gold outstanding which relate to that Financier.

14   COSTS AND CURRENCY INDEMNITY

14.1 COSTS

     The Borrower indemnifies the Facility Agent, the Arranger and each Financier against, and shall pay to the Facility Agent on demand the amount of, all losses, liabilities, reasonable* out-of-pocket expenses (including reasonable* legal expenses, for each applicable jurisdiction, of one law firm for all the Financiers) and Taxes in connection with:

     (a) the negotiation, preparation and execution of any Transaction Documents (other than any Hedging Contracts) and the PRI (up to the amount of any agreed limit) and any stamp duty, financial institutions duty, registration fees and other similar imposts (including any fines and penalties except any which become payable because of any act or omission of a Financier or the Facility Agent) on the Transaction Documents and the PRI or the transactions which they contemplate;

     (b)  the occurrence of any Event of Default;

     (c) the enforcement or preservation of any rights against the Borrower under a Transaction Document;

     (d) any amendment to, or any consent, approval, waiver, release or discharge of or under a Transaction Document and the PRI (unless initiated by the Facility Agent or a Financier or a Political Risk Insurer in circumstances where no Event of Default or Potential Event of Default subsists);

     (e) an RCF Advance or the Gold Advance not being made available to the Borrower because of the non-satisfaction of any of the conditions precedent in clause 3 ("Conditions precedent");

     (f) any part of an RCF Advance or the Gold Advance being repaid or re-delivered, as the case may be, other than on the last day of a Interest Period relating to that RCF Advance or that Gold Advance any amount required to be paid under this agreement not being paid on its due date, including, without limitation by reason of any liquidation or re-employment of deposits or other funds acquired by a Financier to fund its participation in that RCF Advance or that Gold Advance or other payment and any costs incurred in terminating all or the relevant part of the PRI;

     (g) any syndication costs reasonably incurred by the Initial Financiers up to an agreed maximum;


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     (h)  the Facility Agent or a Financier acting in connection with a
          Transaction Document in good faith on fax or telephone instructions purporting to originate from the offices of the Borrower or to be given by an Authorised Representative of the Borrower;

     (i) cancellation in whole or in part of the PRI following any cancellation of the RCF Commitment in whole or in part by the Borrower under clause
          8.1 ("Cancellation of Total RCF Commitments");

     (j) the delivery or re-delivery by the Borrower of a quantity of gold to the Facility Agent or a Financier where that gold, whether in whole or in part, does not strictly conform to the specifications of Gold ("NON-CONFORMING GOLD"). For the purpose of this sub-clause, the parties further agree, as a genuine pre-estimation of loss, that the Borrower must indemnify the Facility Agent or a Financier, as the case may be, for any charges or fees that are payable or would be payable to a London Bullion Dealer in relation to the sale or purchase of a quantity of Gold equal to that of the Non-conforming Gold.

     *    The "reasonable" qualification does not apply to clauses 14.1(b) and
          (c) ("Costs").

14.2 CURRENCY INDEMNITY

     If a judgment, order or proof of debt in connection with a Transaction Document is expressed in a currency other than the currency in which an amount is due under a Transaction Document, then the Borrower indemnifies the Facility Agent and the Financiers against:

     (a) any difference arising from converting the other currency if the spot rate of exchange for converting the other currency into the due currency that is reasonably available to the Facility Agent when the Facility Agent receives a payment in the other currency is less favourable to the Facility Agent than the rate of exchange used for the purpose of the judgment, order or acceptance of proof of debt; and

     (b)  the reasonable costs of conversion.

     The Borrower acknowledges that it may be necessary to convert the other currency through more than one currency to ascertain the spot rate of exchange available to the Facility Agent.

14.3 CERTIFICATE

     A Financier or the Facility Agent claiming any amount of money or quantity of Gold, as the case may be, under clause 14.1(f) ("Costs") shall provide to the Borrower a certificate setting out in reasonable detail how that amount of money or quantity of Gold, as the case may be, has been calculated.


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15   FACILITY AGENT, ARRANGER AND INDEPENDENT ENGINEER

15.1 APPOINTMENT OF FACILITY AGENT

     (a) Each Financier irrevocably appoints the Facility Agent to act as its agent for the purposes of the Transaction Documents and the PRI. The Facility Agent accepts this appointment.

     (b)  The Facility Agent is authorised to:

          (i) perform the duties expressly imposed on it by the Transaction Documents and the PRI;

          (ii) exercise the Rights expressly given to it by the Transaction Documents and the PRI or by any instructions from the Majority Financiers, and such other Rights as are reasonably incidental to any of them;

          (iii) enter into the Transaction Documents to which the Facility Agent is expressed to be a party as agent for the Financiers and the PRI (other than this agreement);

          (iv) take action on the Financiers' behalf in accordance with this agreement; and

          (v) exercise the rights of the Financiers expressly set out in the Transaction Documents and the PRI and rights, powers and discretions reasonably incidental to them and carry out their respective obligations expressly set out in the Transaction Documents and the PRI.

          Subject to clause 15.18 ("Change of Facility Agent"), this authorisation may not be varied or withdrawn.

     (c) The Facility Agent has no obligation in its capacity as agent for the Financiers other than those expressly imposed on it by the Transaction Documents and the PRI.

     (d) The Facility Agent's duties under the Transaction Documents are solely mechanical and administrative in nature. The Facility Agent has no other duties except as expressly provided in the Transaction Documents.

15.2 NATURE OF RELATIONSHIP

     (a) The relationship between the Facility Agent in that capacity and the Financiers is of agent and principal only. The Facility Agent is not a trustee or fiduciary for any Financier in connection with this agreement except as expressly provided in the Transaction Documents and the PRI. The Facility Agent is not an agent or partner of or trustee for the Borrower.


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     (b)  Each Financier agrees:

          (i) to be bound by anything properly done or properly not done by the Facility Agent in accordance with the Transaction Documents and the PRI, whether or not on instructions, and whether or not the Financier gave an instruction or approved of the thing done or not done (unless instructions are required); and

          (ii) at the Borrower's request, to ratify anything properly done or properly not done by the Facility Agent in accordance with the Transaction Documents and the PRI.

     (c) The Arranger is not a trustee or fiduciary for any party under or in connection with any Transaction Document. Except as expressly provided in the Transaction Documents, the Arranger has no obligations of any kind to any other party under or in connection with any Transaction Document.

15.3 INSTRUCTIONS FROM MAJORITY FINANCIERS

     (a) If the Facility Agent proposes to act on any of the matters described in clause 18 ("Amendments and waivers"), it agrees to:

          (i)  consult the Financiers on the proposal; and

          (ii) take action if, and only if, it receives instructions to do so from:

               (A) all the Financiers - on matters listed in clause 18.2 ("Agreement to all Financiers"); and

               (B) the Majority Financiers - on matters listed in clause 18.1 ("Agreement of Majority Financiers").

     (b) Subject to clause 15.3(a) ("Instructions from Majority Financiers") and except in respect of amounts due to the Facility Agent in its own right, the Facility Agent shall, in relation to the Transaction Documents and the PRI:

          (i) act in accordance with the instructions of the Majority Financiers; and

          (ii) refrain from exercising a Right vested in it in its capacity as agent under this agreement if so instructed by the Majority Financiers.

          Any such instructions of the Majority Financiers are binding on all Financiers.

     (c) The Facility Agent may refrain from exercising any Right vested in it under the Transaction Documents and the PRI until it has received instructions from the Majority Financiers as to whether it is to be exercised and, if applicable, the way in which it is to be exercised.


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     (d)  If the Facility Agent does not require instructions under clause
          15.3(a) ("Instructions from Majority Financiers") or does not receive instructions or requests under clause 15.3(b) ("Instructions from Majority Financiers"), subject to this agreement, where the Facility Agent has requested instructions from Majority Financiers, but has not received instructions promptly, the Facility Agent may (but is not obliged to) act as it considers to be in the best interests of all the Financiers. It need not consult any Financiers before doing so. Any action taken by the Facility Agent under this paragraph binds all Financiers. The Facility Agent shall give details to the Financiers of any material action taken under this paragraph.

     (e)  Whenever a Financier gives instructions:

          (i) it must do so in accordance with this agreement and within any time period specified by the Facility Agent for giving instructions (for example, if the agreement requires the Facility Agent to act reasonably, the Financier must act reasonably in giving the relevant instruction to the Facility Agent); and

          (ii) it authorises the Facility Agent to give any consent or do any other thing appropriate to carry out the instructions.

     (f)  If:

          (i) the Facility Agent specifies in its notice seeking instructions that the "guillotine procedure" in clause 15.3(e) applies to that particular set of instructions; and

          (ii) a Financier does not give instructions in relation to action proposed by the Facility Agent within any time period specified by the Facility Agent in the notice,

          the Financier is taken to have instructed the Facility Agent to take the proposed action.

     (g) Subject to the Transaction Documents, a Financier may not exercise a Right under this agreement unless the Facility Agent has been instructed to exercise that Right by the Majority Financiers or all Financiers, as the case may be, and fails to do so within a reasonable time.

15.4 INFORMATION TO AND CONSULTATION WITH FINANCIERS

     The Facility Agent shall:

     (a) promptly provide a Financier on request with a copy of each document received by the Facility Agent under clause 3 ("Conditions precedent");

     (b) promptly forward to the addressee any communication or document received by the Facility Agent on behalf of the addressee;


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     (c)  promptly provide each Financier by notice with a copy or details of each material communication which the Facility Agent in its capacity as agent receives from or gives to the Borrower under this agreement;

     (d) as far as is reasonably practicable, consult with the Financiers before giving any consent or approval under a Transaction Document and the PRI; and

     (e) within five Business Days of a request from the Borrower confirm in writing whether or not the Termination Date has occurred.

     Unless this agreement specifically provides otherwise, the Facility Agent is not required to determine the accuracy or completeness of any document or copy which it receives, or which it provides to another party.

15.5 OCCURRENCE OF DEFAULT

     (a) The Facility Agent is under no obligation to monitor or enquire whether any party is in breach of its obligations under this agreement or any other Transaction Document or the PRI. The Facility Agent is taken to have knowledge of the occurrence of an Event of Default, Potential Event of Default or Review Event only if:

          (i) an Authorised Representative of the Facility Agent who is responsible for the administration of the transactions contemplated by this agreement has actual knowledge of sufficient facts to ascertain that an Event of Default or Potential Event of Default or Review Event has occurred; or

          (ii) a Financier or the Borrower informs the Facility Agent, in its capacity as agent, that such an event has occurred and gives details of the event by notice.

     (b) The Facility Agent shall notify each Financier promptly if it is taken to have knowledge of the occurrence of an Event of Default or Potential Event of Default or a Review Event.

15.6 RECEIPTS AND BUSINESS ACTIVITIES OF FACILITY AGENT, ARRANGER AND FINANCIERS

     (a) The Facility Agent or the Arranger may, without any liability to account to the Financiers:

          (i) retain for its own benefit any amount of money or quantity of Gold received by it for its own account; and

          (ii) accept deposits from, lend money, deliver Gold or provide services to and generally conduct any banking or other business with any party to this agreement and any person connected with any such party without having to account to the Financiers.

     (b) A Financier may, without any liability to account to the other Financiers, the Facility Agent or the Arranger:


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          (i)  retain for its own benefit any amount of money or quantity of
               Gold received by it for its own account; and

          (ii) accept deposits from, lend money, deliver Gold or provide services to and generally conduct any banking or other business with any party to this agreement and any person connected with any such party without having to account to the other Financiers or the Facility Agent.

15.7 PERFORMANCE OF FACILITY AGENT'S OBLIGATIONS

     The Facility Agent may:

     (a) perform any of its obligations under the Transaction Documents or the PRI by or through its officers, employees or agents, and is not responsible for the negligence or misconduct of any such agents selected by it with reasonable care;

     (b)  obtain and pay for expert advice and services as it thinks fit;

     (c) refrain from doing anything which would, or in its reasonable opinion might, contravene any applicable law or any directive or request of any Government Agency (whether or not having the force of law) or breach any proper practice relating to secrecy or confidentiality;

     (d) do anything which, in its reasonable opinion, is necessary to comply with any applicable law or with any directive or request of any Government Agency (whether or not having the force of law);

     (e) refrain from exercising any Right under the Transaction Documents or the PRI until it has been indemnified or secured to its reasonable satisfaction against all losses, liabilities, costs and expenses (including reasonable legal fees) which it would or might incur as a result of doing so;

     (f) refrain from acting in accordance with the instructions of the Majority Financiers (or, if appropriate, all Financiers) given under and in accordance with a Transaction Document until it has received such security as it may require for any Cost, loss or liability (together with any associated Indirect Tax) which it may incur in complying with the instructions; and

     (g) refrain from acting (whether or not on instructions from one or more of the Financiers) for so long as it is unable to act due to any event of Force Majeure that takes effect after the date of this agreement. The Facility Agent will notify each Financier promptly after it determines that it is unable to act. The Facility Agent will not be responsible or liable for any liability, loss or Cost suffered or incurred by any party or any other person as a result of its not acting for so long as it is unable to act.


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15.8 FACILITY AGENT MAY RELY ON CERTAIN MATTERS

     The Facility Agent may rely:

     (a) on any communication or document reasonably believed by it to be genuine, correct and duly signed;

     (b) as to matters of fact which might reasonably be expected to be within the knowledge of the Borrower, upon a certificate signed by an Authorised Representative of the Borrower; and

     (c) on any advice or statement of any expert, attorney or agent selected by it.

15.9 FACILITY AGENT MAY ASSUME CERTAIN MATTERS

     The Facility Agent may assume that any statement or representation made by any person in this agreement or in any notice or certificate given under this agreement remains true unless a Financier or the Borrower notifies the Facility Agent to the contrary.

15.10 OFFICES OF FINANCIERS

     The Facility Agent may:

     (a) assume that each Financier is participating in the Facilities through its office the address of which is set out in schedule 1 ("Details of Financiers") or in a valid Substitution Certificate, unless and until the Facility Agent receives a notice specifying another such office that complies with the requirements of this agreement; and

     (b)  act on any such notice until it is superseded by a further notice.

15.11 IDENTITY OF FINANCIERS

     The Facility Agent may assume that each Financier is the beneficial owner of its Rights, and is bound by its Total Commitment, under this agreement, unless and until it receives a valid Substitution Certificate with respect to that Financier.

15.12 PROTECTION OF THE FACILITY AGENT AND THE ARRANGER

     (a) Neither the Facility Agent or Arranger nor any of their respective officers, employees, agents or related bodies corporate is responsible to any Financier for:

          (i) any recital, statement, representation or warranty contained in any Transaction Document or the PRI, in the Information Memorandum or in any other document referred to or provided for in, or received by it under, a Transaction Document;

          (ii) the execution, validity, effectiveness, genuineness, enforceability or sufficiency of this agreement, the Information Memorandum or any other document referred to


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               or provided for in, or received by it under, a Transaction
               Document or the PRI;

          (iii) any failure by the Borrower to perform its obligations under a Transaction Document;

          (iv) any action taken or not taken by it or them under a Transaction Document or the PRI or in accordance with any instructions from the Majority Financiers (or, if appropriate, all Financiers), except in the case of its or their wilful misconduct or gross negligence; or

          (v) any delay (or any related consequences) in crediting an account with an amount required under the Transaction Documents to be paid by the Facility Agent if the Facility Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Facility Agent for that purpose.

     (b) No party (other than the Facility Agent) may take any proceedings against any officer, employee or agent of the Facility Agent in respect of any claim it might have against the Facility Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Transaction Document and any officer, employee or agent of the Facility Agent may rely on this clause 15.12 ("Protection of the Facility Agent and the Arranger").

15.13 FACILITY AGENT NOT RESPONSIBLE FOR MONITORING

     (a)  Each Financier confirms that:

          (i) it has made its own appraisal and investigation of the business, financial condition, status and affairs of the Borrower;

          (ii) it is solely responsible for continuing that appraisal and investigation after the date of this agreement;

          (iii) it has entered into this agreement without any inducement from the Facility Agent or Arranger; and

          (iv) it has made its own appraisal of its financial return under this agreement.

     (b) Each Financier confirms that it has not relied, and will not rely, on the Facility Agent or the Arranger at any time:

          (i) (in the absence of an express obligation of the Facility Agent in this agreement) to provide it with any information concerning the business, financial condition, status or affairs of the Borrower;

          (ii) to investigate the adequacy, accuracy or completeness of any information provided by the Borrower in connection with a


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               Transaction Document or the PRI (whether or not the information is circulated to that Financier by the Facility Agent); or

          (iii) to assess or keep under review the business, financial condition, status or affairs of the Borrower.

     (c) Each Financier agrees promptly to notify the Facility Agent as soon as it becomes aware of any event or circumstance that will or may constitute an "Insured Event" or any other event requiring notification to a Political Risk Insurer under the PRI.

     (d) The Facility Agent is taken not to be aware of an Event of Default, Potential Event of Default, Review Event or Insured Event until either:

          (i) an Authorised Representative of the Facility Agent who is responsible for the administration of the transactions contemplated by the Transaction Documents has actual knowledge of sufficient facts to ascertain that an Event of Default, Potential Event of Default, Review Event or Insured Event has occurred; or

          (ii) the Facility Agent receives a notice informing it of such event from the Borrower or a Financier.

15.14 INFORMATION CONCERNING BORROWER

     The Facility Agent may disclose to the Financiers any information relating to the business, financial condition, status or affairs of the Borrower which comes into its possession, but is not obliged to do so except to the extent that this agreement expressly provides otherwise. Notwithstanding any other provision of this agreement, the Facility Agent need not disclose a matter to the extent it reasonably believes that to do so would constitute a breach of law or duty of confidentiality.

15.15 BORROWER NOT CONCERNED WITH FACILITY AGENT'S AUTHORITY

     The Borrower is not required to enquire about the existence or extent of any instructions from the Majority Financiers to the Facility Agent. As between the Borrower and the Financiers, all action taken by the Facility Agent concerning this agreement is taken to be authorised by the Financiers.

15.16 FACILITY AGENT INDEMNIFIED BY FINANCIERS

     (a) Each Financier severally indemnifies the Facility Agent against, and shall pay to the Facility Agent on demand the amount of, its proportion of all losses, liabilities, costs and expenses (including, without limitation, legal fees on a full indemnity basis) and Taxes which the Facility Agent incurs in connection with the performance of its functions as Facility Agent pursuant to the Transaction Documents and the PRI, except to the extent that they:

          (i) have been finally paid by the Borrower under clause 14 ("Costs and currency indemnity"); or


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          (ii) are incurred as a result of the wilful misconduct or gross negligence of the Facility Agent.

     (b) No payment by a Financier under this clause affects the Borrower's obligations under clause 14 ("Costs and currency indemnity"). A payment by a Financier under this clause in respect of an amount for which the Borrower is liable under clause 14 ("Costs and currency indemnity") constitutes a loan of that amount by that Financier to the Borrower which:

          (i) accrues interest at the Default Rate for each Default Interest Period as if it were an Unpaid Amount; and

          (ii) must be repaid to the Facility Agent together with its accrued interest on demand for the account of that Financier.

     (c) Each Financier agrees to notify the Facility Agent promptly if it becomes aware of any event or circumstance that will or may constitute an event which is covered under the PRI or an event requiring notification to a Political Risk Insurer under the PRI.

15.17 FACILITY AGENT OR ARRANGER AS FINANCIER

     If the Facility Agent or Arranger is also a Financier at any time, it has the same rights and powers with respect to its Gold Commitment or RCF Commitment as any other Financier, and may exercise those rights and powers as if it were not acting as the Facility Agent or Arranger, as the case may be. The term "Financier" includes the Facility Agent or Arranger, as the case may be, in its capacity as a Financier.

15.18 CHANGE OF FACILITY AGENT

     (a) Subject to this clause, the Facility Agent may resign as agent by giving at least 30 days' notice to the Borrower and the Financiers.

     (b) Subject to this clause, the Facility Agent may be removed as agent by notice from the Majority Financiers which:

          (i) is given with the prior consent of the Borrower (which consent may not be unreasonably withheld); and

          (ii) takes effect at least 30 days after the date of receipt of such consent by the Facility Agent.

     (c) No resignation or removal under this clause takes effect until a successor Facility Agent approved by the Borrower (which approval may not be unreasonably withheld) has been appointed either:

          (i)  by the Majority Financiers; or

          (ii) where the Majority Financiers have not appointed a successor within 30 days after the date of receipt of the notice of resignation or removal, by the Facility Agent,


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          and has accepted that appointment in a manner which binds it to perform the obligations of the Facility Agent under the Transaction Documents and the PRI and has obtained title to any Security Interest granted in favour of the Facility Agent pursuant to any Transaction Document.

     (d) The retiring Facility Agent shall, at its own cost, provide the successor Facility Agent with such documents and assistance as it reasonably requests for the purposes of performing its functions as Facility Agent under this agreement.

     (e)  On the appointment of a successor Facility Agent:

          (i) the successor Facility Agent succeeds to the position of the retiring Facility Agent;

          (ii) the retiring Facility Agent is discharged from any further obligations under this agreement, but without affecting any accrued rights or obligations;

          (iii) the indemnities under this agreement in favour of the retiring Facility Agent survive with respect to matters occurring before the appointment of the successor Facility Agent, and the retiring Facility Agent continues to have the benefit of this clause; and

          (iv) the successor Facility Agent and the other parties to this agreement have the same rights and obligations as if the successor Facility Agent had been a party to this agreement.

15.19 INDEPENDENT ENGINEER

     (a) The Facility Agent will appoint the Independent Engineer for the purpose of performing the functions expressly given to it under this agreement.

     (b) If the Independent Engineer resigns its appointment, then the Facility Agent and the Borrower shall promptly agree the identity of the replacement independent engineer.

     (c) The Facility Agent may remove the Independent Engineer (after consultation with the Borrower) in which event, the Facility Agent and the Borrower shall promptly agree the identity of the replacement independent engineer to be appointed by the Facility Agent.

     (d) The Borrower may request the replacement of the Independent Engineer if:

          (i) the Independent Engineer's decisions have not been followed in two consecutive expert determinations under clause 10.2(a)(iii) ("life of mine plan") or 10.2(b)(iii) ("Base Case"), in which case the Facility Agent agrees to replace the Independent Engineer; or


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          (ii) the Borrower is able to show cause to the Facility Agent as to why the current Independent Engineer should be replaced (for example, on the basis of its incompetence, negligence or like reason) and the Facility Agent (acting under the Majority Financiers' instructions) is satisfied (acting reasonably), that this constitutes sufficient cause for the replacement of the Independent Engineer, in either event, the Facility Agent and the Borrower shall promptly agree the identity of the replacement independent engineer to be appointed by the Facility Agent.

     (e) The Borrower is responsible for all reasonable costs of the Independent Engineer in performing the functions expressly given to it under this agreement, provided such costs are approved by the Borrower prior to the Independent Engineer commencing such work, such approval not to be unreasonably withheld.

16   REDISTRIBUTION OF PAYMENTS BETWEEN FINANCIERS

16.1 NOTICE OF DIRECT RECEIPTS

     A Financier shall notify the Facility Agent promptly if it receives or recovers (including, without limitation, by exercising a banker's lien or right of set-off or combination of accounts) an amount of money payable or quantity of Gold deliverable, as the case may be, under this agreement, setting out details of the receipt or recovery, unless:

     (a) the amount of money or quantity of Gold is received from the Facility Agent or a Hedging Contract; or

     (b) the amount of money or quantity of Gold is paid or delivered, as the case may be, by an assignee, transferee or sub-participant of the rights or obligations of that Financier.

16.2 REDISTRIBUTION OF EXCESS PAYMENTS

     If:

     (a) a Financier must notify the Facility Agent under clause 16.1 ("Notice of direct receipts") of an amount of money or quantity of Gold received or recovered by it; and

     (b) that amount of money or quantity of Gold, as the case may be, would have been distributed among the Financiers, or some of them, if it had been paid or delivered, as the case may be, to the Facility Agent, then:

     (i) that Financier shall pay or deliver, as the case may be, that amount of money or quantity of Gold, as the case may be, to the Facility Agent promptly; and


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     (ii) the Facility Agent shall distribute the amount of money or quantity of
          Gold, as the case may be, received by it to the Financiers in accordance with their entitlements.

16.3 REIMBURSEMENT FOLLOWING CLAWBACK

     If:

     (a) a Financier has made a payment of money or delivery of Gold, as the case may be, to the Facility Agent under clause 16.2 ("Redistribution of excess payments") in respect of any amount of money or quantity of Gold received or recovered by it;

     (b) the Facility Agent has distributed that payment of money or delivery of Gold, as the case may be; and

     (c) that Financier is obliged to refund all or part of that amount of money or quantity of Gold, as the case may be, under any law relating to insolvency, winding-up or the protection of creditors, then, on demand by that Financier through the Facility Agent, each other Financier shall repay or re-deliver, as the case may be, to the Facility Agent for the account of that Financier all, or the part corresponding to the proportion of the amount of money or quantity of Gold which that Financier is obliged to refund, of the amount of money or quantity of Gold distributed to it by the Facility Agent.

16.4 BORROWER REMAINS LIABLE

     As between the Borrower and a Financier, any amount of money or quantity of Gold which is:

     (a) paid or delivered, as the case may be, by that Financier to the Facility Agent under clause 16.2 ("Redistribution of excess payments"); or

     (b) repaid or re-delivered, as the case may be, by that Financier to another Financier under clause 16.3 ("Reimbursement following clawback"),

     is taken not to have been paid or delivered, as the case may be, to that Financier, and the Borrower shall owe to that Financier a debt which is equal to that amount of money or quantity of Gold, as the case may be, and is due and payable or deliverable, as the case may be, immediately.

16.5 FAILURE OF ALL FINANCIERS TO JOIN IN LITIGATION

     A Financier that recovers an amount of money or quantity of Gold under a judgment obtained in legal proceedings taken by it (except where proceedings are taken by it without prior notice to the Facility Agent) is not obliged to share that amount of money or quantity of Gold, as the case may be, under clause 16.2 ("Redistribution of excess payments") with any other Financier which is entitled to, but does not, either join in those proceedings or take and diligently prosecute legal proceedings in another court to enforce its rights under this agreement.


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16.6 CLAIMS PAID UNDER THE POLITICAL RISK INSURANCE POLICY

     (a) Subject to paragraph (b), the Facility Agent must distribute payments and recoveries under the PRI to each Financier in a proportion that bears the same proportion as the amount payable to that Financier at that time under this agreement bears to the aggregate of the amounts payable at that time under this agreement to all Financiers.

     (b) If the Political Risk Insurer reduces the amount of a claim under the PRI by reason of an exclusion in the PRI relating to an act or omission of a Financier, that Financier is not entitled to share in distributions under paragraph (a) to the extent of the amount of the reduction in the claim.

17   ASSIGNMENTS AND SUBSTITUTIONS

17.1 SUCCESSORS AND ASSIGNS

     This agreement binds, and takes effect for the benefit of, each party and its successors, permitted assigns, transferees and substitutes.

17.2 ASSIGNMENT BY BORROWER

     The Borrower may not assign any of its rights or transfer any of its obligations under the Transaction Documents without the prior consent of the Facility Agent (acting on the instructions of all the Financiers).

17.3 ASSIGNMENT OF RIGHTS BY FINANCIER

     A Financier may change its lending office or transfer its rights or its obligations under this agreement:

     (a) to a company which is a wholly-owned direct or indirect subsidiary of it or of its holding company if such transfer is effected by a substitution in accordance with clause 17.5 ("Procedure for substitution"); or

     (b) to a subparticipant or a securitisation vehicle provided that the Financier remains the lender of record,

     in each case without the consent of the Borrower and may not be effected while a Drawdown Notice is current.

17.4 SUBSTITUTION BY FINANCIER

     (a)  A Financier may, subject to each of the following:

          (i)  clause 17.4(b);

          (ii) the restrictions on amounts for partial substitutions under clause 17.5(a) ("Procedure for substitution"); and

          (iii) the Borrower obtaining the prior approval of the Bank of PNG to the relevant transfer to the extent required by law or


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               by the terms of any Authorisation given to the Borrower by the
               Bank of PNG prior to the date of this agreement,

          transfer any or all of its rights and obligations under this agreement to another financial institution with the prior consent of the Borrower (such consent not to be unreasonably withheld) or to the Political Risk Insurer if such transfer is effected by a substitution in accordance with clause 17.5 ("Procedure for substitution ") and may not be effected while a Drawdown Notice is current. For this purpose, the Borrower and the Facility Agent have agreed a list of potential financiers in relation to primary syndication.

     (b) A Financier may only transfer its rights and obligations under this agreement if, in respect of such transfer, the pro-rata amount of Gold Commitment transferred is equal to the pro-rata amount of RCF Commitment transferred.

17.5 PROCEDURE FOR SUBSTITUTION

     (a) A Retiring Financier may arrange to substitute a New Financier for itself in respect of some or all of its RCF Commitment and its Gold Commitment and its participation in the applicable Principal Outstanding by delivering to the Facility Agent four counterparts of a Substitution Certificate executed by itself and by the proposed New Financier together with a fee of US$2,000 on or before the tenth Business Day before the substitution is to take effect. Partial substitutions must be for Gold Commitment and/or Principal Outstanding of at least 20,000 Ounces and the pro-rata share of a Retiring Financier's RCF Commitment and Principal Outstanding under the Revolving Credit Facility.

     (b) Each party to this agreement (other than the Retiring Financier and the proposed New Financier) irrevocably authorises the Facility Agent to:

          (i) execute on its behalf a Substitution Certificate delivered under paragraph (a); and

          (ii) execute any other document, and do on its behalf anything else, which the Facility Agent believes is necessary or desirable to effect the substitution.

     (c) After receiving a Substitution Certificate under paragraph (a), the Facility Agent shall:

          (i)  notify the Borrower;

          (ii) countersign the counterparts on behalf of all the other parties to this agreement (except the Retiring Financier and the proposed New Financier); and

          (iii) retain one counterpart and deliver the others to the Retiring Financier, the proposed New Financier and the Borrower.

     (d)  On the "Substitution Date" referred to in the Substitution
          Certificate:


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          (i)  the New Financier is, by novation, substituted for the Retiring
               Financier in relation to those rights and obligations of the Retiring Financier specified in the Substitution Certificate; and

          (ii) the Retiring Financier is released from its obligations to the extent stated in the Substitution Certificate.

17.6 CONSEQUENCES OF SUBSTITUTION

     If a Financier arranges a substitution in respect of any of its rights and obligations in accordance with this clause 17 ("Assignments and substitutions"):

     (a) references in this agreement to the Retiring Financier, as a "Financier" or otherwise, and the Retiring Financier's identity and address, are to be taken as references to:

          (i) the Retiring Financier and the New Financier, and their respective identities and addresses, in each case to the extent of its relevant RCF Commitments and its relevant Gold Commitments and the related rights and obligations; or

          (ii) where the Retiring Financier has no further rights or obligations, to the New Financier (and its identity and address);

     (b) all agreements, representations and warranties made in this agreement survive any substitution made under this clause, and take effect for the benefit of the New Financier and the Retiring Financier to the extent of their respective RCF Commitments and their respective Gold Commitments and the related rights and obligations;

     (c) the Retiring Financier is not responsible to the New Financier for the performance by the Borrower of any of its obligations under this agreement; and

     (d) the Retiring Financier is not obliged to accept a re-assignment or re-transfer from the New Financier of any rights or obligations acquired by the New Financier under a Substitution Certificate.

17.7 NOT USED

17.8 DISCLOSURE

     (a)  Subject to paragraph (b), a Financier may:

          (i) provide to a New Financier, or any other person who proposes to enter into contractual relations with a Financier in relation to this agreement, any information about the Borrower which that Financier considers appropriate; and

          (ii) provide a copy of this agreement, the other Transaction Documents and the Project Documents to a New Financier or any such person.


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     (b)  Any disclosure made under paragraph (a) must be made on the basis that the person to whom the information or document is disclosed shall keep that information or document confidential as required by clause 19 ("Confidentiality").

17.9 NO GROSSING UP OR INCREASED COSTS IN CERTAIN CIRCUMSTANCES

     If a Financier changes its lending office or assigns or transfers any or all of its rights or obligations under this clause 17 ("Assignments and substitutions") to another Financier and the Borrower is later required to make a payment of money or delivery of Gold under clauses 7 ("Payments and deliveries generally") or 13 ("Increased costs and illegality"), as a result of:

     (a) any provision of a law or a directive or request (whether or not having the force of law) of a Government Agency as in effect at the date of the change of lending office, assignment or transfer; or

     (b) as a result of the interpretation or application as at the date of the assignment or transfer of a law or a directive or request (whether or not having the force of law) of a Government Agency, then the Borrower is only required to make that payment of money or delivery of Gold up to the amount of money or quantity of Gold that would have been payable or deliverable, as the case may be, had the change of lending office, assignment or transfer not occurred.

17.10 MULTIPARTITE SUBSTITUTIONS

     If a proposed substitution, or substitutions, is, or are, to involve more than one proposed substitute or more than one Financier, or any combination thereof, the Facility Agent may prepare instruments consistent with schedule 5 ("Substitution Certificate") which effect such a substitution and each party agrees to authorise the Facility Agent to execute such an instrument on its behalf in order to implement such substitution, or substitutions, contemplated by this clause 17 ("Assignments and substitutions").

17.11 POLITICAL RISK INSURER

     Despite anything to the contrary contained in this agreement, the right of the Political Risk Insurer to enforce or exercise any of its rights or to share in any receipts or recoveries made under this agreement (in its capacity as a Financier), may only be exercised in accordance with the terms of the Political Risk Insurance Policy and the Transaction Documents, as applicable to Financiers.

17.12 COSTS

     Any costs incurred by the Facility Agent or the Borrower in relation to any transfer of rights or obligations by a Financier will be paid by that Financier unless such transfer was effected at the Borrower's request (in which case the Borrower shall bear the cost).


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18   AMENDMENTS AND WAIVERS

18.1 AGREEMENT OF MAJORITY FINANCIERS

     (a) Subject to the other provisions of this clause 18 ("Amendments and waivers"), the following matters require instructions from the Majority Financiers:

          (i) the exercise of the Facility Agent's rights in its capacity as agent for the Financiers in connection with any Event of Default or Potential Event of Default;

          (ii) subject to clause 18.2 ("Agreement to all Financiers"), the giving of a direction to the Security Trustee to exercise its rights in its capacity as security trustee in connection with any Transaction Document to which the Security Trustee is a party;

          (iii) the waiver of any breach or other non-performance of obligations by the Borrower in connection with any Transaction Document, or the giving of a direction to the Security Trustee in its capacity as security trustee to waive any breach or other non-performance of obligations by the Borrower in connection with any Transaction Document;

          (iv) a variation of a Transaction Document or the PRI other than a variation listed in clause 18.2 ("Agreement to all Financiers") or the giving of a direction to the Security Trustee in its capacity as security trustee to agree to a variation of a Transaction Document other than a variation listed in clause 18.2 ("Agreement to all Financiers"); or

          (v) any matter the subject of a provision in any Transaction Document or the PRI which provides expressly that it requires the consent of the Majority Financiers.

     (b)  Where the Majority Financiers so agree under paragraph (a)(iii) or
          (iv) above, the Facility Agent shall execute and give effect to the amendment, supplement or waiver on behalf of all Financiers.

     (c)  If an amendment, supplement or waiver is effected under this clause:

          (i) the Facility Agent shall promptly notify each of the parties to this agreement; and

          (ii) it is binding on all the parties to this agreement.

18.2 AGREEMENT TO ALL FINANCIERS

     Subject to clause 18.3 ("Waiver generally"), the agreement in writing of all Financiers is required for any matter which:

     (a) relates to the definition of "Majority Financiers" in clause 1.1 ("Definitions");


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     (b)  extends the date for, decreases the amount of, or changes the currency of, any payment under this agreement (including, without limitation, any Margin or fees);

     (c) extends the date for, decreases the quantity of, or changes the specifications of, any obligation to deliver Gold under this agreement (including, without limitation, any Margin or fees);

     (d) increases a Financier's Gold Commitment or a Financier's RCF Commitment or extends the Gold Availability Period or the RCF Availability Period;

     (e)  relates to this clause;

     (f) is the subject of a provision in any Transaction Document which provides expressly that it requires the consent of all Financiers;

     (g) relates to the release of any Security Interest (unless a release is required by a Transaction Document, is requested under clause 3.33 of the Security Trust Deed or is required by law); or

     (h)  would amend the extent or scope of coverage under the PRI.

18.3 WAIVER GENERALLY

     The non-exercise of or delay in exercising any power or right of a party does not operate as a waiver of that power or right, nor does any single exercise of a power or right preclude any other exercise of it or the exercise of any other power or right. A power or right may only be waived in writing.

19   CONFIDENTIALITY

19.1 NON-DISCLOSURE

     The Facility Agent and the Financiers may not disclose the contents or terms of this agreement or any information or documents received by them in connection with the negotiation of this agreement or pursuant to the provisions of this agreement ("Confidential Information") and will procure that their respective officers, employees and agents will not disclose any such information, without the prior written consent of the Borrower, except to the extent that:

     (a)  disclosure is permitted by the express terms of this agreement;

     (b) the information is available to the public generally (except as a result of a previous breach of this clause);

     (c) the Facility Agent or the relevant Financier is required to make the disclosure by law or under any administrative guideline, directive, request or policy (whether having the force of law or not) the observance of which, if not having the force of law, is in accordance with the practice of responsible persons similarly situated;


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     (d)  the disclosure is necessary in relation to any procedure for discovery of documents or any proceedings before any court, tribunal or regulatory body; or

     (e) the disclosure is to a potential assignee, participant, sub-participant, New Financier or Political Risk Insurer in respect of a Financier's interests under a Transaction Document or to any other person who is considering entering into contractual relations with a Financier in connection with a Transaction Document, but only if the recipient agrees in writing to use the information only for the purposes for which it has been disclosed and to be otherwise bound by the terms of this clause 19 ("Confidentiality") as if it were named as a Financier in this agreement.

19.2 LIMITATION OF ACCESS

     Each Financier and the Facility Agent will limit access to the Confidential Information to:

     (a) those of its officers, employees and agents who require access to it for the purposes of this agreement; and

     (b) those of its legal and other professional advisers who require access to it for the purposes of this agreement.

19.3 DISCLOSURE REQUIREMENT

     If a Financier or the Facility Agent is or may be required to disclose Confidential Information as contemplated in clause 19.1(c) ("Non-disclosure"), it will (unless notification is prohibited by law) promptly notify the Borrower and, if requested, at the cost of the Borrower allow and assist the Borrower (to the extent legally permissible) to oppose the disclosure requirement.

19.4 CONFIDENTIALITY BETWEEN ROLES

     (a) In acting as agent for the Financiers, the Facility Agent will be regarded as acting through its agency division which will be treated as a separate entity from any of its other divisions or departments.

     (b) In acting as arranger of the Facility, the Arranger will be regarded as acting through its banking division which will be treated as a separate entity from any of its other divisions or departments.

     (c) If information is received by another division or department of the Facility Agent or Arranger, as the case may be, it may be treated as confidential to that division or department and the Facility Agent or Arranger, as the case may be, will not be deemed to have notice of it.


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20   NOTICES

20.1 METHOD OF GIVING NOTICES

     A notice, consent, approval or other communication (each a "Notice") under this agreement shall be in writing, signed by or on behalf of the person giving it, addressed to the person to whom it is to be given and:

     (a)  delivered;

     (b)  sent by pre-paid mail;

     (c)  transmitted by facsimile; or

     (d)  transmitted electronically;

     to that person's address.

20.2 TIME OF RECEIPT

     A Notice given to a person in accordance with this clause is treated as having been given and received:

     (a) if delivered, on the day of delivery if delivered before 4:00 PM on a Business Day and otherwise on the next Business Day;

     (b) if sent by pre-paid mail, on the day of actual delivery if delivered before 4:00 PM on a Business Day and otherwise on the next Business Day;

     (c) if transmitted by facsimile and the transmission report states that it was sent in full and without error, on the day of transmission if that report states that the transmission was completed before 4:00 PM on a Business Day and otherwise on the next Business Day; and

     (d) if by way of electronic transmission, if it complies with the rules under clause 20.4 ("Electronic transmission of notice").

20.3 ADDRESS FOR NOTICES

     For the purposes of this clause, a person (the "SENDER") may take the address, facsimile number of another person (the "RECIPIENT") to be:

     (a) the address and number set out in the Details or in schedule 1 ("Details of Financiers"); or

     (b) where the recipient notifies the sender of another address or number, the last address or number so notified to it.

20.4 ELECTRONIC TRANSMISSION OF NOTICE

     (a) Notices, requests, demands, consents, approvals, agreements or other communications to or by the Facility Agent:

          (i) may be given by means of a secure website originally to be styled "Intralinks" established by the Facility Agent access to


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               which is restricted to the parties to the Transaction Documents
               (and, where applicable, their financial and legal advisers) or other electronic means in a manner established by the Facility Agent and agreed with the Borrower; and

          (ii) unless otherwise agreed under sub-paragraph (i) will be taken to be given or made upon:

               (A)  a notice being posted on that secure website; and

               (B) receipt by the Facility Agent of a delivery receipt in respect of an e-mail the Facility Agent has sent to the relevant party's Nominated E-mail Address notifying that the notice has become available on the secure website.

          (b) The Borrower consents to the inclusion in the secure website of its company logo of "Lihir Gold" or such other derivation.

          (c)  Each of the Financiers and the Borrower undertakes:

               (i) to ensure that all Access Information issued to it by the Facility Agent is kept secure and confidential; and

               (ii) that it will only disclose Access Information to its
                    officers or employees who are involved in the administration of the Facility; and

               agrees that the Facility Agent is not liable for any liability, loss, damage, costs or expenses incurred or suffered by them as a result of their access or use of the secure website or inability to access or use the secure website except to the extent caused by its gross negligence or wilful misconduct.

21   LAW AND JURISDICTION

21.1 GOVERNING LAW

     This agreement is governed by the laws in force in New South Wales, Australia.

21.2 SUBMISSION TO JURISDICTION

     The Borrower submits to the non-exclusive jurisdiction of the courts exercising jurisdiction in New South Wales and any courts that may hear appeals from those courts in respect of any proceedings in connection with this agreement.

21.3 SERVICE

     Without preventing any other mode of service, any document in an action (including, without limitation, any writ of summons or other originating process or any third or other party notice) may be served on a party by being delivered to or left for that party at its address for service of notices under clause 20 ("Notices").


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22   GENERAL

22.1 SET-OFF

     If the Facility Agent has given a notice pursuant to clause 12.2(c) ("Consequences of an Event of Default") the Facility Agent and each Financier may, without notice to the Borrower, combine, consolidate, merge or apply all or any part of any credit balance standing to any account of the Borrower with any of its offices or branches or any amount of money or quantity of Gold available to it by way of set-off, lien or counterclaim in or towards satisfaction of any money or obligation to deliver Gold at any time due and payable or re-deliverable, as the case may be, or to become due and payable or re-deliverable, as the case may be, by the Borrower to the Facility Agent or that Financier under the Transaction Documents. The Facility Agent and each Financier may for this purpose:

     (a) redeem, vary the terms and conditions of, or appropriate all or any part of any account, deposit of funds or other arrangement between it and the Borrower on or under which it may be indebted to the Borrower, notwithstanding any prior agreement to the contrary or the fact that the respective liabilities may not be expressed in the same currency;

     (b)  effect any currency conversion it considers necessary or desirable;
          and

     (c) effect any conversion of Gold to an amount which bears its Current Dollar Value.

22.2 FACILITY AGENT'S STATEMENT

     Unless otherwise expressly provided in the Transaction Documents, a statement, signed on behalf of the Facility Agent by any of its Authorised Representatives, as to any matter or of any amount of money or quantity of Gold (including, without limitation, amounts of money or quantities of Gold owing by the Borrower) at the date specified in the statement is prima facie evidence of that matter or amount of money or quantity of Gold.

22.3 SEVERABITITY

     Any provision in the Transaction Documents which is invalid or unenforceable in any jurisdiction is to be read down for the purposes of that jurisdiction, if possible, so as to be valid and enforceable, and is otherwise capable of being severed to the extent of the invalidity or unenforceability, without affecting the validity or enforceability of the remaining provisions of the Transaction Documents, or affecting the validity or enforceability of that provision in any other jurisdiction.

22.4 EXERCISE OF RIGHTS

     The Facility Agent and the Financiers may exercise a Right at its discretion, and separately or concurrently with another Right. A single or partial exercise of a Right by the Facility Agent or the Financiers does not prevent a further exercise of that or an exercise of any other Right. A failure by the Facility Agent or the Financiers to exercise or a delay in exercising a Right


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     does not prevent its exercise. The Facility Agent and the Financiers are not liable for any loss caused by the exercise or attempted exercise of, or the failure to exercise, or a delay in exercising the Right, whether or not caused by the Facility Agent's or the Financiers' negligence, as the case may be.

22.5 WAIVER AND VARIATION

     A provision of, or a right created under, the Transaction Documents may not be waived or varied except in writing signed by the party or parties to be bound.

22.6 SUPERVENING LEGISLATION

     Any present or future legislation which operates to vary the obligations of the Borrower under the Transaction Documents with the result that the Facility Agent's or the Financiers' Rights are adversely affected (including, without limitation, by way of delay or postponement) is excluded except to the extent that its exclusion is prohibited or rendered ineffective by law.

22.7 REMEDIES CUMULATIVE

     The Rights provided in the Transaction Documents are cumulative with, and not exclusive of, the Rights provided by law independently of the Transaction Documents.

22.8 INDEMNITIES

     (a) Each indemnity in the Transaction Documents is a continuing obligation, separate and independent from the other obligations of the party giving it and survives the termination of the Transaction Documents.

     (b) It is not necessary for the Facility Agent to incur expense or make payment of money or delivery of Gold before enforcing a right of indemnity conferred by the Transaction Documents.

22.9 COUNTERPARTS

     The Transaction Documents may be executed in any number of counterparts and all of those counterparts taken together constitute one and the same instrument.

22.10 ATTORNEYS

     Each attorney who executes the Transaction Documents on behalf of a party declares that the attorney has no notice of the revocation or suspension by the grantor or in any manner of the power of attorney under the authority of which the attorney executes the Transaction Documents.


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Syndicated Facilities Agreement

Schedule 1 - Details of Initial Financiers

                                                                                 REVOLVING
                                                                                  CREDIT       GOLD LOAN
NAME OF INITIAL FINANCIER AND                                                   COMMITMENTS   COMMITMENTS
LENDING OFFICE                               DETAILS FOR NOTICES                   (US$)        (OUNCES)
------------------------------   -------------------------------------------   ------------   -----------
ABN AMRO BANK N.V.               Level 5, ABN AMRO Tower                       US$4,385,521      42,084
(ABN 84 079 478 612)             88 Phillip Street
Sydney                           Sydney NSW 2001
                                 Fax: +612 8259 5433
                                 Attention: Jeanette Willoughby, Credit
                                 Portfolio Management
                                 Copy to: Yun Zhou, Loans Administration

AUSTRALIA AND NEW ZEALAND        CREDIT:                                       US$4,385,522      42,108
BANKING GROUP LIMITED            Level 17, 530 Collins Street
(ABN 11 005 357 522)             Melbourne VIC 3000
Melbourne                        Fax: +613 9273 2111
                                 Attn: Bill Callaghan, Manager, Project and
                                 Structured Finance
                                 Email: callaghw@anz.com

                                 ADMINISTRATIVE:
                                 Level 17, 530 Collin Street
                                 Melbourne VIC 3000
                                 Fax: +613 9273 1544
                                 Attn: Long Do, Manager's Assistant,
                                 Corporate and Structured Finance
                                 Email: dol@anz.conm

BAYERISCHE HYPO- UND             CREDIT:                                       US$4,385,522      42,108
VEREINSBANK AG, SINGAPORE        Level 30, 88 Phillip Street
BRANCH                           Sydney NSW 2000
Singapore                        Fax: +612 8243 9222
                                 Attn: Paul Gullery, Director
                                 Email: Paul.Gullery@Hvbasia.com

                                 30 Cecil Street, #25-01
                                 Prudential Tower, Singapore 049712
                                 Fax: +65 6413 3824
                                 Attn: David Chan, Director
                                 Email: David.Chan@Hvbasia.com

                                 ADMINISTRATIVE:
                                 30 Cecil Street, #25-01
                                 Prudential Tower, Singapore 049712
                                 Fax: +65 6413 3714
                                 Attn: Soo Lee Cheah, Associate Director /
                                 Mei Chi Tsen, Officer
                                 Email: Cheah.Soo.Lee@Hvbasia.com /
                                 Meichi.Tsen@Hvbasia.com


(C) Mallesons Stephen Jaques   Syndicated Facilities Agreement                92
                               13 September 2005

                                                                                 REVOLVING
                                                                                  CREDIT       GOLD LOAN
NAME OF INITIAL FINANCIER AND                                                   COMMITMENTS   COMMITMENTS
LENDING OFFICE                               DETAILS FOR NOTICES                   (US$)        (OUNCES)
------------------------------   -------------------------------------------   ------------   -----------
BNP PARIBAS - SINGAPORE          CREDIT:                                       US$4,385,522      42,108
BRANCH                           60 Castlereagh Street
(ARBN 000 000 117)               Sydney NSW 2001
Singapore                        Fax: +612 9619 6107
                                 Attn: Bruce Spencer, Director
                                 Email: bruce.spencer@au.bnpparibas.com

                                 Tung Center - #03-00
                                 20 Collyer Quay
                                 Singapore - 049319
                                 Fax: +65 6210 1355
                                 Attn: Max-Henrik Blom, Vice President
                                 Email: max-henrik.blom@asia.bnpparibas.com

                                 ADMINISTRATIVE:
                                 Tung Center - #03-00
                                 20 Collyer Quay
                                 Singapore - 049319
                                 Fax: +65 6210 1355
                                 Attn: Harrison Pou / Patsy Lim
                                 Email: harrison.pou@asia.bnpparibas.com
                                 / patsy.lim@asia.bnpparibas.com

BANK OF WESTERN AUSTRALIA LTD    CREDIT:                                       US$4,385,522      42,108
(ABN 22 050 494 454)             Level 27, 45 Clarence Street
Sydney                           Sydney NSW 2000
                                 Fax: +612 8299 8888
                                 Attn: Richard Batten, Associate Director
                                 Email: rbatten@bos.com.au

                                 ADMINISTRATIVE:
                                 Level 27, 45 Clarence Street
                                 Sydney NSW 2000
                                 Fax: +612 8299 8888
                                 Attn: Robert Murrant, Analyst / Michael
                                 Dodson, Associate Director
                                 Email: rmurrant@bos.com.au /
                                 mdodson@bos.com.au

COMMONWEALTH BANK OF             CREDIT:                                       US$4,385,522      42,108
AUSTRALIA                        Level 15, 52 Martin Place
(ABN 48 123 123 124)             Sydney NSW 2000
Sydney                           Fax: +612 9513 1002
                                 Attn: Scott Speedie, Senior Relationship
                                 Executive / Natalie Baker, Relationship
                                 Manager
                                 Email: scott.speedie@cba.com.au /
                                 bakerna@cba.com.au

                                 ADMINISTRATIVE:
                                 Level 5, 48 Martin Place
                                 Sydney NSW 2000
                                 Fax: +612 9235 1197 / 02 9513 1002


(C) Mallesons Stephen Jaques   Syndicated Facilities Agreement                93
                               12 September 2005

                                                                                 REVOLVING
                                                                                  CREDIT       GOLD LOAN
NAME OF INITIAL FINANCIER AND                                                   COMMITMENTS   COMMITMENTS
LENDING OFFICE                               DETAILS FOR NOTICES                   (US$)        (OUNCES)
------------------------------   -------------------------------------------   ------------   -----------
                                 Attn: Debbie Tkalcec, Loan Administration /
                                 Natalie Baker, Relationship Manager
                                 Email: debbie.tkalcec@cba.com.au /
                                 bakerna@cba.com.au

MACQUARIE BANK LIMITED           CREDIT:                                       US$4,385,522      42,108
(ABN 46 008 583 542)             Risk Management Division
Sydney                           Level 4, No. 1 Martin Place
                                 Sydney NSW 2000
                                 Fax: +612 8232 4437
                                 Attn: Andrew Grove, Senior Manager
                                 Email: andrew.grove@macquarie.com

                                 ADMINISTRATIVE:
                                 Metals and Energy Capital Division
                                 Level 1, No. 1 Martin Place
                                 Sydney NSW 2000
                                 Fax: +612 8232 3590
                                 Attn: Maureen Connolly /
                                 Roslyn Sutherland, Manager
                                 Email: maureen.connolly@macquarie.com/
                                 roslyn.sutherland@macquarie.com

NATIONAL AUSTRALIA BANK          CREDIT:                                       US$3,510,101      33,684
LIMITED                          Level 33, 500 Bourke Street
(ABN 12 004 044 937)             Melbourne VIC 3000
Melbourne                        Fax: +613 8641 5060
                                 Attn: Stephen Motteram, Manager, Project
                                 Finance
                                 Email: stephen_motteram@national.com.au

                                 ADMINISTRATIVE:
                                 Level 33, 500 Bourke Street
                                 Melbourne VIC 3000
                                 Fax: +613 8641 0560 / 1300 764 759
                                 Attn: Glenn Garrett, Analyst, Project
                                 Finance / Lending Administration
                                 Email: glenn_garrett@national.com.au /
                                 helen_kosmarikas@national.com.au

NATEXIS BANQUES POPULAIRES,      CREDIT:                                       US$3,510,101      33,684
HONG KONG BRANCH                 12th Floor, CITIC Tower
Hong Kong                        1 Tim Mei Avenue
                                 Central, Hong Kong
                                 Fax: +852 2583 9801
                                 Attn: Francis Lacourte, Regional head of
                                 Commodities, Asia Pacific / Jie Sang,
                                 Deputy head, Commodities desk, Hong
                                 Kong Branch
                                 Email: Francis.lacourte@ap.nxbp.com /
                                 Jie.sang@ap.nxbp.com


(C) Mallesons Stephen Jaques   Syndicated Facilities Agreement                94
                               12 September 2005

                                                                                 REVOLVING
                                                                                  CREDIT       GOLD LOAN
NAME OF INITIAL FINANCIER AND                                                   COMMITMENTS   COMMITMENTS
LENDING OFFICE                               DETAILS FOR NOTICES                   (US$)        (OUNCES)
------------------------------   -------------------------------------------   ------------   -----------
                                 ADMINISTRATIVE:
                                 12th Floor, CITIC Tower
                                 1 Tim Mei Avenue
                                 Central, Hong Kong
                                 Fax: +852 2583 9801
                                 Attn: Vivian Yeung / Christine Chan /
                                 Jammy Yip, Loan Administration and
                                 Customer Services Department
                                 Email: Vivian.yeung@ap.nxbp.com /
                                 Christine.chan@ap.nxbp.com /
                                 jammy.yip@ap.nxbp.com

SOCIETE GENERALE                 CREDIT:                                            Nil          42,108
Paris                            Level 21, 400 George Street
                                 Sydney NSW 2000
                                 Fax: +612 9223 1779
                                 Attn: Charles Loxton, Director - Mining
                                 Finance
                                 Email: charles.loxton@.sgcib.com

                                 ADMINISTRATIVE:
                                 Level 21, 400 George Street
                                 Sydney NSW 2000
                                 Fax: +612 9279 1151 / +612 9221 4616
                                 Attn: Vince Calvi, Manager - Global
                                 Financing Operations / Paul Fraser,
                                 Director - Commodity Derivatives
                                 Email: vince.calvi@sgcib.com /
                                 paul.fraser@sgcib.com

SOCIETE GENERALE AUSTRALIA       CREDIT:                                       US$4,385,522         Nil
BRANCH                           Level 21, 400 George Street
(ABN 71 092 516 286)             Sydney NSW 2000
Sydney                           Fax: +612 9223 1779
                                 Attn: Charles Loxton, Director - Mining
                                 Finance
                                 Email: charles.loxton@sgcib.com

                                 ADMINISTRATIVE:
                                 Level 21, 400 George Street
                                 Sydney NSW 2000
                                 Fax: +612 9279 1151 / +612 9223 4181
                                 Attn: Vince Calvi, Manager - Global
                                 Financing Operations / Brendan Delaney,
                                 Treasury Operations
                                 Email: vince.calvi@sgcib.com /
                                 brendan.delaney@sgcib.com


(C) Mallesons Stephen Jaques   Syndicated Facilities Agreement                95
                               12 September 2005

                                                                                 REVOLVING
                                                                                  CREDIT       GOLD LOAN
NAME OF INITIAL FINANCIER AND                                                   COMMITMENTS   COMMITMENTS
LENDING OFFICE                               DETAILS FOR NOTICES                   (US$)        (OUNCES)
------------------------------   -------------------------------------------   ------------   -----------
WESTLB AG, SYDNEY BRANCH         CREDIT:                                       US$4,385,522      42,108
(ABN 70 076 070 039)             Level 29, 60 Margaret Street
Sydney                           Sydney NSW 2000
                                 Fax: +612 9777 8028
                                 Attn: Horst Kleinecke, Director / Karin
                                 Kobelentz, Director
                                 Email: horst_kleinecke@westlb.com.au /
                                 karin_kobelentz@westlb.com.au

                                 ADMINISTRATIVE:
                                 Level 29, 60 Margaret Street
                                 Sydney NSW 2000
                                 Fax: +612 9777 8030
                                 Attn: Joe Champion, Associate Director /
                                 Rosetta Pelle, Executive
                                 Email: joe_champion@westlb.com.au /
                                 rosetta_pelle@westlb.com.au

WESTPAC BANKING                  CREDIT:                                       US$3,510,101      33,684
CORPORATION                      Level 8, 255 Elizabeth Street
(ABN 33 007 457 141)             Sydney NSW 2000
(ABN 33 007 457 141)             Fax: +612 9284 8999
Sydney                           Attn: Nick Martin, Associate Director,
                                 Project & Structured Debt
                                 Email: nickmartin@westpac.com.au

                                 ADMINISTRATIVE:
                                 Level 3, 255 Elizabeth Street
                                 Sydney NSW 2000
                                 Fax: +612 9284 8022
                                 Attn: Svetlana Kolar, Deal Administrator
                                 Email: skolar@westpac.com.au


(C) Mallesons Stephen Jaques   Syndicated Facilities Agreement                96
                               12 September 2005

Syndicated Facilities Agreement

Schedule 2 - Conditions precedent

(a) (CORPORATE AUTHORISATIONS) A copy, certified by an Authorised Representative of the Borrower, of:

     (i)  the constitution of the Borrower;

     (ii) extract of minutes of meeting of the board of directors of the Borrower approving the transaction in principle and appointing a committee of its members to finalise the Transaction Documents and authorise the entering into of the Transaction Documents by the Borrower;

     (iii) extract of minutes of meeting of a committee of the board of directors of the Borrower approving the transaction and the Transaction Documents and authorising the entering into of the Transaction Documents by the Borrower and performing its obligations thereunder;

     (iv) the power of attorney under which the relevant Transaction Documents are executed on behalf of the Borrower; and

     (v) a specimen of the signatures of the Authorised Representatives of the Borrower.

(b) (TRANSACTION DOCUMENTS) The Transaction Documents duly executed, together with all necessary forms duly signed to enable registration of any Transaction Document where required.

(c) (INSURANCE) Evidence, in the form of a report from Marsh Ltd:

     (i) that the Borrower's insurance policies relating to the Project Assets are in place; and

     (ii) that the Security Trustee on behalf of the Beneficiaries (as defined in the Security Trust Deed) is noted as an insured party under material Project insurance policies.

(d) (TECHNICAL) A satisfactory technical report from the Independent Engineer in relation to its review of the Project, the Flotation Plant Expansion Project and the Life of Mine Plan.

(e)  (MODEL) The Base Case.

(f) (STAMP DUTY) Evidence of payment of, or provision for, stamp duty in relation to the Transaction Documents or payment to the Facility Agent of the stamp duty due.

(g) (LEGAL OPINIONS) A satisfactory legal opinion as to the Transaction Documents from:


(C) Mallesons Stephen Jaques   Syndicated Facilities Agreement                97
                               12 September 2005

     (i)  the Facility Agent's counsel (as to Australian and English law); and

     (ii) Borrower's counsel (as to the laws of PNG),

     in each case allowing reliance by PRI insurers,

(h)  (HEDGING) Copy of Hedging Policy.

(i) (DEFAULT) A certificate from an Authorised Representative of the Borrower that no Event of Default or Potential Event of Default has occurred and is subsisting.

(j) (PRI) Evidence that PRI satisfactory to the Financiers is available for the drawings under the Facilities and that the policy has been effected.

(k) (MINIMUM LIQUIDITY) Evidence that the Facility Agent is satisfied that at the first Drawdown Date the Liquidity Level of the Borrower is at least US$15,000,000.

(l) (MANAGEMENT TRANSITION PLAN) A copy, certified by an Authorised Representative of the Borrower, of the Management Transition Plan approved by the board in January 2005.

(m) (PNG AUTHORISATIONS) A certificate from an Authorised Representative of the Borrower confirming (a) the key PNG government Authorisations required for the Project are in place and attaching updated copies of same and (b) that no other government Authorisation is required in respect of the Project where failure to maintain such authorisation would have a Material Adverse Effect.

(n) (FEES AND EXPENSES) Evidence of payment or provision for payment to occur on the first Drawdown Date of all fees, PRI premia and expenses then due and payable by the Borrower to the Financiers under the Transaction Documents.

(o) (NOTICES OF CHARGE/MORTGAGE OF ACCOUNT) A notice of charge/mortgage of account for each mortgaged account under the following security documents:

     (i)  Lihir Gold Offshore Charge;

     (ii) Lihir Gold Mortgage of Bullion Account.

(p) (CERTIFICATE OF AUTHORISED REPRESENTATIVE) An original certificate, signed by a director of the Borrower, confirming the appointment of a person as an Authorised Representative, including a certification as to the correctness of the signature of each person appointed as an Authorised Representative.

(q) (SEARCHES RELATING TO SECURITY DOCUMENTS) Evidence that no Security Interest (other than a Permitted Security Interest) exists in respect of any property the subject of any Security Document.

(r) (NON-FINANCIER HEDGE SCHEDULE) A copy, certified by an Authorised Representative of the Borrower, of the Non-Financier Hedge Schedule.


(C) Mallesons Stephen Jaques   Syndicated Facilities Agreement                98
                               12 September 2005

Syndicated Facilities Agreement

Schedule 3 - Part 1 Drawdown Notice RCF
Advance

                                 DRAWDOWN NOTICE

                               LIHIR GOLD LIMITED

To: [__________] (as agent for the Financiers)

Attention:

                  SYNDICATED FACILITY AGREEMENT - RCF ADVANCE

We refer to the Syndicated Facility Agreement dated [__________] 2005 (the "FACILITY AGREEMENT") between the Borrower, [__________]. Terms used in this Drawdown Notice which are defined in the Facility Agreement have, unless the context otherwise requires, the same meanings as in the Facility Agreement.

1. The Borrower gives you irrevocable notice that it wishes to draw an Advance as follows:

     (a)  Drawdown Date: _______________________________________________________

     (b)  Amount: ______________________________________________________________

     (c)  Interest Period: _____________________________________________________

2. The Borrower requests that the proceeds of the RCF Advance be remitted to [insert bank and account details].

3. The Borrower confirms that no Event of Default or Potential Event of Default has occurred and is continuing and the provision of the RCF Advance will not result in the occurrence of an Event of Default or a Potential Event of Default.

Dated _______________

For and on behalf of LIHIR GOLD     )
LIMITED by its Authorised           )
Representative:                     )   ________________________________________
                                        Name (printed):


(C) Mallesons Stephen Jaques   Syndicated Facilities Agreement                99
                               12 September 2005

Schedule 3 - Part 2 Drawdown Notice Gold Advance

                                 DRAWDOWN NOTICE

                                LIHIR GOLD LIMITED

To: [__________] (as agent for the Financiers)

Attention:

                  SYNDICATED FACILITY AGREEMENT - GOLD ADVANCE

We refer to the Syndicated Facility Agreement dated [__________] 2005 (the "FACILITY AGREEMENT") between the Borrower, [__________]. Terms used in this Drawdown Notice which are defined in the Facility Agreement have, unless the context otherwise requires, the same meanings as in the Facility Agreement.

1. The Borrower gives you irrevocable notice that it wishes to draw the Gold Advance as follows:

     (a)  Drawdown Date: _______________________________________________________

     (b)  Quantity of Gold: 480,000 Ounces.

     (c)  Interest Period: _____________________________________________________

2. The Borrower requests that the quantity of Gold comprising the Gold Advance is to be delivered to the Unallocated Bullion Account.

3. The Borrower confirms that no Event of Default or Potential Event of Default has occurred and is continuing and the provision of the Gold Advance will not result in the occurrence of an Event of Default or a Potential Event of Default.

Dated _______________

For and on behalf of LIHIR GOLD     )
LIMITED by its Authorised           )
Representative:                     )   ________________________________________
                                        Name (printed):


(C) Mallesons Stephen Jaques   Syndicated Facilities Agreement               100
                               12 September 2005

Schedule 4 - Notice of varying Interest Period

                               LIHIR GOLD LIMITED

To:

(as agent for the Financiers)

Attention:

          SYNDICATED FACILITY AGREEMENT - VARIATION OF INTEREST PERIOD

We refer to the Syndicated Facility Agreement dated [__________] 2005 (the "FACILITY AGREEMENT") between Lihir Gold Limited, [__________]. Terms used in this notice that are defined in the Facility Agreement have the same meanings as in the Facility Agreement.

The Borrower gives you irrevocable notice that it wishes to vary the Interest Period for each Advance set out below as from its next Interest Payment Date:

Advance                                 New Interest Period
(US$)


For and on behalf of                )
LIHIR GOLD LIMITED by its           )   ----------------------------------------
Authorised Representative:          )   Signature of Authorised Representative

                                        ----------------------------------------
                                        Name


(C) Mallesons Stephen Jaques   Syndicated Facilities Agreement               101
                               12 September 2005

Schedule 5 - Substitution Certificate

Relating to the Syndicated Facility Agreement dated __________ 2005 (the "FACILITY AGREEMENT") between Lihir Gold Limited (the "BORROWER"), the financial institutions listed in schedule 1 ("Details of Financiers") thereto and [__________] (the "FACILITY AGENT")

BETWEEN:

(1)  [__________] ACN [__________]
     (the "RETIRING FINANCIER");

(2)  [__________] ACN [__________]
     (the "NEW FINANCIER"); and

(3) The Facility Agent, for itself and for each other party to the Facility Agreement (except for the Retiring Financier and the New Financier).

THE PARTIES AGREE AND DECLARE AS FOLLOWS:

1    INTERPRETATION

1.1  DEFINITIONS

     In this certificate, unless the context otherwise requires:

     SHARE means:

     (b)  in respect of the Revolving Credit Facility:

          (i) in respect of the Retiring Financier, the proportion which its RCF Commitment, as reduced by the Substituted Commitment, bears to the Total RCF Commitment; and

          (ii) in respect of the New Financier, the proportion which its Commitment (if any), as increased by the Substituted Commitment, bears to the Total RCF Commitment.

     (c)  in respect of the Gold Facility:

          (i) in respect of the Retiring Financier, the proportion which its Gold Commitment, as reduced by the Substituted Commitment, bears to the Total Gold Commitment; and

          (ii) in respect of the New Financier, the proportion which its Commitment (if any), as increased by the Substituted Commitment, bears to the Total Gold Commitment.


(C) Mallesons Stephen Jaques   Syndicated Facilities Agreement               102
                               12 September 2005

     SUBSTITUTED COMMITMENT means, the amount specified as the Substituted Commitment in the column for that Facility in the schedule to this certificate;

     SUBSTITUTED PARTICIPATION means the Substituted Commitment and the portion of the applicable Principal Outstanding that is referable to the Substituted Commitment, as specified in the schedule to this certificate; and

     SUBSTITUTION means, in respect of any part of the Substituted Commitment, the time when that part of the drawn RCF Commitment or Gold Commitment, as the case may be, of the Retiring Financier the subject of that part of the Substituted Commitment is satisfied in accordance with clause 2 ("Substitution") of this agreement.

     SUBSTITUTION DATE means [SPECIFY DATE].

1.2  GENERAL INTERPRETATION

     Terms defined in the Facility Agreement have the same meaning when used in this certificate unless they are otherwise defined in this certificate. Clause 1.2 ("Rules for interpreting this document") of the Facility Agreement applies as if incorporated in this certificate.

2    SUBSTITUTION

2.1  RCF ADVANCES

     On the Substitution Date:

     (a) the Substitute Financier agrees to pay to the Facility Agent for the account of the Borrower; and

     (b) the Borrower agrees to pay to the Facility Agent for the account of the Retiring Financier,

     the amount owing by the Borrower to the Retiring Financier in respect of that part of the drawn RCF Commitment of the Retiring Financier the subject of that part of the Substituted Commitment represented by RCF Advances. The Borrower and the Facility Agent irrevocably direct the New Financier to pay on behalf of the Borrower directly to the Retiring Financier the amount due to be paid by the New Financier under this clause.

     The payment by the Substitute Financier on behalf of the Borrower to the Retiring Financier constitutes satisfaction of the Borrower's obligation under clause 2.1(b) ("RCF Advances") and to repay that part of the drawn RCF Commitment of the Retiring Financier the subject of that part of the Substituted Commitment represented by RCF Advances.

     The Substitution in respect of RCF Advances will take place at the time the New Financier makes that payment to the Retiring Financier.

     By making the payment referred to in this clause, the New Financier will be taken to have advanced that part of each RCF Advance the subject of the Substituted Commitment previously advanced by the Retiring Financier.


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                               12 September 2005

2.2  GOLD ADVANCE

     On the Substitution Date:

     (a) the Substitute Financier agrees to deliver to the Facility Agent for the account of the Borrower; and

     (b) the Borrower agrees to delivery to the Facility Agent for the account of the Retiring Financier,

     the quantity of Gold owing by the Borrower to the Retiring Financier in respect of that part of the drawn Gold Commitment of the Retiring Financier the subject of that part of the Substituted Commitment represented by the Gold Advance. The Borrower and the Facility Agent irrevocably direct the New Financier to deliver on behalf of the Borrower directly to the Retiring Financier the quantity of Gold due to be paid by the New Financier under this clause.

     The delivery of Gold by the Substitute Financier on behalf of the Borrower to the Retiring Financier constitutes satisfaction of the Borrower's obligation under clause 2.2(b) ("Gold Advance") and to re-deliver that part of the drawn Gold Commitment of the Retiring Financier the subject of that part of the Substituted Commitment represented by the Gold Advance.

     The Substitution in respect of the Gold Advance will take place at the time the New Financier makes that delivery of Gold to the Retiring Financier.

     By making the delivery of Gold referred to in this clause, the New Financier will be taken to have advanced that part of the Gold Advance the subject of the Substituted Commitment previously advanced by the Retiring Financier.

3    RIGHTS AND OBLIGATIONS OF PARTIES

3.1  SUBSTITUTION

     With effect on and from the Substitution Date:

     (a) no party to the Transaction Documents has any further obligation to the Retiring Financier in relation to that part of the Substituted Commitment applicable to that Substitution;

     (b) the Facility Agent for itself and for each other party to the Facility Agreement other than the Retiring Financier acknowledges that the Retiring Financier has no further obligations in respect of any of them in relation to that part of the Substituted Commitment applicable to that Substitution;

     (c) the Facility Agent for itself and each other party to the Facility Agreement other than the Retiring Financier grants to the New Financier rights which are identical to the rights which the Retiring Financier had in respect of that part of the Substituted Commitment applicable to that Substitution; and


(C) Mallesons Stephen Jaques   Syndicated Facilities Agreement               104
                               12 September 2005

     (d) the New Financier assumes obligations towards each of the parties to the Transaction Documents which are identical to the obligations which the Retiring Financier was required to perform in respect of that part of the Substituted Commitment applicable to that Substitution prior to the acknowledgment set out in clause 3.1(b) ("Substitution").

3.2  "IDENTICAL" RIGHTS AND OBLIGATIONS

     In clauses 3.1(c) and 3.1(d) ("Substitution"), a reference to "identical" rights or obligations is a reference to rights or obligations substantially identical in character to those rights or obligations rather than identical as to the person entitled to them or obliged to perform them.

3.3  EFFECT OF SUBSTITUTION

     With effect on and from the Substitution Date:

     (a) the New Financier is taken to be a party to the Facility Agreement and to each other Transaction Document to which the Retiring Financier is a party;

     (b) a reference in the Transaction Documents to "Financier" includes a reference to the New Financier;

     (c) in respect of the RCF Facility, the New Financier is taken to have a RCF Commitment equal to [[ALTERNATIVE 1 - IF ALL OBLIGATIONS OF THE RETIRING FINANCIER ARE TO BE SUBSTITUTED] the RCF Commitment of the Retiring Financier] [[ALTERNATIVE 2 - IF ONLY PART OF THE OBLIGATIONS OF THE RETIRING FINANCIER ARE TO BE SUBSTITUTED AND A US$ AMOUNT IS TO BE SPECIFIED] US$[_____]] [[ALTERNATIVE 3 - IF ONLY PART OF THE OBLIGATIONS OF THE RETIRING FINANCIER ARE TO BE SUBSTITUTED AND A % IS TO BE SPECIFIED] [_____]% of the RCF Commitment of the Retiring Financier prior to the Substitution];

     (d) in respect of the Gold Facility, the New Financier is taken to have a Gold Commitment equal to [[ALTERNATIVE 1 - IF ALL OBLIGATIONS OF THE RETIRING FINANCIER ARE TO BE SUBSTITUTED] the Gold Commitment of the Retiring Financier] [[ALTERNATIVE 2 - IF ONLY PART OF THE OBLIGATIONS OF THE RETIRING FINANCIER ARE TO BE SUBSTITUTED AND A QUANTITY OF GOLD IN OUNCES IS TO BE SPECIFIED] [_____] Ounces of Gold] [[ALTERNATIVE 3
          - IF ONLY PART OF THE OBLIGATIONS OF THE RETIRING FINANCIER ARE TO BE SUBSTITUTED AND A % IS TO BE SPECIFIED] [_____]% of the Gold Commitment of the Retiring Financier prior to the Substitution];

     (e) the New Financier is taken to have a drawn RCF Commitment or Gold Commitment, as the case may be, equal to that part of the drawn RCF Commitment or Gold Commitment, as the case may be, of the Retiring Financier the subject of the Substituted Commitment;

     [IF ONLY PART OF THE OBLIGATIONS OF THE RETIRING FINANCIER ARE TO BE SUBSTITUTED]


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

     (f) the Retiring Financier is taken to have a RCF Commitment or Gold Commitment, as the case may be, equal to its RCF Commitment or Gold Commitment, as the case may be, immediately before the execution of this agreement less the RCF Commitment or Gold Commitment, as the case may be, of the New Financier.

3.4  ACCRUED RIGHTS AND OBLIGATIONS

     Despite anything contained in this agreement the Facility Agent, the Retiring Financier and all other parties to the Facility Agreement remain entitled to and bound by their respective rights and obligations in respect of any part of the Substituted Commitment which have accrued up to and including Substitution Date applicable to that part of the Substituted Commitment (including, without limitation, accrued interest and amounts in the nature of interest and fees due in respect of that part of the Substituted Commitment up to the Substitution) and any of their other rights and obligations under the Transaction Documents. The expression "Financier" in the Transaction Documents includes a Retiring Financier who remains entitled to any amount under this clause 3.4 ("Accrued rights and obligations").

4    CONFIRMATION BY NEW FINANCIER

     The New Financier confirms that:

     (a) it has received a copy of the Facility Agreement and each other Transaction Document together with any other documents and information which it requires in connection with this transaction; and

     (b) it has not relied and will not rely on the Retiring Financier or the Facility Agent to check or enquire on its behalf into the legality, validity, effectiveness, adequacy, accuracy or completeness of any of those documents or that information.

5    PAYMENTS AND DELIVERIES

     With effect on and from the Substitution Date, the Facility Agent shall make all payments of money or deliveries of Gold, as the case may be, which are due to be made under the Facility Agreement in relation to the Substituted Participation to the New Financier without having any further responsibility to the Retiring Financier in respect of the same. Accordingly, the Retiring Financier and the New Financier shall make, directly to each other, whatever payments of money or deliveries of Gold, as the case may be, and adjustments they agree with respect to the principal, accrued interest, fees, costs and other amounts of money or quantities of Gold which have accrued by reference to the Substituted Participation which accrue before the Substitution.

6    NOTICES

     For the purposes of clause 20 of the Facility Agreement ("Notices"), the address of the New Financier is the address set out below, or another address


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     of which the New Financier may from time to time give notice to each other party to the Facility Agreement:

     NEW FINANCIER: ___________________________________
     Attention:     ___________________________________
     Title:         ___________________________________
     Address:       ___________________________________
     Facsimile:     ___________________________________
     Telephone:     ___________________________________

7    GOVERNING LAW

     This certificate is governed by the laws in force in New South Wales, Australia.

8    GENERAL

     Clauses 1.2 ("Rules for interpreting this document"), 1.3 ("Headings") and
     1.4 ("Business Day") of the Facility Agreement apply to this certificate as if they were fully set out in this agreement.

     NB: For avoidance of doubt, a political risk insurer will become a New Financier only to the extent of insurance payments under a PRI and at no time is a political risk insurer obliged to make drawings available if there is any Undrawn Commitment at the time (whether under the Revolving Credit Facility or the Gold Facility).

     SCHEDULE TO SUBSTITUTION CERTIFICATE

                                                  US$     OUNCES
                                                -------   ------
     1    Retiring Financier's Commitment
          before the Substitution Date:

     2    Substituted Commitment:

     3    Commitment retained by Retiring
          Financier:

     4    Amount of money or quantity of Gold
          Retiring Financier's Share of
          the Principal Outstanding before
          the Substitution Date:

     5    New Financier's Share of the
          Principal Outstanding:

     6    Share of Principal Outstanding
          retained by Retiring Financier


(C) Mallesons Stephen Jaques   Syndicated Facilities Agreement               107
                               12 September 2005

[EXECUTION CLAUSES FOR SUBSTITUTION CERTIFICATE]

DATED ____________ 20[__].

THE RETIRING FINANCIER:

SIGNED for and on behalf of         )
[NAME OF RETIRING FINANCIER]        )
by its duly appointed               )
attorney in the presence of:        )
                                    )
                                    )
----------------------------------- )   ----------------------------------------
Signature of witness                )   Attorney
                                    )   Name (printed):
----------------------------------- )                   ------------------------
Name of witness (block letters)     )   Date of Power:
                                    )                  -------------------------
                                    )   Date of Signing:
                                    )                    -----------------------


THE NEW FINANCIER:

SIGNED for and on behalf of         )
[NAME OF NEW FINANCIER] by its      )
duly appointed attorney in the      )
presence of:                        )
                                    )
                                    )
----------------------------------- )   ----------------------------------------
Signature of witness                )   Attorney
                                    )   Name (printed):
----------------------------------- )                  -------------------------
Name of witness (block letters)     )   Date of Power:
                                    )                  -------------------------
                                    )   Date of Signing:
                                    )                    -----------------------

COUNTERSIGNED BY THE FACILITY
AGENT for itself and each
other party to the Loan
Agreement (except the Retiring
Financier and the New Financier):


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                               12 September 2005

SIGNED for and on behalf of         )
[NAME OF FACILITY AGENT] by         )
its duly appointed attorney in      )
the presence of:                    )
                                    )
                                    )
----------------------------------- )   ----------------------------------------
Signature of witness                )   Attorney
                                    )   Name (printed):
----------------------------------- )                  -------------------------
Name of witness (block letters)     )   Date of Power:
                                    )                  -------------------------
                                    )   Date of Signing:
                                    )                    -----------------------


(C) Mallesons Stephen Jaques   Syndicated Facilities Agreement               109
                               12 September 2005

Syndicated Facilities Agreement

Schedule 6 - Loan Life Cover Ratio

A calculation using the following formula:

            DCF
     LLCR = ---
             DP

where

LLCR = Loan Life Cover Ratio

DCF = the aggregate of the present value of:

(i) the item described in paragraph (a) of the definition of Project Cashflow less the item described in paragraph (c) of the definition of Project Cashflow, for the period from the relevant Calculation Date until 30 June 2013, as determined by reference to the Borrower's latest Base Case (as varied by the latest LMP settled in accordance with clause 10.2(b) ("Base Case")) discounted back to 1 January or 1 July of the Year, as the case may be, using I as the discount rate; and

(ii) the credit balance in the Off-shore Accounts as at the relevant Calculation Date; and

(iii) the value of Authorised Investments made out of the Off-shore Accounts as at the relevant Calculation Date; and

(iv) the quantity of Gold in the Unallocated Bullion Account multiplied by the London Gold Price as at the relevant Calculation Date.

     DP   = Finance Debt outstanding calculated in US Dollars as at the relevant Calculation Date, where the Gold Outstandings is to be valued at the Current Dollar Value as at that Calculation Date.

     I    = the interest rate as determined by reference to the Borrower's latest Base Case (as varied by the latest LMP settled in accordance with clause 10.2(b) ("Base Case")), expressed as a percentage (inclusive of the PRI premium and Margin applicable to that Calculation Date).

     Year = the calendar year in which the relevant calculation is being made.


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                               12 September 2005

Syndicated Facilities Agreement

Signing page

DATED: 13 September 2005

BORROWER

SIGNED by                           )

------------------------------------)
as attorney for LIHIR GOLD          )
LIMITED under power of              )
attorney dated 8 September          )
2005 in the presence of:            )
                                    )
                                    )
/s/ Arlene Colquhoun                )   /s/ Paul Fulton
----------------------------------- )   ----------------------------------------
Signature of witness                )   By executing this agreement the
                                    )   attorney states that the attorney
ARLENE COLQUHOUN                    )   has received no notice of
Name of witness (block letters)     )   revocation of the power of attorney


FACILITY AGENT AND SECURITY TRUSTEE

SIGNED by                           )
ERWIN ELSTERMANN                    )
as attorney for ABN AMRO            )
AUSTRALIA LIMITED under power       )
of attorney dated 12 September      )
2005 in the presence of:            )
                                    )
                                    )
/s/ Charles Dowsett                 )   /s/ Erwin Elstermann
----------------------------------- )   ----------------------------------------
Signature of witness                )   By executing this agreement the
                                    )   attorney states that the attorney
CHARLES DOWSETT                     )   has received no notice of
Name of witness (block letters)     )   revocation of the power of attorney


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                               12 September 2005

ARRANGER AND INITIAL FINANCIER

SIGNED by                           )
ERWIN ELSTERMANN                    )
as attorney for ABN AMRO BANK       )
N.V. under power of attorney        )
dated 12 September 2005 in the      )
presence of:                        )
                                    )
                                    )
/s/ Charles Dowsett                 )   /s/ Erwin Elstermann
----------------------------------- )   ----------------------------------------
Signature of witness                )   By executing this agreement the
                                    )   attorney states that the attorney
CHARLES DOWSETT                     )   has received no notice of
Name of witness (block letters)     )   revocation of the power of attorney


INITIAL FINANCIERS

SIGNED by                           )
ROHAN MENON                         )
as attorney for AUSTRALIA AND       )
NEW ZEALAND BANKING GROUP           )
LIMITED under power of              )
attorney dated 18 November 2002     )
in the presence of:                 )
                                    )
                                    )
/s/ Daniel Ota                      )   /s/ Rohan Menon
----------------------------------- )   ----------------------------------------
Signature of witness                )   By executing this agreement the
                                    )   attorney states that the attorney
DANIEL OTA                          )   has received no notice of
Name of witness (block letters)     )   revocation of the power of attorney


SIGNED by                           )
YUEN-YEE CHO                        )
as attorney for BAYERISCHE          )
HYPO- UND VEREINSBANK AG,           )
SINGAPORE BRANCH under power        )
of attorney dated 9 September 2005  )
in the presence of:                 )
                                    )
                                    )
/s/ Gavin R. Skene                  )   /s/ Yuen-Yee Cho
----------------------------------- )   ----------------------------------------
Signature of witness                )   By executing this agreement the
                                    )   attorney states that the attorney has
GAVIN R. SKENE                      )   received no notice of revocation of the
Name of witness (block letters)     )   power of attorney


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                               12 September 2005

SIGNED by                           )
BRUCE SPENCER                       )
and                                 )
PREMA BALAKRISHNAN                  )
as attorneys for BNP PARIBAS,       )
SINGAPORE BRANCH under power of     )
attorney dated 12 September 2005    )
in the presence of:                 )   /s/ Bruce Spencer
                                    )   ----------------------------------------
                                    )
                                    )
/s/ Gavin R. Skene                  )   /s/ Prema Balakrishnan
----------------------------------- )   ----------------------------------------
Signature of witness                )   By executing this agreement each
                                    )   attorney states that they have received
GAVIN R. SKENE                      )   no notice of revocation of the power of
Name of witness (block letters)     )   attorney


SIGNED by                           )
YUEN-YEE CHO                        )
as attorney for BANK OF WESTERN     )
AUSTRALIA LTD under power of        )
attorney dated 12 September 2005    )
in the presence of:                 )
                                    )
                                    )
/s/ Gavin R. Skene                  )   /s/ Yuen-Yee Cho
----------------------------------- )   ----------------------------------------
Signature of witness                )   By executing this agreement the
                                    )   attorney states that the attorney has
GAVIN R. SKENE                      )   received no notice of revocation of the
Name of witness (block letters)     )   power of attorney


SIGNED by                           )
SCOTT SPEEDIE                       )
as attorney for COMMONWEALTH BANK   )
OF AUSTRALIA under power of         )
attorney dated 3 December 2003      )
in the presence of:                 )
                                    )
                                    )
/s/ Gavin R. Skene                  )   /s/ Scott Speedie
----------------------------------- )   ----------------------------------------
Signature of witness                )   By executing this agreement the
                                    )   attorney states that the attorney has
GAVIN R. SKENE                      )   received no notice of revocation of the
Name of witness (block letters)     )   power of attorney


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                               12 September 2005

SIGNED by                           )
KATIE CHOI                          )
and                                 )   /s/ Katie Choi
ROBERT MCROBBIE                     )   ----------------------------------------
as attorneys for MACQUARIE BANK     )   Katie Choi
LIMITED under power of attorney     )   Associate Director
dated 9 MAY 2005                    )
in the presence of:                 )
                                    )   /s/ Robert McRobbie
                                    )   ----------------------------------------
/s/ Richard Crookes                 )   Robert McRobbie
----------------------------------- )   Senior Lawyer
Signature of witness                )
                                    )   By executing this agreement each
RICHARD CROOKES                     )   attorney states that they have received
ASSOCIATE DIRECTOR                  )   no notice of revocation of the power of
Name of witness (block letters)     )   attorney


SIGNED by                           )
STEPHEN MOTTERAM                    )
as attorney for NATIONAL AUSTRALIA  )
BANK LIMITED under power of         )
attorney dated 28 February 1991 AS  )
AMENDED On 18 JUNE 1998             )
in the presence of:                 )
                                    )
                                    )
/s/ Illegible                       )   /s/ Stephen Motteram
----------------------------------- )   ----------------------------------------
Signature of witness                )   By executing this agreement the attorney
                                    )   states that the attorney has received no
(Illegible)                         )   notice of revocation of the power of
Name of witness (block letters)     )   attorney


SIGNED by                           )
YUEN-YEE CHO                        )
as attorney for NATEXIS BANQUES     )
POPULAIRES, HONG KONG BRANCH under  )
power of attorney dated             )
12 September 2005 in the presence   )
of:                                 )
                                    )
                                    )
/s/ Gavin R. Skene                  )   /s/ Yuen-Yee Cho
----------------------------------- )   ----------------------------------------
Signature of witness                )   By executing this agreement the attorney
                                    )   states that the attorney has received no
GAVIN R. SKENE                      )   notice of revocation of the power of
Name of witness (block letters)     )   attorney


(C) Mallesons Stephen Jaques   Syndicated Facilities Agreement               114
                               12 September 2005

SIGNED by                           )
YUEN-YEE CHO                        )
as attorneys for SOCIETE GENERALE   )
under power of attorney dated       )
8 September 2005 in the presence    )
of:                                 )
                                    )
                                    )
/s/ Gavin R. Skene                  )   /s/ Yuen-Yee Cho
----------------------------------- )   ----------------------------------------
Signature of witness                )   By executing this agreement each
                                    )   attorney states that they have received
GAVIN R. SKENE                      )   no notice of revocation of their
Name of witness (block letters)     )   respective powers of attorney


SIGNED BY                           )
DAVID ROBERTS                       )
as attorneys for SOCIETE GENERALE,  )
AUSTRALIA BRANCH under power of     )
attorney dated 12 September 2005 in )
the presence of:                    )
                                    )   /s/ David Roberts
                                    )   ----------------------------------------
/s/ Gavin R. Skene                  )   DAVID ROBERTS
----------------------------------- )
Signature of witness                )   By executing this agreement each
                                    )   attorney states that they have received
GAVIN R. SKENE                      )   no notice of revocation of their
Name of witness (block letters)     )   respective powers of attorney


SIGNED by                           )
YUEN-YEE CHO                        )
as attorneys for WESTLB AG, SYDNEY  )
BRANCH under power of attorney      )
dated 9 September 2005              )
in the presence of:                 )
                                    )
                                    )
/s/ Gavin R. Skene                  )   /s/ Yuen-Yee Cho
----------------------------------- )   ----------------------------------------
Signature of witness                )   By executing this agreement each
                                    )   attorney states that they have received
GAVIN R. SKENE                      )   no notice of revocation of their
Name of witness (block letters)     )   respective powers of attorney


(C) Mallesons Stephen Jaques   Syndicated Facilities Agreement               115
                               12 September 2005

SIGNED by                           )
NICHOLAS MARTIN                     )
as attorney for WESTPAC BANKING     )
CORPORATION under power of attorney )
dated 17 January 2001               )
in the presence of:                 )
                                    )   /s/ Nicholas Martin
                                    )   ----------------------------------------
/s/ Gavin R. Skene                  )
----------------------------------- )   NICHOLAS MARTIN TIER 3 ATTORNEY
Signature of witness                )   By executing this agreement the attorney
                                    )   states that the attorney has received no
GAVIN R. SKENE                      )   notice of revocation of the power of
Name of witness (block letters)     )   attorney


(C) Mallesons Stephen Jaques   Syndicated Facilities Agreement               116
                               12 September 2005